PROSPECTUS SUPPLEMENT
(To Prospectus dated November 24, 1998)

                                  $276,408,252
                                  (Approximate)
                   Structured Asset Mortgage Investments Inc.
                                     Seller
               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 1998-12
                                     Issuer
                          CENDANT MORTGAGE CORPORATION
                                 Master Servicer
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-12

     The Seller will form Structured Asset Mortgage Investments Trust 1998-12 (the "Issuer" or the "Trust"), and the Trust will issue the Certificates which will represent the entire beneficial interest in the Trust. The assets of the Trust will consist primarily of fixed-rate mortgage loans secured by first liens on one- to four-family residential properties. Cash flow from the mortgage loans and certain other proceeds from the mortgage loans will pay the classes of Certificates. Only the Certificates identified below are offered hereby.

     Capitalized terms used herein are defined where indicated in the Index of Principal Definitions.

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-14 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 18 OF THE PROSPECTUS BEFORE PURCHASING ANY CERTIFICATES. In addition, if you are purchasing a class that has a component that pays only principal, you should consider the risk that a slower than anticipated rate of principal payments on the applicable mortgage loans will result in an actual yield that is lower than you anticipate. If you are purchasing a class that pays only interest, or has components that pay only interest, you should consider the risk that a faster than anticipated rate of principal payments on the applicable mortgage loans will result in a yield that is lower than you anticipate and a rapid rate of such payments could result in a failure to fully recover your initial investment.

     The Certificates are obligations only of the Trust. Neither the Certificates nor the mortgage loans are insured or guaranteed by any person. Distributions on the Certificates will be payable solely from the assets transferred to the Trust for the benefit of Certificateholders.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                       _________________________________

$  11,195,000         6.00%         Class A-1 Certificates       $  4,396,800    6.75%   Class A-9 Certificates
$  20,107,000         6.05%         Class A-2 Certificates       $174,190,725     (2)    Class X Certificates(2)
$  55,214,000         6.20%         Class A-3 Certificates       $         50    6.75%   Class R-I Certificates
$ 107,562,000         6.00%         Class A-4 Certificates       $         50    6.75%   Class R-II Certificates
$  51,798,320          (1)          Class A-5 Certificates(1)    $  5,291,400    6.75%   Class B-1 Certificates(3)
$   2,071,932          (1)          Class A-6 Certificates(1)    $  2,645,700    6.75%   Class B-2 Certificates(3)
$  11,259,000    Adjustable Rate    Class A-7 Certificates       $  1,114,000    6.75%   Class B-3 Certificates(3)
$   3,753,000    Adjustable Rate    Class A-8 Certificates

______________________

(1) Composed of four components, two of which pay only interest and one of which pays only principal.
(2) Notional amount. This class pays only interest, calculated on a notional amount which is not paid, at a variable rate described under "Summary of Terms--The Certificates--Offered Certificates" herein.
(3)  This class is a subordinate certificate.

     Bear, Stearns & Co. Inc. (the "Underwriter") will offer the Certificates set forth above, subject to certain conditions, from time to time in negotiated transactions at varying prices to be determined at the time of sale. See "Method of Distribution" herein.

     The Underwriter will deliver to purchasers the Class R-I and Class R-II Certificates in physical form, and the remaining Certificates set forth above in book-entry form through The Depository Trust Company, in each case on or about December 31, 1998.

                            BEAR, STEARNS & CO. INC.
                    ________________________________________

           The date of this Prospectus Supplement is December 28, 1998

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     The Issuer provides information to you about the Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your Certificates and (b) this Prospectus Supplement, which describes the specific terms of your Certificates.

     If the terms of your Certificates vary between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information in this Prospectus Supplement.

     The Issuer includes cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Tables of Contents provide the pages on which these captions are located.

     The Issuer may have filed preliminary information regarding the Trust's assets and the Certificates with the SEC. If so, the information contained in this document supersedes all of that preliminary information, which was prepared by the Underwriter for prospective investors.

     Statements contained herein which do not relate to historic or current information may be deemed to contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "1933 Act"). Actual results could differ materially from those contained in such statements as a result of the matters set forth under "Summary of Terms-Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" and elsewhere in this Prospectus Supplement.

     The Seller's principal offices are located at 245 Park Avenue, New York, New York 10167 and its telephone number is (212) 272-2000.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Caption                                                                     Page
-------                                                                     ----

SUMMARY OF TERMS.............................................................S-4
RISK FACTORS................................................................S-14
    Geographic Concentration................................................S-14
    Special Risks for Specific Classes......................................S-14
    Other Risks.............................................................S-15
DESCRIPTION OF THE MORTGAGE LOANS...........................................S-16
THE MASTER SERVICER.........................................................S-16
    General.................................................................S-16
    Cendant Mortgage Corporation............................................S-16
    CMC's Underwriting Standards............................................S-19
DESCRIPTION OF THE CERTIFICATES.............................................S-19
    General.................................................................S-19
    Book-Entry Registration.................................................S-20
    Available Funds.........................................................S-20
    Distributions on the Certificates.......................................S-21
    Interest Distributions..................................................S-23
    Determination of LIBOR..................................................S-25
    Principal Distributions.................................................S-25
    Allocation of Losses; Subordination.....................................S-29
    Subordination...........................................................S-30
YIELD AND PREPAYMENT CONSIDERATIONS.........................................S-31
    General.................................................................S-31
    Assumed Final Distribution Date.........................................S-34
    Weighted Average Lives..................................................S-34
    Prepayment Model........................................................S-35
    Pricing Assumptions.....................................................S-35
    Decrement Tables........................................................S-35
    Adjustable Rate Certificate Yield Considerations........................S-40
    Class X Certificate, Super Senior and Senior Support
    Certificate Yield Considerations........................................S-41
THE POOLING AND SERVICING AGREEMENT.........................................S-42
    General.................................................................S-42
    Voting Rights...........................................................S-42
    Assignment of Mortgage Loans............................................S-42
    Representations and Warranties..........................................S-43
    Collection and Other Servicing Procedures...............................S-44
    Hazard Insurance........................................................S-45
    Realization Upon Defaulted Mortgage Loans;
    Purchases of Defaulted Mortgage Loans...................................S-46
    Servicing Compensation and Payment of Expenses
     .......................................................................S-46
    Protected Account.......................................................S-46
    Certificate Account.....................................................S-47
    Certain Matters Regarding the Master Servicer
     .......................................................................S-48
    Events of Default.......................................................S-49
    Monthly Advances........................................................S-50
    Reports to Certificateholders...........................................S-50
    Termination.............................................................S-50
    The Trustee.............................................................S-50
    Year 2000 Issue.........................................................S-50
FEDERAL INCOME TAX CONSIDERATIONS...........................................S-51
ERISA CONSIDERATIONS........................................................S-52
LEGAL INVESTMENT............................................................S-53
RESTRICTIONS ON PURCHASE AND TRANSFER
OF THE RESIDUAL CERTIFICATES................................................S-53
METHOD OF DISTRIBUTION......................................................S-54
LEGAL MATTERS...............................................................S-54
RATING......................................................................S-54
INDEX OF PRINCIPAL DEFINITIONS..............................................S-56

Schedule A - Certain Characteristics of the Mortgage
    Loans....................................................................A-1
Schedule B - Planned Principal Amounts and
    Targeted Principal Amounts...............................................B-1

                                   PROSPECTUS

Caption                                                                    Page
-------                                                                    ----
Prospectus Supplement.........................................................2
Available Information.........................................................2
Incorporation of Certain Documents By Reference...............................3
Reports to Securityholders....................................................3
Summary of Terms..............................................................4
Risk Factors.................................................................18
The Trust Fund...............................................................20
     The Mortgage Loans - General............................................21
     Single Family and Cooperative Loans.....................................23
     Multi-family Loans......................................................24
     Contracts...............................................................24
     Agency Securities.......................................................25
     Private Mortgage-Backed Securities......................................29
     U.S. Government Securities..............................................31
     FASITs..................................................................31
     Substitution of Mortgage Assets.........................................31
Use of Proceeds..............................................................31
The Seller...................................................................31
The Mortgage Loans...........................................................32
     Underwriting Standards..................................................32
     Qualifications of Lenders...............................................33
     Representations by Lenders; Repurchases.................................33
     Optional Purchase of Defaulted Loans....................................34
Description of the Securities................................................35
     General.................................................................35
     Distributions on Securities.............................................36
     Advances................................................................38
     Reports to Securityholders..............................................38
     Book-Entry Registration.................................................39
Exchangeable Securities......................................................43
     General.................................................................43
     Exchanges...............................................................43
     Procedures and Exchange Proportions.....................................46
Credit Enhancement...........................................................47
     General.................................................................47
     Subordination...........................................................47
     Pool Insurance Policies.................................................48
     Special Hazard Insurance Policies.......................................49
     Bankruptcy Bonds........................................................50
     FHA Insurance; VA Guarantees............................................50
     FHA Insurance on Multi-family Loans.....................................52
     Reserve and Other Accounts..............................................52
     Other Insurance, Guarantees and Similar Instruments
         or Agreements.......................................................53
     Cross Support...........................................................53
Yield and Prepayment Considerations..........................................53
Administration...............................................................55
     Assignment of Mortgage Assets...........................................55
     Payments on Mortgage Loans; Deposits to
         Accounts............................................................56
     Sub-Servicing by Lenders................................................58
     Collection Procedures...................................................59
     Hazard Insurance........................................................60
     Realization Upon Defaulted Mortgage Loans...............................61
     Servicing and Other Compensation and Payment
         of Expenses.........................................................62
     Evidence as to Compliance...............................................63
     Certain Matters Regarding the Master Servicer
         and the Seller......................................................63
     Events of Default; Rights Upon Event of
         Default.............................................................64

Caption                                                                    Page
-------                                                                    ----
     The Trustee.............................................................66
     Duties of the Trustee...................................................66
     Resignation of Trustee..................................................67
     Amendment...............................................................67
     Termination; Optional Termination.......................................67
Legal Aspects of the Mortgage Loans..........................................68
     General.................................................................68
     Foreclosure/Repossession................................................71
     Rights of Redemption....................................................73
     Anti-Deficiency Legislation and Other
         Limitations on Lenders..............................................73
     Due-on-Sale Clauses.....................................................75
     Prepayment Charges......................................................75
     Applicability of Usury Laws.............................................75
     Soldiers' and Sailors' Civil Relief Act.................................75
     Product Liability and Related Litigation................................76
     Environmental Considerations............................................76
Federal Income Tax Consequences..............................................77
     General.................................................................77
     REMIC and FASIT Elections...............................................77
     REMIC Securities........................................................77
     Tiered REMIC Structures.................................................78
     REMIC Regular Securities................................................79
     Tax Treatment of Yield Supplement
         Agreements..........................................................85
     REMIC Residual Certificates.............................................85
     Transfers of REMIC Residual Certificates................................87
     Deductibility of Trust Fund Expenses....................................89
     Foreign Investors in REMIC Securities...................................90
     Backup Withholding on REMIC Securities..................................91
     REMIC Administrative Matters............................................91
     FASIT Securities........................................................91
     Qualification as a FASIT................................................92
     Tiered FASIT Structures.................................................93
     FASIT Regular Securities................................................93
     Tax Treatment of Yield Supplement
         Agreements..........................................................94
     FASIT Ownership Certificate.............................................94
     Grantor Trusts..........................................................96
     Tax Characterization of the Trust as a
         Partnership.........................................................99
     Tax Consequences to Holders of Debt
         Securities Issued by a Partnership.................................100
     Tax Consequences to Holders of Notes Issued
         by a Partnership...................................................101
     Tax Consequences to Holders of Certificates
         Issued by a Partnership............................................102
     Taxation of Classes of Exchangeable
         Securities.........................................................105
     Callable Classes.......................................................107
State Tax Consequences......................................................107
ERISA Considerations........................................................107
Legal Investment............................................................112
     SMMEA..................................................................112
     FFIEC Policy Statement.................................................112
     Generally..............................................................113
Method of Distribution......................................................114
Legal Matters...............................................................114
Financial Information.......................................................114
Rating......................................................................115
Glossary....................................................................116

                                SUMMARY OF TERMS


     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION APPEARING IN GREATER DETAIL ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. TO UNDERSTAND THE OFFERING, YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS SUPPLEMENT AND PROSPECTUS. YOU CAN FIND THE LOCATION OF THE MEANING ASSIGNED TO CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS SUMMARY IN THE INDEX OF PRINCIPAL DEFINITIONS HEREIN.



ISSUER.............................. Structured Asset Mortgage Investments Trust
                                        1998-12 (also called the "Trust").

SELLER.............................. SAMI (formerly known as Bear Stearns
                                        Mortgage Securities Inc.). See
                                        "Structured Asset Mortgage Investments
                                        Inc." in the Prospectus.

MASTER SERVICER..................... Cendant Mortgage Corporation ("CMC" or the
                                        "Master Servicer").

TRUSTEE............................. Norwest Bank Minnesota, National
                                        Association.

CUT-OFF DATE........................ December 1, 1998.

CLOSING DATE........................ On or about December 31, 1998.

THE CERTIFICATES
  TITLE............................. Mortgage Pass-Through Certificates, Series
                                        1998-12 (the "Certificates"). The Trust
                                        will issue the Certificates pursuant to
                                        a Pooling and Servicing Agreement to be
                                        dated as of the Cut-off Date (the
                                        "Agreement"), among SAMI, the Master
                                        Servicer and the Trustee.

  OFFERED CERTIFICATES.............. The Classes of Certificates in the
                                        approximate principal or notional
                                        amounts set forth, and bearing interest, if applicable, at the rates set forth on the cover page hereto and as follows:

                                     o  the Class A-7 Certificates bear
                                            interest at a pass-through rate
                                            equal to 6.13125% per annum for the
                                            first Distribution Date, and
                                            thereafter at an adjustable
                                            pass-through rate equal to 0.85% per
                                            annum plus LIBOR, subject to a
                                            minimum rate of 0.85% per annum and
                                            a maximum rate equal to 9.00% per
                                            annum;

                                     o   the Class A-8 Certificates bear
                                            interest at a pass-through rate
                                            equal to 8.60625% per annum for the
                                            first Distribution Date, and
                                            thereafter at an adjustable
                                            pass-through rate equal to (x)
                                            24.45% per annum minus (y) 3 times
                                            LIBOR, subject to a minimum rate of
                                            0.00% per annum and a maximum rate
                                            equal to 24.45% per annum; and

                                     o  the Class X Certificates bear interest
                                            on their notional amount (equal to
                                            the aggregate Scheduled Principal
                                            Balance of the Mortgage Loans with
                                            Net Rates equal to or greater than
                                            6.75% per annum) at a variable
                                            pass-through rate equal to
                                            approximately 41.14% of the weighted
                                            average of the excess of (a) the Net
                                            Rates on each such Mortgage Loan
                                            over (b) 6.75% per annum. The
                                            initial notional amount for the
                                            Class X Certificates is
                                            approximately $174,190,725 and the
                                            pass-through rate for the initial
                                            interest accrual period is
                                            approximately 0.1432% per annum.

  COMPONENT CERTIFICATES............ The Class A-5 and Class A-6 Certificates
                                        will be "Component Certificates"
                                        comprised of multiple payment components which you cannot separate ("Components") having the following designations, initial principal ornotional amounts and pass-through rates:

                                           Initial Notional or   Pass-through
                                     Class  Principal Amount         Rate           Component Name
                                     -----  ----------------         ----           --------------

                                    A-5      $ 19,018,568(1)        6.75%           Class A-5-I
                                                                                    Component
                                    A-5      $ 48,337,500           6.75%           Class A-5-II
                                                                                    Component
                                    A-5      $  3,460,820            (2)            Class A-5-III
                                                                                    Component
                                    A-5      $174,190,725(1)         (3)            Class A-5-IV
                                                                                    Component
                                    A-6      $    760,743(1)        6.75%           Class A-6-I
                                                                                    Component
                                    A-6      $  1,933,500           6.75%           Class A-6-II
                                                                                    Component
                                    A-6      $    138,432            (2)            Class A-6-III
                                                                                    Component
                                    A-6      $174,190,725(1)         (3)            Class A-6-IV
                                                                                    Component

                                    __________________

                                    (1) Notional amount. Calculated as
                                    described herein.

                                    (2) The Class A-5-III and Class A-6-III
                                    Components will be principal only
                                    components and will bear no interest.

                                     (3) The Class A-5-IV and Class A-6-IV
                                    Components will bear interest on their
                                    notional amounts at a rate equal to a
                                    specified portion of the weighted
                                    average of the excess of (i) the Net
                                    Rates of the Non-Discount Mortgage Loans over (ii) 6.75% per annum.

OTHER CERTIFICATES                   The Trust also will issue the following
                                        Classes of "Other Certificates," in the
                                        indicated approximate original principal amounts and bearing the indicated rates of interest, which will provide credit support to the Offered Certificates, but which are not offered by this Prospectus
                                        Supplement:


                                     Class B-4 Certificates   $835,500     6.75%
                                     Class B-5 Certificates   $557,000     6.75%
                                     Class B-6 Certificates   $696,288     6.75%

                                     The information contained herein with
                                        respect to the Other Certificates is
                                        provided only to permit you to better
                                        understand the Offered Certificates.

 OTHER DESIGNATIONS

  CERTIFICATES...................... Offered Certificates and Other
                                        Certificates.

  SENIOR CERTIFICATES............... The Class A-1, Class A-2, Class A-3, Class
                                        A-4, Class A-5, Class A-6, Class A-7,
                                        Class A-8, Class A-9, Class X, Class R-I and Class R-II Certificates.

  SUBORDINATE CERTIFICATES.......... The Class B-1, Class B-2, Class B-3, Class
                                        B-4, Class B-5 and Class B-6
                                        Certificates.

  OFFERED SUBORDINATE CERTIFICATES.. The Class B-1, Class B-2 and Class B-3
                                        Certificates.

  SENIOR P&I CERTIFICATES........... All Senior Certificates (other than the
                                        Interest Only Certificates and the IO
                                        Components and PO Components).

  PAC CERTIFICATES.................. The Class A-1, Class A-2 and Class A-3
                                        Certificates.

  TAC CERTIFICATES.................. The Class A-4, Class A-7 and Class A-8
                                        Certificates and the TAC Accrual
                                        Components.

  SUPER SENIOR CERTIFICATES......... The Class A-5 Certificates.

  SENIOR SUPPORT CERTIFICATES        The Class A-6 Certificates.

  ADJUSTABLE RATE CERTIFICATES...... The Class A-7 and Class A-8 Certificates.

  ACCRUAL CERTIFICATES.............. The Class A-9 Certificates and the TAC
                                        Accrual Components.

  INTEREST ONLY CERTIFICATES........ The Class X Certificates and the IO
                                        Components.

  IO COMPONENTS..................... The Class A-5-I, Class A-5-IV, Class A-6-I
                                        and Class A-6-IV Components.

  SCHEDULED IO COMPONENTS........... The Class A-5-I and Class A-6-I Components.

  WAC IO COMPONENTS................. The Class A-5-IV and Class A-6-IV
                                        Components.

  TAC ACCRUAL COMPONENTS............ The Class A-5-II and Class A-6-II
                                        Components.

  PO COMPONENTS..................... The Class A-5-III and Class A-6-III
                                        Components.

  REGULAR CERTIFICATES.............. All Classes of Certificates other than the
                                        Residual Certificates.

  RESIDUAL CERTIFICATES............. The Class R-I and Class R-II Certificates.

  PHYSICAL CERTIFICATES............. The Residual Certificates and the Other
                                        Certificates.

  BOOK-ENTRY CERTIFICATES........... All Certificates other than the Physical
                                        Certificates.

  DENOMINATIONS..................... Senior Certificates (other than the
                                        Residual Classes ), $1,000 and
                                        increments of $1.00 in excess thereof;
                                        Class R-I and Class R-II, each a single
                                        Certificate of $50; and Offered
                                        Subordinate Certificates, $25,000 and
                                        increments of $1.00 in excess thereof.

  REGISTRATION...................... Each investor in a Class of Book-Entry
                                        Certificates will hold beneficial
                                        interests in such Certificates through
                                        DTC. Each Class of Residual Certificates will be issued in certificated fully-registered form.

  DISTRIBUTION DATES................ The 25th day of each month, or if such day is not a Business Day, then the next
                                        succeeding Business Day, beginning in
                                        January 1999 (each, a "Distribution
                                        Date").

  RECORD DATE....................... With respect to each Distribution Date, the close of business on the last Business
                                        Day of the month preceding the month in
                                        which the related Distribution Date
                                        occurs.

  INTEREST ACCRUAL PERIOD........... With respect to each Distribution Date, the calendar month preceding the month in
                                        which the Distribution Date occurs,
                                        beginning in December 1998.

THE MORTGAGE POOL................... Primarily conventional, first lien, fixed-rate mortgage loans secured by
                                        one- to four-family residences, units in planned unit developments ("PUDs") and individual condominium units located primarily in California.

                                     The Mortgage Loans consist of Mortgage
                                        Loans with original terms to maturity of 20 to 30 years.

                                     All of the Mortgage Loans with
                                        Loan-to-Value Ratios in excess of 80%
                                        have primary mortgage insurance.

                                     The Issuer has set forth below certain
                                        information regarding the Mortgage Loans and the related Mortgaged Properties as of the Cut-off Date. All such information is provided on an approximate basis. The assumptions made and the bases of the calculations are set forth together with the more detailed statistical information relating to the Mortgage Loans in Schedule A which is attached hereto and is a part of this Prospectus Supplement. You should also refer to "Description of the Mortgage Loans" herein.

Number of Mortgage Loans................................    883
Aggregate
  Scheduled Principal Balance...........................    $278,497,041
Minimum Scheduled Principal Balance.....................    $    35,600
Maximum Scheduled Principal Balance.....................    $   879,330
Average Scheduled Principal Balance.....................    $   315,399
Minimum Mortgage Rate...................................    5.875% per annum
Maximum Mortgage Rate...................................    8.625% per annum
Weighted Average Mortgage Rate..........................    7.084% per annum
Weighted Average Net Rate...............................    6.881% per annum
Minimum Remaining Term
  to Stated Maturity....................................    231 months
Maximum Remaining Term
  to Stated Maturity....................................    360 months
Weighted Average Remaining
  Term to Stated Maturity...............................    355 months
Weighted Average Original
  Loan-to-Value Ratio...................................    77.34%
Location of Mortgaged Property..........................
  California............................................    38.95%
  Other.................................................    61.05%


DISTRIBUTIONS ON THE CERTIFICATES... GENERAL. The Issuer will make distributions with respect to each Class of
                                        Certificates primarily from certain
                                        collections and other recoveries on the
                                        Mortgage Loans. On each Distribution
                                        Date with respect to either payments of
                                        interest or principal: (i) the Senior
                                        Certificates will be entitled to receive all amounts distributable to them for such Distribution Date before any distributions are made to the
                                        Subordinate Certificates on such date,
                                        and (ii) the Subordinate Certificates
                                        will be entitled to receive all amounts
                                        distributable to them for such
                                        Distribution Date before any
                                        distributions are made on such date to
                                        any Class of Subordinate Certificates
                                        with a higher numerical class
                                        designation.

                                     The Master Servicer will collect monthly
                                        payments of principal and interest on
                                        the Mortgage Loans. After retaining fees due to it and amounts that reimburse it for reimbursable expenses and advances, the Master Servicer will forward all such collections, together with any advances that it makes for delinquent mortgage payments, to the Trustee. The aggregate amount of such monthly collections and advances is described under the heading "Description of the Certificates--Available Funds" in this Prospectus Supplement.

                                     Distributions to Certificateholders will be
                                        made from the available distribution
                                        amount generally as follows:

              __________________________________________________________________
                                             Step 1
               Distribution of interest to the Senior Certificates entitled to interest (other than the Accrual Certificates)
              __________________________________________________________________


              __________________________________________________________________
                                             Step 2
               Distribution of interest accrued on the Accrual Certificates to certain other Classes and Components(1)
              __________________________________________________________________


              __________________________________________________________________
                                             Step 3
                    Distribution of principal to the Senior P&I Certificates
              __________________________________________________________________


              __________________________________________________________________
                                             Step 4
                               Distribution of principal to the
                                      PO Components (2)
              __________________________________________________________________


              __________________________________________________________________
                                             Step 5
                       Distribution of certain deferred amounts to the PO
                                         Components (3)
              __________________________________________________________________


              __________________________________________________________________
                                             Step 6
                    Distribution to the Offered Subordinate Certificates
                                           as follows:

                      o  Interest to the Class B-1 Certificates
                      o  Principal to the Class B-1 Certificates
                      o  Interest to the Class B-2 Certificates
                      o  Principal to the Class B-2 Certificates
                      o  Interest to the Class B-3 Certificates
                      o  Principal to the Class B-3 Certificates
              __________________________________________________________________


              __________________________________________________________________
                                             Step 7
               Distribution of interest and principal to the Other Certificates
              __________________________________________________________________


              __________________________________________________________________
                                             Step 8
                     Distribution of any remaining funds to the Class R-II
                                        Certificates (4)
              __________________________________________________________________

     _____________

              (1) The Issuer will not pay interest on the Accrual Certificates until the Cross-Over Date. Their principal amount will be increased by the amount of such interest not paid.

                                     (2) The PO Components receive only a
                                        certain portion of the principal
                                        received in respect of each Mortgage
                                        Loan that has a Net Rate of less than
                                        6.75%, as described in "Description of
                                        the Certificates--Principal
                                        Distributions."
                                     (3) Subject to limitations described under
                                        "Description of the
                                        Certificates--Allocation of Losses;
                                        Subordination."
                                     (4) It is very unlikely that any
                                        distributions will be made to the Class
                                        R-II Certificates under Step 8.



                                     As a Certificateholder, you will generally
                                        be entitled to receive on each
                                        Distribution Date interest on the
                                        Certificates of each Class you hold, or, in the case of the Component
                                        Certificates, interest on the Components of such Certificates (other than the PO Components), which will accrue during the preceding Interest Accrual Period, in an amount equal to:

                                     o  1/12th

                                        multiplied by

                                     o  the pass-through rate for such Class or
                                        Component set forth herein

                                        multiplied by

                                     o  the Current Principal Amount or Notional
                                        Amount of such Class or Component
                                        immediately prior to such Distribution
                                        Date.

                                     You will also be entitled to receive any
                                        previously accrued and unpaid interest
                                        on such Classes and Components.

                                     Interest distributions may be reduced by
                                        shortfalls of interest incurred on the
                                        Mortgage Loans. Certain interest
                                        shortfalls will be made up by
                                        compensating interest payments made by
                                        the Master Servicer from its master
                                        servicing fees. See "The Pooling and
                                        Servicing Agreement-- Servicing
                                        Compensation and Payment of Expenses."
                                        Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

                                     The PO Components are principal only
                                        Components and will not bear interest.
                                        Until the Cross-Over Date, interest on
                                        the Accrual Certificates will accrue, be added to the principal balance of such Class or Component and be used to pay principal on certain other classes.

                                     Principaldistributions on Certificates
                                        entitled to principal distributions will be allocated among the various classes of Certificates as more fully described under "Description of the
                                        Certificates--Distributions on the
                                        Certificates" in the Prospectus
                                        Supplement. Not all Classes or
                                        Components of Offered Certificates will
                                        receive principal on each Distribution
                                        Date.

CREDIT ENHANCEMENT --
     GENERAL........................ The Subordinate Certificates will provide credit enhancement for the Senior
                                        Certificates. Each Class of Subordinate
                                        Certificates with a higher numerical
                                        Class designation will provide credit
                                        enhancement for each Class of
                                        Subordinate Certificates with a lower
                                        numerical Class designation.

CREDIT ENHANCEMENT --
        SUBORDINATION; ALLOCATION
        OF LOSSES................... The Issuer will make distributions to
                                        Senior Certificates prior to
                                        distributions to the Subordinate
                                        Certificates and as among the
                                        Subordinate Certificates, to such
                                        Classes in numerical order.

                                     So long as the Subordinate Certificates are
                                        outstanding, the Issuer will allocate
                                        losses first to the Subordinate
                                        Certificates, in reverse numerical order beginning with the Class with the highest numerical designation, before allocating them to the Senior
                                        Certificates. A loss is allocated to a
                                        Certificate by reducing its principal
                                        balance by the amount of the loss.
                                        Losses occur if:

                                     o  the Trust cannot dispose of a Mortgaged
                                        Property upon liquidation for an amount
                                        at least equal to the total amount owed
                                        by the Mortgagor plus expenses of
                                        liquidation and any unreimbursed
                                        advances; or

                                     o  the Mortgagor's monthly payments are
                                        reduced or the principal balance of the
                                        Mortgage Loan is reduced following a
                                        bankruptcy proceeding or default
                                        modification.

                                     If no Subordinate Certificates remain
                                        outstanding, losses will be allocated
                                        among the Senior Certificates in
                                        proportion to their remaining principal
                                        balances.

                                     Any losses allocated to the Super Senior
                                        Certificates will be borne by the Senior
                                        Support Certificates, until the Current
                                        Principal Amount thereof has been
                                        reduced to zero.

                                     A  portion of losses on each Mortgage Loan
                                        having a Net Rate of less than 6.75%
                                        that are allocated to the Senior
                                        Certificates will be allocated first to
                                        the PO Components in an amount based on
                                        the percentage of each such Mortgage
                                        Loan represented by the PO Components.
                                        The remainder of such losses will be
                                        allocated as described above.

                                     Such subordination will increase the
                                        likelihood of timely receipt by the
                                        holders of the Certificates with higher
                                        relative payment priority of the maximum amount to which they are entitled on any Distribution Date and will provide such holders protection against losses resulting from defaults on Mortgage Loans to the extent described herein. See "Description of the
                                        Certificates-Distributions on the
                                        Certificates," "--Allocation of Losses;
                                        Subordination" and "-Subordination"
                                        herein.

                                     As of the Closing Date, the aggregate
                                        Current Principal Amounts of the
                                        Subordinate Certificates and of the
                                        Other Certificates, which are part of
                                        the Subordinate Certificates, will equal approximately 4.00% and 0.75%, respectively, of the aggregate Current Principal Amounts of all the Classes of Certificates.

                                     In addition, to extend the period during
                                        which the Subordinate Certificates
                                        remain available as credit enhancement
                                        to the Senior Certificates, the Issuer
                                        will allocate the entire amount of any
                                        prepayments and certain other
                                        unscheduled recoveries of principal with respect to the Mortgage Loans to the Senior Certificates to the extent described herein during the first five years after the Cut-off Date (with such allocation being subject to reduction over an additional five year period thereafter as described herein). This will accelerate the amortization of the Senior Certificates as a whole while, in the absence of losses in respect of the Mortgage Loans, increasing the percentage interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Certificates. See "Description of the
                                        Certificates-Distributions on the
                                        Certificates" and "-Subordination"
                                        herein.

MONTHLY ADVANCES.................... The Master Servicer will be obligated to advance delinquent scheduled payments of principal and interest on the Mortgage Loans under certain circumstances. See "The Pooling and Servicing
                                        Agreement-Monthly Advances" herein.

YIELD AND PREPAYMENT
        CONSIDERATIONS.............. The yield to maturity of each Class of
                                        Certificates will be affected by the
                                        following:

                                     o  the amount and timing of principal
                                        payments on the Mortgage Loans, o the
                                        allocation of Available Funds to such
                                        Class of Certificates,

                                     o  the applicable Pass-Through Rate for
                                        such Class of Certificates,

                                     o  the purchase price paid for such Class
                                        of Certificates, and

                                     o  losses and net interest shortfalls
                                        allocated to such Class of Certificates.

                                     The interaction of the foregoing factors
                                        may have different effects on the
                                        various Classes of Certificates and the
                                        effects on any Class may vary at
                                        different times during the life of such
                                        Class. No one can currently determine
                                        the actual rate of prepayments on the
                                        Mortgage Loans, the amount and timing of losses or net interest shortfalls or the yield to maturity of any Certificates. You are urged to consider your own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Certificates to your investment objectives. You should carefully review the discussion under "Yield and Prepayment
                                        Considerations" herein and in the
                                        Prospectus.

LIQUIDITY........................... There is currently no secondary market for the Certificates, and you cannot be
                                        assured that one will develop. Bear,
                                        Stearns & Co. Inc. intends to establish
                                        a market in the Offered Certificates,
                                        but it is not obligated to do so. Even
                                        if such a market is established, it may
                                        not continue. Each Certificateholder
                                        will receive monthly reports pertaining
                                        to the Certificates as described under
                                        "Administration-- Reports to
                                        Certificateholders" in the Prospectus.
                                        There are a limited number of sources
                                        which provide certain information about
                                        mortgage pass-through certificates in
                                        the secondary market, and they may not
                                        provide information about the
                                        Certificates. Investors should consider
                                        the effect of limited information on the liquidity of the Certificates.


ASSUMED FINAL
     DISTRIBUTION DATE.............. February 25, 2029. It is likely that the actual final Distribution Date will
                                        occur earlier due to prepayments or the
                                        exercise of the optional termination
                                        right described below. See "Yield and
                                        Prepayment Considerations--Assumed Final
                                        Distribution Date" herein.

OPTIONAL TERMINATION................ SAMI or its designee may repurchase from the Trust all of the Mortgage Loans at
                                        the purchase price set forth in the
                                        Agreement when the Scheduled Principal
                                        Balance of the Mortgage Loans is less
                                        than 10% of their Scheduled Principal
                                        Balance on the Cut-off Date. Any such
                                        repurchase will result in the retirement of the Certificates. The Trust may also be terminated and the Certificates retired if SAMI determines, based upon an opinion of counsel, that the REMIC status of any REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. See "The Pooling and Servicing Agreement-Termination" herein.

FEDERAL INCOME TAX                   Separate elections will be made to treat
        CONSEQUENCES................    the Mortgage Loans and certain other
                                        assets owned by the Trust as real estate mortgage investment conduits ("REMICs") for federal income tax purposes, creating a tiered-REMIC structure. The
                                        Certificates (other than the Residual
                                        Certificates) are the regular interests
                                        in, and generally represent ownership of debt instruments in, a REMIC.

                                     The Class R-I and Class R-II Certificates
                                        will each be the residual interest in a
                                        REMIC. The Residual Certificates may
                                        constitute "noneconomic" residual
                                        interests for purposes of the REMIC
                                        Regulations. Transfers of the Residual
                                        Certificates will be restricted in a
                                        manner designed to prevent a transfer of a noneconomic residual interest from being disregarded under the REMIC Regulations. See "Federal Income Tax Consequences--Special Tax Considerations
                                        Applicable to Residual Certificates"
                                        herein and "Federal Income Tax
                                        Consequences--REMIC Residual
                                        Certificates" in the Prospectus. The
                                        Residual Certificateholders may be
                                        required to report an amount of taxable
                                        income with respect to the early years
                                        of the related REMIC's term that
                                        significantly exceeds distributions on
                                        the Residual Certificates during such
                                        years, with corresponding tax deductions or losses deferred until the later years of the related REMIC's term.
                                        Accordingly, on a present value basis,
                                        the tax detriments occurring in the
                                        earlier years may substantially exceed
                                        the sum of any tax benefits in the later years. As a result, the Residual Certificateholders' after-tax rate of return may be zero or negative, even if their pre-tax rate of return is positive.

                                     See "Federal Income Tax Considerations"
                                        herein and "Federal Income Tax
                                        Consequences" in the Prospectus and
                                        "Restrictions on Purchase and Transfer
                                        of the Residual Certificates" herein for further information regarding the federal income tax consequences of investing in these Certificates.

ERISA CONSIDERATIONS................ Subject to the conditions and considerations set forth under "ERISA
                                        Considerations" herein and in the
                                        Prospectus, the Senior Certificates
                                        (other than the Senior Support
                                        Certificates) may be purchased by
                                        pension, profit-sharing or other
                                        employee benefit plans as well as
                                        individual retirement accounts and
                                        certain types of Keogh Plans.

                                     The Senior Support Certificates and
                                        Subordinate Certificates generally may
                                        be purchased only if a prohibited
                                        transaction class exemption issued by
                                        the U.S. Department of Labor based on
                                        the identity of the fiduciary making the decision to so acquire such Certificates is applicable as further described under "ERISA Considerations" herein.

RESTRICTIONS ON PURCHASE AND
  TRANSFER OF THE RESIDUAL
  CERTIFICATES...................... If you wish to purchase or subsequently transfer a Residual Certificate, you are required to obtain the consent of the Seller and you may not be, or transfer to, a "disqualified organization" or a person who is not a "United States person" under the Code.

RATING.............................. The Issuer will issue the Offered
                                        Certificates only if the respective
                                        Classes receive the ratings set forth
                                        below from Moody's Investors Service,
                                        Inc. ("Moody's") and Duff & Phelps
                                        Credit Rating Co. ("DCR"). Moody's and
                                        DCR are referred to herein as the
                                        "Rating Agencies."

                                                             Rating
                                                             ------
                                     Class             Moody's        DCR
                                     -----             -------        ---

                                     Class A-1           Aaa          AAA
                                     Class A-2           Aaa          AAA
                                     Class A-3           Aaa          AAA
                                     Class A-4           Aaa          AAA
                                     Class A-5           Aaa          AAA
                                     Class A-6           Aaa          AAA
                                     Class A-7           Aaa          AAA
                                     Class A-8           Aaa          AAA
                                     Class A-9           Aaa          AAA
                                     Class X             Aaa          AAA

                                                             Rating
                                                             ------
                                     Class              Moody's        DCR
                                     -----              -------        ---

                                     Class R-I             --          AAA
                                     Class R-II            --          AAA
                                     Class B-1             --          AA
                                     Class B-2             --           A
                                     Class B-3             --          BBB



                                     You should evaluate the ratings of the
                                        Offered Certificates of any Class
                                        independently from similar ratings on
                                        other types of securities. A rating is
                                        not a recommendation to buy, sell or
                                        hold securities and may be subject to
                                        revision or withdrawal at any time by
                                        the Rating Agencies. See "Rating"
                                        herein.

LEGAL INVESTMENT.................... The Senior Certificates and the Class B-1
                                        Certificates will constitute "mortgage
                                        related securities" for purposes of the
                                        Secondary Mortgage Market Enhancement
                                        Act of 1984 ("SMMEA") so long as they
                                        are rated in one of the two highest
                                        rating categories by a nationally
                                        recognized statistical rating
                                        organization. It is not anticipated that the remaining Classes of Certificates will constitute "mortgage related securities" under SMMEA.

                                     If your investment activities are subject
                                        to legal investment laws and regulations or to review by certain regulatory authorities, you should consult your own legal advisors to determine whether and to what extent there may be restrictions on your ability to invest in the Certificates. See "Legal Investment" herein and in the Prospectus.

                                  RISK FACTORS

          GEOGRAPHIC CONCENTRATION. Approximately 38.95% of the Mortgage Loans as of the Cut-off Date are secured by property in California. Property in California may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

          o economic conditions in California (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

          o declines in the California residential real estate market may reduce the values of properties located in California, which would result in an increase in the loan-to-value ratios; and

          o any increase in the market value of properties located in California would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

          SPECIAL RISKS FOR SPECIFIC CLASSES. Certain of the Certificates are subject to special risks, described as follows.

          o The PAC and TAC Certificates and the Component Certificates (to the extent of the TAC Accrual Components) will generally receive payments of principal on each distribution date in amounts determined by using the table herein entitled "Planned Principal Amounts and Targeted Principal Amounts," assuming that the rate of prepayments on the mortgage loans are within a range as described under "Description of the Certificates--Principal Distributions." However, if prepayments occur at a rate below such range, the amount of funds available for distribution of principal on such certificates may not be sufficient to reduce the principal balances thereof to the amounts set forth in such table, and as a result, the weighted average lives of the PAC and TAC Certificates and the Component Certificates (to the extent of the TAC Accrual Components) will be extended. Conversely, if prepayments occur at a rate above such range, and if the principal balance of certain classes of certificates as described under "Yield and Prepayment Considerations," are reduced to zero, the principal balances on the PAC and TAC Certificates and the Component Certificates (to the extent of the TAC Accrual Components) may be reduced below the amounts set forth in such table, and as a result, the weighted average lives of such certificates will be reduced.

          o Due to the companion nature of the Class A-9 Certificates, this certificate will likely experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

          o The Class A-7 Certificates and Class A-8 Certificates will accrue interest at an adjustable rate determined separately for each distribution date according to an index in the manner described in this prospectus supplement under "Description of the Certificates--Interest Distributions." THE INTEREST RATE ON THE CLASS A-8 CERTIFICATES WILL VARY INVERSELY WITH A MULTIPLE OF THE INDEX. Therefore, the yield to investors on the Class A-7 Certificates will be sensitive, and the Class A-8 Certificates will be extremely sensitive, to fluctuations of the index.

          o Because the Accrual Certificates are not entitled to receive any distributions of interest until the related Cross-Over Date as described herein under "Yield and Prepayment Considerations," such certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether such volatility is suitable to their investment needs.

          o The Component Certificates, to the extent of the PO Components, will receive a portion of the principal payments ONLY on the mortgage loans that have net rates lower than 6.750%. Therefore, the yield on the Component Certificates, to the extent of the PO Components, is extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net rates lower than 6.750%.

               Investors in the Component Certificates, to the extent of the PO Components, should be aware that mortgage loans with lower interest rates are less likely to be prepaid than mortgage loans with higher interest rates. If payments of principal on the mortgage loans that have net rates lower than 6.750% occur at a rate slower than an investor assumed at the time of purchase, the investor's yield will be adversely affected.

          o Investors in the Component Certificates, to the extent of the Scheduled IO Components, should be aware that the notional amount of such Components is based on the Current Principal Amounts of the PAC Certificates and the Class A-4 Certificates. If prepayments occur at a rate above the PAC Targeted Range or greater than 250% SPA, the yield to maturity on the Component Certificates, to the extent of the Scheduled IO Components, may be adversely affected.

          o If the mortgage loans that have net rates higher than 6.750% are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Component Certificates, to the extent of the WAC IO Components, and the Class X Certificates, will be adversely affected. Investors in the Component Certificates, to the extent of the WAC IO Components, and the Class X Certificates, should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net rates higher than 6.750% could result in their failure to recover their investments.

               In addition, investors in the Component Certificates, to the extent of the WAC IO Components, and the Class X Certificates, should be aware that mortgage loans with higher interest rates are more likely to be prepaid than mortgage loans with lower interest rates. Mortgage loans with higher interest rates may have higher rates of delinquency than mortgage loans with lower interest rates, which may result in losses to certificateholders.

          o Holders of the Residual Certificates are entitled to receive distributions of principal and interest as described herein. However, holders of such Certificates may have tax liabilities with respect to their Certificates during the early years of the related REMIC that substantially exceed the principal and interest payable thereon during such periods.

          OTHER RISKS. You should also review the risk factors beginning on page 18 of the Prospectus.

                        DESCRIPTION OF THE MORTGAGE LOANS

          All the Mortgage Loans will be acquired by SAMI on the date of issuance of the Certificates from Bear Stearns Mortgage Capital Corporation ("BSMCC"), an affiliate of SAMI and the Underwriter, pursuant to a Mortgage Loan Purchase Agreement dated as of December 28, 1998. BSMCC acquired the Mortgage Loans from Cendant Mortgage Corporation or its affiliates ("CMC").

          The Mortgage Loans in the aggregate (the "Mortgage Pool") will consist of approximately 883 Mortgage Loans with an aggregate outstanding principal balance as of the Cut-off Date of approximately $278,497,041. The Mortgage Loans have original terms to stated maturity of 20 to 30 years. The Mortgage Pool consists primarily of conventional first lien, fixed-rate, fully amortizing, mortgage loans secured by one- to four-family residences, units in planned unit developments ("PUDs") and individual condominium units located primarily in California. All of the Mortgage Loans as of the Cut-off Date with Loan-to-Value Ratios (as defined herein) in excess of 80% have primary mortgage insurance. All of the Mortgage Loans may be prepaid in full or in part at any time and without penalty. The Cut-off Date Scheduled Principal Balance set forth herein is subject to a permitted variance of up to 5%. As of the Cut-off Date, none of the Mortgage Loans were delinquent.

          The following paragraphs and the tables set forth in Schedule A set forth additional information with respect to the Mortgage Loans.*

          The "Net Rate" for each Mortgage Loan is the rate of interest borne by such Mortgage Loan (the "Mortgage Rate") less the Master Servicing Fee Rate. The "Pool Strip Rate" for each Mortgage Loan is the excess of the related Net Rate over 6.75% per annum.

          For any Distribution Date, the "Due Date" for a Mortgage Loan will be the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month.

          The "Scheduled Principal Balance" of a Mortgage Loan with respect to a Distribution Date is (i) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (ii) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.


                               THE MASTER SERVICER

GENERAL

          Pursuant to the Agreement, the Master Servicer will service all of the Mortgage Loans.

          The information set forth in the following paragraphs with respect to CMC has been provided by CMC. None of SAMI, BSMCC, the Underwriter, the Trustee, nor any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

CENDANT MORTGAGE CORPORATION

          On April 30, 1997, the parent of PHH Mortgage Services Corporation, PHH Corporation, announced that it had merged with HFS Incorporated pursuant to which PHH Corporation became a subsidiary of HFS Incorporated. On December 18, 1997, HFS Incorporated announced it had merged with CUC International, Inc. The new company name is Cendant Corporation ("Cendant"). Cendant's primary business segments include "travel" (hotels, rental cars, and vacation

________________________

     * The description herein and in Schedule A hereto of the Mortgage Loans is based upon estimates of the composition thereof as of the Cut-off Date, assuming that all scheduled principal payments due on or before the Cut-off Date have been received. Prior to the issuance of the certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to December 1, 1998, (ii) requirements of Moody's or DCR or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. All weighted average information reflects weighting of the Mortgage Loans by their respective Scheduled Principal Balances as of the Cut-off Date. The characteristics as of the Cut-off Date of the Mortgage Loans at the time the Certificates are issued will not, however, differ by more than 5% from the estimated information set forth herein with respect to the Mortgage Loans as presently constituted, although certain characteristics of the Mortgage Loans may vary.

time shares), "real estate" (real estate brokerage offices including Century 21, Coldwell Banker, and ERA, and mortgage services), and "membership" (access to travel, shopping, auto, dining, financial, and other services to over 73 million members worldwide). PHH Mortgage Services Corporation has since changed its name to Cendant Mortgage Corporation to show its affiliation with the new parent company.

          CMC's executive offices are located at 6000 Atrium Way, Mt. Laurel, New Jersey 08054, and its telephone number is (609) 439-6000.

          The Master Servicer will service the Mortgage Loans in accordance with the terms of the Agreement. The Master Servicer may perform any of its obligations under the Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement the Master Servicer will remain primarily liable for its servicing duties and obligations under the Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

          DELINQUENCY AND FORECLOSURE EXPERIENCE. The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by CMC as of the dates indicated. CMC's portfolio of mortgage loans may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of borrowers to make required payments.

       DELINQUENCY AND FORECLOSURE EXPERIENCE IN CMC'S PORTFOLIO OF ONE- TO FOUR-FAMILY, RESIDENTIAL MORTGAGE LOANS1

                                               As of April 30,                        As of December 31,
                             ------------------------------------------ -------------------------------------------
                                    1995                   1996                 1996                  1997
                             -------------------- --------------------- --------------------- ---------------------
                              No. of   Principal    No. of   Principal   No. of    Principal   No. of     Principal
                              Loans     Balance     Loans     Balance     Loans     Balance     Loans      Balance
                             -------- ----------- --------- ----------- ---------- ---------- ---------- ----------
Total Portfolio              135,693   $14,319     195,224   $21,681     224,622    $24,825    262,754     $29,702

Period of Delinquency2
     30-59 Days                1,640   $   184       2,115   $   231       3,334    $   344      5,082     $   526
     Percent Delinquent         1.2%      1.3%        1.1%      1.1%        1.5%       1.4%       1.9%        1.8%
     60-89 Days                  293   $    34         472   $    57         576    $    71        961     $    96
     Percent Delinquent         0.2%      0.2%        0.2%      0.3%        0.3%       0.3%       0.4%        0.3%
     90 Days or more3             99   $    28          14   $    19           0    $     0        324     $    28
     Percent Delinquent         0.1%      0.2%        0.0%      0.1%        0.0%       0.0%       0.1%        0.1%
Total Delinquencies4           2,032   $   246       2,601   $   307       3,910    $   415      6,367     $   650

Percent Total Delinquencies     1.5%      1.7%        1.3%      1.4%        1.7%       1.7%       2.4%        2.2%
Foreclosure/Bankruptcies/
     Real Estate Owned           991   $   117       1,045   $   121       1,340    $   149      2,105     $   217
Percent Foreclosure/
     Bankruptcy/REO             0.7%      0.8%        0.5%      0.6%        0.6%       0.6%       0.8%        0.7%


                                     As of September 30,
                                --------------------------
                                           1998
                                --------------------------
                                  No. of     Principal
                                   Loans      Balance
                                ------------ -------------


Total Portfolio                   342,995      $39,890

Period of Delinquency2
     30-59 Days                     8,160      $   874
     Percent Delinquent              2.4%         2.2%
     60-89 Days                     1,425      $   143
     Percent Delinquent              0.4%         0.4%
     90 Days or more3                 667      $    63
     Percent Delinquent              0.2%         0.2%
Total Delinquencies4               10,252      $ 1,081

Percent Total Delinquencies          3.0%         2.7%
Foreclosure/Bankruptcies/
     Real Estate Owned              2,568      $   248
Percent Foreclosure/
     Bankruptcy/REO                  0.8%         0.6%



_____________________
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are in millions and have been rounded to the nearest whole number.

(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.

(3) The 90 days or more period of delinquency is net of the foreclosures/bankruptcies/real estate owned category. On some occasions, these loans may fall into the current through 89 days late categories as well, however, such occurrences are rare. The Total Delinquencies category includes the Foreclosures/Bankruptcies/Real Estate Owned category.

(4)  Entries may not add up to total due to rounding.

     In reviewing the foregoing table, it should be noted that delinquency and foreclosure information as of April 30, 1995 includes 533 loans which are associated with a portfolio of non-performing loans which were acquired by CMC in a bulk servicing purchase. In addition, the increase in delinquencies, foreclosures, bankruptcies and real estate owned from December 31, 1996 to December 31, 1997 is due to an increase in FHA and VA loans in the portfolio as well as increased foreclosures on adjustable rate loans in 1997. Increases in delinquencies from December 31, 1996 to December 31, 1997 are also due to an increase in the number of FHA and VA loans in the portfolio. Bankruptcy loans amounted to 0.40% Of the 1997 loan count as compared to 0.31% Of the 1996 loan count. Foreclosure loans amounted to 0.35% Of the 1997 loan count as compared to 0.24% Of the 1996 loan count. REO loans amounted to 0.05% Of the 1997 loan count as compared to 0.06% Of the 1996 loan count. Moreover, in addition to the change in the composition of the portfolio as described above, the increase in 30-day delinquency percentages in December over April (particularly reflected in December 31, 1996 as compared to April 30, 1996) are a result of borrowers temporarily overextending themselves in other areas in connection with the holiday season and not paying their mortgages on a timely basis.

CMC'S UNDERWRITING STANDARDS

          The underwriting standards of CMC generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000, up to 80% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $750,000 and up to 60% for mortgage loans with principal balances of up to $1,000,000. In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loan and (ii) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, CMC generally applies ratios of up to 33% and 38%, respectively, of the proposed borrower's acceptable stable monthly gross income. From time to time, CMC makes loans where these ratios are exceeded. In those instances, CMC's underwriters typically look at mitigating factors such as the liquidity of the mortgagor, the stability of the real estate market where the mortgaged property is located, and local economic conditions. In addition, with respect to mortgage loans secured by owner-occupied condominium units, CMC generally will fund up to the lesser of 10 units or 50% of the total units in a project.

          CMC also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program ("Reduced Documentation Program"), no asset, no income program ("No Asset, No Income Program"), and rate term refinance limited documentation program ("Streamlined Documentation Program"). Each of these programs is designed to facilitate the loan approval process. Under the Reduced Documentation Program and the No Asset, No Income Program, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under the Reduced Documentation Program and the No Asset, No Income Program are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum Loan-to-Value Ratios under the Reduced Documentation Program and the No Asset, No Income Program are generally more restrictive than those under the standard underwriting criteria of CMC.

          Under the Streamlined Documentation Program, which is generally available only to CMC portfolio refinances having an original Loan-to-Value Ratio of 80% or less and no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any. Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a "drive-by" appraisal may be obtained in certain cases.

          From time to time, exceptions to CMC's underwriting policies may be made. Such exceptions may be made on a loan-by-loan basis at the discretion of the CMC underwriter. Exceptions may be made only after consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.


                         DESCRIPTION OF THE CERTIFICATES

          The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Agreement relating to the Certificates offered hereby.

GENERAL

          The Mortgage Pass-Through Certificates, Series 1998-12 (the "Certificates") will consist of the classes of Certificates offered hereby (the "Offered Certificates") in addition to the other classes of Certificates (the "Other Certificates"), which are not being offered hereby as described under "Summary of Terms-Other Certificates."

          The Certificates will evidence in the aggregate the entire beneficial ownership interest in the Trust. The Trust will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the account (the "Protected Account") established for the collection of payments on the Mortgage Loans serviced by the Master Servicer and in the Certificate Account (as defined below) and belonging to the Trust, (iii) property acquired by foreclosure of such Mortgage Loans or by deed in lieu of foreclosure; (iv) any applicable Primary Insurance Policies (as defined below) and standard hazard insurance policies; and (v) all proceeds of the foregoing.

          Each Class of Book-Entry Certificates will be represented initially by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC") and beneficial interests will be held by investors through the book-entry facilities of DTC in the United States or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe in minimum denominations of (i) in the case of the Senior Certificates (other than the Residual Certificates), $1,000 and increments of $1.00 in excess thereof and (ii) in the case of the Offered Subordinate Certificates, $25,000 and increments of $1.00 in excess thereof. One Certificate of each such Class may be issued in a different principal (or notional) amount to accommodate the remainder of the initial principal (or notional) amount of the Certificates of such Class. Each Class of Residual Certificates will be issued in certificated fully-registered form in a single certificate of $50.

          Distributions of principal and interest as set forth below initially will be made by the Trustee to Cede, as the registered holder of the Book-Entry Certificates, and to each holder of the Physical Certificates. Upon the issuance of Definitive Certificates (as defined in "Description of the Securities-- Book-Entry Registration" in the Prospectus) to persons other than Cede, distributions will be made by the Trustee to the persons in whose names such Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained in accordance with the provisions of the Agreement or (ii) upon timely receipt by the Trustee of written instructions from a Certificateholder holding Certificates representing an initial aggregate Current Principal Amount or Notional Amount of not less than $1,000,000, by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer, provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

          A "Business Day" is generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banking institutions in New York City, Maryland, Minnesota or New Jersey or in the jurisdiction in which the Trustee or the Master Servicer is located or obligated by law or executive order to be closed.

          The Certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the Certificates may experience limited liquidity. See "Risk Factors--Limited Liquidity" in the Prospectus.

BOOK-ENTRY REGISTRATION

          The Book-Entry Certificates will be issued in one or more certificates which equal the initial Current Principal Amount (or Notional Amount) of the Offered Certificates (other than the Physical Certificates) and will initially be registered in the name of Cede. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities account in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

          Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book- Entry Certificates will be Cede & Co. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Participants. Monthly and annual reports to the Trust provided to Cede, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC and to Participants to whose DTC accounts the Book-Entry Certificates are credited. For a description of the features of the book-entry registration system, see "Description of the Securities--Book-Entry Registration" in the Prospectus.

          DTC management is aware that some computer applications, systems, and the like for processing data (the "DTC Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that the DTC Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

          However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

          According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

          Physical Certificates and Definitive Certificates will be transferable and exchangeable on a "Certificate Register" to be maintained by the Trustee at the office or agency of the Trustee maintained for that purpose in Minneapolis, Minnesota. Physical Certificates and Definitive Certificates surrendered to the Trustee for registration or transfer or exchange must be accompanied by a written instrument or transfer in form satisfactory to the Trustee. No service charge may be made for any registration of transfer or exchange of Physical Certificates and Definitive Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency of the Trustee is currently located at Sixth and Marquette, Minneapolis, Minnesota 55479-1026. Certain representations will be required in connection with the transfer of REMIC Residual Certificates. See "Restrictions on Purchase and Transfer of the Residual Certificates."

AVAILABLE FUNDS

         Available funds for any Distribution Date ("Available Funds") will be an amount equal to the aggregate of the following with respect to the Mortgage
Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, (b) any Monthly Advances (including Certificate Account Advances, as defined under "The Pooling and Servicing Agreement--Monthly Advances" herein) and Compensating Interest Payments (as defined under "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" herein) by the Master Servicer and (c) any amount reimbursed by the Trustee in connection with losses on certain eligible investments, except:

          (i) all payments that were due on or before the Cut-off Date;

          (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

          (iii) all payments, other than Principal Prepayments, that represent early receipt of scheduled payments due on a date or dates subsequent to the related Due Date;

          (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances or Certificate Account Advances;

          (v) amounts of Monthly Advances or Certificate Account Advances determined to be nonrecoverable;

          (vi) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) through (xi) described under the caption "The Pooling and Servicing Agreement--Certificate Account" herein; and

          (vii) the amount permitted to be retained by the Master Servicer as described under "The Pooling and Servicing Agreement--Protected Account" herein.

DISTRIBUTIONS ON THE CERTIFICATES

          ALLOCATION OF AVAILABLE FUNDS. Interest and principal on the Certificates will be distributed monthly on each Distribution Date, commencing in January 1999, in an aggregate amount equal to the Available Funds for such Distribution Date.

          On each Distribution Date, the Available Funds will be distributed in the following order of priority among the Certificates except as otherwise noted:

          FIRST, to the Senior Certificates (other than the PO Components), the Accrued Certificate Interest on each such Class or Component for such Distribution Date; provided that Accrued Certificate Interest shall be paid to the Accrual Certificates only after the Cross-Over Date. As described below, Accrued Certificate Interest on each such Class or Component is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto. Any Net Interest Shortfalls shall be allocated among such Senior Certificates as described below;

          SECOND, to the Senior Certificates (other than the PO Components), any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Available Funds, any shortfall in available amounts being allocated among such Classes and Components in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class and Component for such Distribution Date;

          THIRD, to the Senior Certificates (other than the Interest Only Certificates), in reduction of the Current Principal Amounts thereof:

               (a) the Senior P&I Optimal Principal Amount and the Accrual Distribution Amounts, in the following order of priority:

                    FIRST, concurrently to the Class R-I and Class R-II Certificates, pro rata, based upon their Current Principal Amounts, until their respective Current Principal Amounts have been reduced to zero;

                    SECOND, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until the Current Principal Amounts thereof have been reduced to their respective Planned Principal Amounts;

                    THIRD, to the Class A-4 Certificates, until the Current Principal Amount thereof has been reduced to its Targeted Principal Amount;

                    FOURTH, to the Class A-5-II Component of the Class A-5 Certificates and the Class A-6-II Component of the Class A-6 Certificates, pro rata, until the Current Principal Amounts thereof have been reduced to their respective Targeted Principal Amounts;

                    FIFTH, to the Class A-7 and Class A-8 Certificates, pro rata, until the Current Principal Amounts thereof have been reduced to their respective Targeted Principal Amounts;

                    SIXTH, to the Class A-9 Certificates, until the Current Principal Amount thereof has been reduced to zero;

                    SEVENTH, to the Class A-7 and Class A-8 Certificates, pro rata, without regard to the Targeted Principal Amounts thereof, until the Current Principal Amounts thereof has been reduced to zero;

                    EIGHTH, if the Class A-4 Certificates are still outstanding, to the Class A-4 Certificates, the Class A-5-II Component of the Class A-5 Certificates and the Class A-6-II Component of the Class A-6 Certificates, pro rata, according to their outstanding Current Principal Amounts after giving effect to clauses THIRD and FOURTH above, without regard to their respective Targeted Principal Amounts, until the Current Principal Amounts thereof have been reduced to zero; otherwise, to the Class A-5-II Component of the Class A-5 Certificates and the Class A-6-II Component of the Class A-6 Certificates, pro rata, without regard to their respective Targeted Principal Amounts, until the Current Principal Amounts thereof have been reduced to zero; and

                    NINTH, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, without regard to their respective Planned Principal Amounts, until the Current Principal Amounts thereof have been reduced to zero; and

               (b) the PO Component Principal Distribution Amount for the PO Components for such Distribution Date, to the PO Components, pro rata, until the Current Principal Amounts thereof have been reduced to zero;

          FOURTH, concurrently, the PO Component Deferred Amount for such Distribution Date, to the PO Components on a pro rata basis; provided, that (i) on any Distribution Date, distributions pursuant to this priority FOURTH shall not exceed the excess, if any, of (x) the Available Funds remaining after giving effect to distributions pursuant to clauses FIRST through THIRD above over (y) the sum of the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all Classes of Subordinate Certificates then outstanding, (ii) such distributions shall not reduce the Current Principal Amount of the PO Components and (iii) no distribution will be made in respect of the PO Component Deferred Amount after the Cross-Over Date; and

          FIFTH, sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date.

          On or after the occurrence of the Cross-Over Date, all priorities relating to distributions as described above in respect of principal among the Senior Certificates (other than the PO Components) will be disregarded and an amount equal to the PO Percentage of the principal portion of scheduled or unscheduled payments received or advanced in respect of Discount Mortgage Loans will be distributed to the PO Components on a pro rata basis, and following distributions of interest pursuant to clauses FIRST and SECOND above, the Senior Optimal P&I Principal Amount will be distributed to the Senior P&I Certificates remaining pro rata, regardless of the allocation, or sequential nature, of principal payments described in priority THIRD above, based upon the then Current Principal Amounts of such Senior P&I Certificates.

          The "Cross-Over Date" is the first Distribution Date on which the Senior Percentage equals 100%.

          If, after distributions have been made pursuant to priorities FIRST and SECOND above on any Distribution Date, the remaining Available Funds are less than the sum of the Senior P&I Optimal Principal Amount and the PO Component Principal Distribution Amount for such Distribution Date, such amounts shall be proportionately reduced, and such remaining Available Funds will be distributed on the Senior Certificates (other than the Class X Certificates and the IO Components) on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the PO Components pursuant to this paragraph, the principal balance of the PO Components shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the PO Components in accordance with clause (b) of priority THIRD above and (ii) principal actually distributed to the PO Components after giving effect to this paragraph (such difference, the "PO Component Cash Shortfall"). The PO Component Cash Shortfall with respect to any Distribution Date will be added to the PO Component Deferred Amount.

          "Pro rata" distributions among Classes of Certificates or Components will be made in proportion to the then Current Principal Amount of such Classes or Components.

          On each Distribution Date, any Available Funds remaining after payment of interest and principal as described above with respect to the Certificates will be distributed to the Class R-II Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

INTEREST DISTRIBUTIONS

          Interest will accrue during the preceding Interest Accrual Period for each Class of Certificates and each Component of the Component Certificates (other than the PO Components) at its then applicable Pass-Through Rate on the Current Principal Amount or Notional Amount of such Class or Component immediately preceding such Distribution Date.

          The "Pass-Through Rates" on all classes of Certificates and Components (other than the PO Components, which are not entitled to distributions of interest, the Adjustable Rate Certificates, the Class X Certificates and the WAC IO Components) are fixed and are set forth the cover hereof or in "Summary of Terms--Offered Certificates" or "--Other Certificates. The Pass-Through Rate on the Class X Certificates, Class A-5-IV Component and Class A-6-IV Component on each Distribution Date will equal approximately 41.1400000000%, 56.5961538512% and 2.2638461488%, respectively, of the weighted average, as of the Due Date in the month preceding the month in which such Distribution Date occurs, of the Pool Strip Rates on each of the Non-Discount Mortgage Loans in the Mortgage Pool. The Pass-Through Rates on the Adjustable Rate Certificates are calculated as follows:

               (1) the Pass-Through Rate on the Class A-7 Certificates with respect to the initial Interest Accrual Period is 6.13125% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 0.850% plus the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits, determined monthly as set forth herein ("LIBOR") (subject to a maximum rate of 9.000% per annum and a minimum rate of 0.850% per annum).

               (2) the Pass-Through Rate on the Class A-8 Certificates with respect to the initial Interest Accrual Period is 8.60625% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 24.450% minus the product of LIBOR and 3.0 (subject to a maximum rate of 24.450% per annum and a minimum rate of 0.000% per annum).

          The Pass-Through Rates on the Adjustable Rate Certificates for the current and immediately preceding calendar month may be obtained by telephoning the Trustee at (410) 884-2000.

          The effective yield to the holders of Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because interest will not be distributed to such Certificateholders until the 25th day (or if such day is not a Business Day, then on the next succeeding Business Day) of the month following the month in which interest accrues on the Mortgage Loans. See "Yield and Prepayment Considerations" herein.

          The PO Components are principal only Components and will not bear interest.

          The "Accrued Certificate Interest" for any Certificate and any Component (other than a PO Component) for any Distribution Date, will equal the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount (or Notional Amount) of such Certificate or Component immediately prior to such Distribution Date less (i) in the case of an interest-bearing Senior Certificate, such Certificate's or Component's share of any Net Interest Shortfall and, after the Cross-Over Date, the interest portion of any Realized Losses and (ii) in the case of a Subordinate Certificate, such Certificate's share of any Net Interest Shortfall (as defined below) and the interest portion of any Realized Losses. Such Net Interest Shortfalls will be allocated among the Certificates and Components in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses will be allocated first to the Subordinate Certificates in reverse order of their numerical designations commencing with the Class B-6 Certificates and following the Cross-Over Date, such Realized Losses will be allocated pro rata to the Classes of interest-bearing Senior Certificates; provided, that any such Realized Loss otherwise allocable to the Super Senior Certificates shall be allocated first to the Senior Support Certificates. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any Class of Certificates or any Components after the Distribution Date on which the outstanding Current Principal Amount or Notional Amount of such Certificate or Component has been reduced to zero.

          The "Current Principal Amount" of any Certificate (other than a Class X Certificate) or Component of a Component Certificate (other than an IO Component) as of any Distribution Date will equal such Certificate's or Component's initial principal amount on the Closing Date, as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate or Component on account of principal, (ii) the principal portion of all Realized Losses previously allocated to such Certificate or Component (taking account of its applicable Loss Allocation Limitation) and (iii) in the case of a Subordinate Certificate, such Certificate's pro rata share, if any, of the Subordinate Certificate Writedown Amount and/or any PO Component Deferred Payment Writedown Amount, in each case for previous Distribution Dates and increased in the case of the Accrual Certificates by all interest accrued and unpaid thereon. With respect to any Class of Certificates or Components (other than the Interest Only Certificates), the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class or Component.

         As of any Distribution Date, the "Subordinate Certificate Writedown Amount" will equal the amount by which (a) the sum of the Current Principal Amounts of all of the Certificates and Components (after giving effect to the distribution of principal and the allocation of Realized Losses and any PO Component Deferred Payment Writedown Amount in reduction of the Current Principal Amounts of such Certificates and Components on such Distribution Date) exceeds (b) the Scheduled Principal Balances of Mortgage Loans on the Due Date related to such Distribution Date. For any Distribution Date, the "PO Component Deferred Payment Writedown Amount" in respect of the PO Components will equal the amount, if any, distributed on such date in respect of the PO Component Deferred Amount pursuant to priority FOURTH of "--Distributions on the Certificates" above. The Subordinate Certificate Writedown Amount and any PO Component Deferred Payment Writedown Amount will be allocated to the Classes of Subordinate Certificates in inverse order of their numerical Class designations, until the Current Principal Amount of each such Class has been reduced to zero.

          The "Notional Amount" of the Class X Certificates and each WAC IO Component is equal to the aggregate Scheduled Principal Balances of the Non-Discount Mortgage Loans. The "Notional Amount" of the Class A-5-I Component will be equal to (x) 96.1538461624% times (y) the sum of (i) 75/675 times the sum of the Current Principal Amounts of the Class A-1 and Class A-4 Certificates, (ii) 70/675 times the Current Principal Amount of the Class A-2 Certificates and (iii) 55/675 times the Current Principal Amount of the Class A-3 Certificates. The "Notional Amount" of the Class A-6-I Component will be equal to (x) 3.8461538376% times (y) the sum of (i) 75/675 times the sum of the Current Principal Amounts of the Class A-1 and Class A-4 Certificates, (ii) 70/675 times the Current Principal Amount of the Class A-2 Certificates and
(iii) 55/675 times the Current Principal Amount of the Class A-3 Certificates.

          With respect to any Distribution Date, the "Interest Shortfall" is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Rates) on the Mortgage Loans resulting from (a) prepayments in full received during the related Prepayment Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Interest Shortfalls will result because (i) obligors on each Mortgage Loan (each a "Mortgagor") are obligated to pay interest on prepayments in full only to the date of prepayment by such Mortgagor, (ii) (a) partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment and (b) partial prepayments applied prior to the Due Date in the month of the Distribution Date will result in a reduction of the Scheduled Principal Balance of the related Mortgage Loan without a corresponding reduction of the Current Principal Amount of any Certificate and (iii) the Relief Act limits, in certain circumstances, the interest rate required to be paid by a Mortgagor in the military service, to 6% per annum. Interest Shortfalls resulting from prepayments in full or in part in any calendar month will be offset by the Master Servicer on the Distribution Date in the following calendar month to the extent that such Interest Shortfalls do not exceed the portion of the Master Servicing Fee available therefor in connection with such Distribution Date (see "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" herein). The amount of the Master Servicing Fee used to offset such Interest Shortfalls is referred to herein as "Compensating Interest Payments." Interest Shortfalls net of Compensating Interest Payments are referred to herein as "Net Interest Shortfalls."

          If on any Distribution Date the Available Funds for the Senior Certificates or Components is less than the Accrued Certificate Interest on such Senior Certificates or Components for such Distribution Date prior to reduction for Net Interest Shortfall and the interest portion of Realized Losses, the shortfall will be allocated among the holders of each Class of interest-bearing Senior Certificates or Components in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls with respect to the Mortgage Loans that are covered by subordination will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates and Components entitled to such amounts on subsequent Distribution Dates, to the extent of the Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Sub-Servicers or otherwise, except to the extent of Compensating Interest Payments.

          On each Distribution Date preceding the Cross-Over Date, an amount equal to the amount of Accrued Certificate Interest on the TAC Accrual Components for such date (each, a "TAC Accrual Component Distribution Amount") will be added to the related Current Principal Amount thereof, and such amount will be distributed to the holders of the Senior P&I Certificates in the manner and priority set forth herein. The amount so added to the Current Principal Amounts of the TAC Accrual Components will thereafter accrue interest at a rate of 6.75% per annum. On each Distribution Date on or after the Cross-Over Date, each TAC Accrual Component Distribution Amount for such date will be payable to the holders of the related TAC Accrual Components.

          On each Distribution Date preceding the Cross-Over Date, an amount equal to the amount of Accrued Certificate Interest on the Class A-9 Certificates for such date (the "Class A-9 Accrual Distribution Amount") will be added to the Current Principal Amount thereof, and such amount will be distributed to the holders of the Senior P&I Certificates as described herein. The amount so added to the Current Principal Amount of the Class A-9 Certificates will thereafter accrue interest at a rate of 6.75% per annum. On each Distribution Date on or after the Cross-Over Date, the entire Class A-9 Accrual Distribution Amount for such date will be payable to the holders of the Class A-9 Certificates.

          The TAC Accrual Component Distribution Amount and Class A-9 Accrual Distribution Amount are referred to collectively herein as the "Accrual Distribution Amounts."

          Prior to the Cross-Over Date, interest shortfalls to be allocated to the TAC Accrual Components will be so allocated, pro rata among the TAC Accrual Components, by reducing the amount that is added to such Component in respect of

Accrued Certificate Interest on such Distribution Date. This reduction will correspond to a reduction in the amount available to be distributed in respect of principal on the applicable Distribution Date to the holders of the Senior P&I Certificates to the extent such Certificates would have been entitled to such amounts, and will cause the Current Principal Amounts of such Certificates to be reduced to zero later than would otherwise be the case. See "Yield and Prepayment Considerations" herein. Any interest shortfalls allocated to the Component Certificates, in respect of the TAC Accrual Components, on any Distribution Date will cause the amount of such Component to be less than would otherwise be the case and will reduce the amount of Accrued Certificate Interest that will accrue on such Certificate after such Distribution Date.

          Prior to the Cross-Over Date, interest shortfalls to be allocated to Class A-9 Certificates will be so allocated by reducing the amount that is added to the Current Principal Amount thereof in respect of Accrued Certificate Interest on such Distribution Date. This reduction will correspond to a reduction in the amount available to be distributed in respect of principal on the applicable Distribution Date to the holders of the Senior P&I Certificates, to the extent such Certificates and the Components of such Certificates would have been entitled to such amounts, and will cause the Current Principal Amounts of such Certificates and Components of such Certificates to be reduced to zero later than would otherwise be the case. See "Yield and Prepayment Considerations" herein. Any interest shortfalls allocated to the Class A-9 Certificates on any Distribution Date will cause the Current Principal Amount of such Certificate to be less than would otherwise be the case and will reduce the amount of Accrued Certificate Interest that will accrue on such Certificate after such Distribution Date.

DETERMINATION OF LIBOR

          The Pass-Through Rates on the Adjustable Rate Certificates for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described below.

          On each Distribution Date, LIBOR shall be established by the Trustee and as to any Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, two LIBOR Business Days prior to the first day of such Interest Accrual Period ("LIBOR Rate Adjustment Date"). "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Master Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of the Adjustable Rate Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of the Adjustable Rate Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date, or in the case of the first LIBOR Rate Adjustment Date, 5.281%; provided however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Trustee shall select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

          The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Pass-Through Rates applicable to the Adjustable Rate Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS

          All payments and other amounts received in respect of the Scheduled Principal Balance of the Mortgage Loans will be allocated between (i) the Senior P&I Certificates and the Subordinate Certificates, on the one hand, and (ii) the PO Components, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

          The "Non-PO Percentage" with respect to any Mortgage Loan with a Net Rate less than 6.75%, per annum (each such Mortgage Loan, a "Discount Mortgage Loan") will be equal to the Net Rate thereof divided by 6.75%. The "Non-PO Percentage" with respect to any Mortgage Loan with a Net Rate equal to or greater than 6.75% (each such Mortgage Loan, a "Non-Discount Mortgage Loan") will be 100%. The "PO Percentage" with respect to any Discount Mortgage Loan will be the fraction, expressed as a percentage, equal to 6.75% minus the Net Rate thereof divided by 6.75%.

         Distributions in reduction of the Current Principal Amount of each Class of Senior Certificates and the Components of the Component Certificates (other than the Interest Only Certificates) will be made on each Distribution Date pursuant to priority THIRD above under "--Distributions on the Certificates." In accordance with such priority THIRD, the Available Funds remaining after distribution of interest on the interest-bearing Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the sum of the Senior P&I Optimal Principal Amount and the PO Component Principal Distribution Amount for such Distribution Date. Distributions in reduction of the Current Principal Amounts of the Subordinate Certificates will be made pursuant to priority FIFTH above. In accordance with such priority, the Available Funds, if any, remaining after distributions of principal and interest on the Senior Certificates and payments in respect of the PO Component Deferred Amount on such Distribution Date will be allocated to the Subordinate Certificates in an amount equal to each such Class's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such Class until any Class ranking prior thereto has received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date.

          The "Senior P&I Optimal Principal Amount" for the Senior Certificates, with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Current Principal Amounts of the Senior P&I Certificates immediately prior to such Distribution Date):

               (i) the Senior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal allocated to the Scheduled Principal Balance due on each Mortgage Loan on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

               (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period (as defined below);

               (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period; and

               (iv) the lesser of (a) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the Senior Percentage of the applicable Non-PO Percentage of the sum of
          (A) the Scheduled Principal Balance of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause
          (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any or otherwise.

          The "Senior Percentage" for the Senior Certificates on any Distribution Date will equal the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of all the Senior P&I Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Mortgage Loans (other than the PO Percentage thereof) as of the beginning of the related Due Period. The initial Senior Percentage for the Certificates is expected to be approximately 95.95%.

          With respect to any Distribution Date, the "Due Period" is the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

          The "Senior Prepayment Percentage" for the Senior Certificates on any Distribution Date occurring during the periods set forth below will be as follows:

     Period (dates inclusive)                     Senior Prepayment Percentage

     January 25, 1999 - December 25, 2003         100%

     January 25, 2004 - December 25, 2004         Senior Percentage plus 70% of the Subordinate
                                                  Percentage

     January 25, 2005 - December 25, 2005         Senior Percentage plus 60% of the Subordinate
                                                  Percentage

     January 25, 2006 - December 25, 2006         Senior Percentage plus 40% of the Subordinate
                                                  Percentage

     January 25, 2007 - December 25, 2007         Senior Percentage plus 20% of the Subordinate
                                                      Percentage

      January 25, 2008 and thereafter             Senior Percentage

          Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Cut-off Date, the Senior Prepayment Percentage for such Distribution Date will equal 100%.

          In addition, no reduction of the Senior Prepayment Percentage shall occur on any Distribution Date (such limitation being the "Senior Prepayment Percentage Stepdown Limitation") unless, as of the last day of the month preceding such Distribution Date, either (A) (i) (x) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50%, or
(y) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Scheduled Principal Balances of the Mortgage Loans averaged over the last six months, does not exceed 2.0%; and (ii) cumulative Realized Losses on such Mortgage Loans do not exceed (a) 30% of the aggregate Current Principal Amounts of the Subordinate Certificates as of the Cut-off Date (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including January 2004 and December 2004, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including January 2005 and December 2005, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including January 2006 and December 2006, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including January 2007 and December 2007, and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after January 2008; or (B) (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, does not exceed 4.0%; and (ii) cumulative Realized Losses on such Mortgage Loans do not exceed (a) 10% of the aggregate Current Principal Amounts of the Original Subordinate Principal Balance if such Distribution Date occurs between and including January 2004 and December 2004, (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including January 2005 and December 2005, (c) 20% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including January 2006 and December 2006, (d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including January 2007 and December 2007, and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after January 2008.

          With respect to any Mortgage Loan and any Distribution Date, the "Prepayment Period" is the period from the first day through the last day of the month preceding the month of such Distribution Date.

          The "PO Component Principal Distribution Amount" with respect to each Distribution Date will each be an amount equal to the sum of:

          (i) the applicable PO Percentage of all scheduled payments of principal due on each Discount Mortgage Loan on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the applicable PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

          (iii) the applicable PO Percentage of all partial prepayments of principal of each Discount Mortgage Loan received by the Master Servicer during the applicable Prepayment Period;

          (iv) the lesser of (a) the applicable PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal on each Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Discount Mortgage Loan purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable PO Percentage of the sum of
          (A) the Scheduled Principal Balance of each Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and

          (v) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Discount Mortgage Loan which was repurchased by BSMCC or CMC in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Discount Mortgage Loan that has been replaced by BSMCC or CMC with a substitute Discount Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Discount Mortgage Loan.

         The "Subordinate Percentage" for the Subordinate Certificates on any Distribution Date will equal 100% minus the

Senior Percentage for the Senior Certificates. The "Subordinate Prepayment Percentage" for the Subordinate Certificates on any Distribution Date will equal 100% minus the Senior Prepayment Percentage for such Distribution Date, except that on any Distribution Date after the Current Principal Amounts of the Senior Certificates have each been reduced to zero, the Subordinate Prepayment Percentage will equal 100%. The initial Subordinate Percentage for the Mortgage Loans is expected to be approximately 4.05%.

          The "Subordinate Optimal Principal Amount" for the Subordinate Certificates with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Current Principal Amounts of the Subordinate Certificates immediately prior to such Distribution Date):

          (i) the Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments due on each Mortgage Loan on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

          (iii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period;

          (iv) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan over (b) the sum of the amounts distributable to Senior Certificateholders pursuant to clause (iv) of each of the definitions of "Senior P&I Optimal Principal Amount" and "PO Component Principal Distribution Amount" on such Distribution Date;

          (v) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan which was repurchased by BSMCC or CMC in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced by BSMCC or CMC with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan; and

          (vi) on the Distribution Date on which the Current Principal Amounts of the Senior P&I Certificates have all been reduced to zero, 100% of any Senior P&I Optimal Principal Amount.

          The "Allocable Share" with respect to any Class of Subordinate Certificates on any Distribution Date will generally equal such Class's pro rata share (based on the Current Principal Amount of each Class entitled thereto) of the sum of each of the components of the definition of the Subordinate Optimal Principal Amount; provided, that, except as described in the second succeeding sentence, no Class of Subordinate Certificates (other than the Class of Subordinate Certificates outstanding with the lowest numerical designation) shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of the Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date. The "Class Prepayment Distribution Trigger" for a Class of Subordinate Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class subordinated thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date. If on any Distribution Date the Current Principal Amount of any Class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses (ii), (iii) and (v) of the definition of "Subordinate Optimal Principal Amount," to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Subordinate Certificates in reduction of their respective Current Principal Amounts, sequentially, in the order of their numerical Class designations. If the Class Prepayment Distribution Trigger is not satisfied for any Class of Subordinate Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior Classes of Subordinate Certificates.

          "Determination Date" means the 18th day of the month of the Distribution Date, or if such day is not a Business Day, the following Business Day (but in no event less than two Business Days prior to the related Distribution Date).

          "Insurance Proceeds" are amounts paid by an insurer under any Primary Mortgage Insurance Policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note and other than amounts used to repair or restore the Mortgaged Property or to reimburse certain expenses.

          "Repurchase Proceeds" are proceeds of any Mortgage Loan repurchased by BSMCC or CMC and any cash deposit in connection with the substitution of a Mortgage Loan pursuant to the provisions described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans" and "--Representations and Warranties" herein.

          "Principal Prepayment" is any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

          "Monthly Payment" with respect to any Mortgage Loan and any month is the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note, or in the case of any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure (each such Mortgaged Property, an "REO Property"), would otherwise have been payable under the related Mortgage Note.

          DISTRIBUTIONS IN REDUCTION OF THE CURRENT PRINCIPAL AMOUNT OF THE PAC AND TAC CERTIFICATES AND THE TAC ACCRUAL COMPONENTS. The table set forth in Scheduled B sets forth for each Distribution Date the "Planned Principal Amounts" for the PAC Certificates and the "Targeted Principal Amounts" for each of the TAC Certificates and the TAC Components.

          THERE IS NO ASSURANCE THAT SUFFICIENT FUNDS WILL BE AVAILABLE ON ANY DISTRIBUTION DATE TO REDUCE THE CURRENT PRINCIPAL AMOUNTS OF THE PAC CERTIFICATES, TAC CERTIFICATES OR TAC ACCRUAL COMPONENTS TO THE RELATED PLANNED PRINCIPAL AMOUNTS OR TARGETED PRINCIPAL AMOUNTS, AS APPLICABLE, FOR SUCH DISTRIBUTION DATE, OR THAT DISTRIBUTIONS THEREON WILL NOT BE MADE IN EXCESS OF SUCH AMOUNTS FOR SUCH DISTRIBUTION DATE.

          The Planned Principal Amounts and Targeted Principal Amounts for each Distribution Date set forth in Schedule B were calculated based on certain assumptions, including the assumption that prepayments on the Mortgage Loans occur each month at a constant level between approximately 125% SPA and approximately 500% SPA with respect to the PAC Certificates and that prepayments on the Mortgage Loans occur at a constant level of approximately 250% SPA, with respect to the TAC Certificates and the TAC Accrual Components. The performance of the Mortgage Loans may differ from the assumptions used in determining the Planned Principal Amounts and Targeted Principal Amounts. The Planned Principal Amounts and Targeted Principal Amounts set forth in Schedule B are final and binding regardless of any error or alleged error in making such calculations.

          There can be no assurance that funds available for distributions of principal in reduction of the Current Principal Amounts of the PAC Certificates, TAC Certificates and TAC Accrual Components will be sufficient or will not be in excess of, amounts needed to reduce such Current Principal Amounts to the related Planned Principal Amounts and Targeted Principal Amounts for any Distribution Date. Distributions in reduction of the Current Principal Amount of any class of PAC Certificates or TAC Certificates or any TAC Accrual Component may commence significantly earlier (other than as to a class or Component for which the tables reflect a distribution on the first Distribution Date) or later than the first Distribution Date for such Class or Component shown in the tables. Distributions of principal in reduction of the Current Principal Amount of any of the PAC Certificates, TAC Certificates or TAC Accrual Component may end significantly earlier or later than the last Distribution Date for such class shown in the tables. See "Yield and Prepayment Considerations" herein for a further discussion of the assumptions used to produce the tables and the effect of prepayments on the Mortgage Loans on the rate of payments of principal and on the weighted average lives of such Certificates. See "Yield and Prepayment Considerations--Decrement Tables" below for a further discussion of the effect of prepayments on the Mortgage Loans on the rate of distributions in reduction of Current Principal Amount and on the weighted average lives of the Certificates.

ALLOCATION OF LOSSES; SUBORDINATION

          A "Realized Loss" with respect to a Mortgage Loan is (i) a Bankruptcy Loss (as defined below) or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property. A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

          "Liquidation Proceeds" are amounts received by the Master Servicer in connection with the liquidation of a defaulted Mortgage Loan whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

          "Net Liquidation Proceeds" with respect to a Mortgage Loan are Liquidation Proceeds net of unreimbursed advances by the Master Servicer, Monthly Advances and expenses incurred by the Master Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property.

          In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then Outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the Outstanding Principal Balance of such Mortgage Loan and such reduced secured debt (such difference, a "Deficient Valuation"). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a "Debt Service Reduction").

          Realized Losses with respect to a Mortgage Loan will be allocated on a pro rata basis between the PO Percentage of the Scheduled Principal Balance of such Mortgage Loan and the Non-PO Percentage of such Scheduled Principal Balance.

          On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan will be allocated to the PO Components, pro rata, until the Current Principal Amounts thereof are reduced to zero; provided, that after the Cross-Over Date, the PO Percentage of any Realized Losses will be allocated first, to the Class A-6-III Component, in reduction of the Current Principal Amount thereof, and then to the Class A-5-III Component. With respect to any Distribution Date through the Cross-Over Date, the aggregate of all amounts so allocable to the PO Components on such date in respect of any Realized Losses and PO Component Cash Shortfalls and all amounts previously allocated in respect of such Realized Losses or PO Component Cash Shortfalls and not distributed on prior Distribution Dates will be the applicable "PO Component Deferred Amount" with respect to the PO Components. To the extent funds are available therefor on any Distribution Date through the Cross-Over Date, distributions in respect of the PO Component Deferred Amount will be made in accordance with priority FOURTH of "--Distributions on the Certificates--Allocation of Funds" above. No interest will accrue on any PO Component Deferred Amount. On each Distribution Date through the Cross-Over Date, the Current Principal Amount of the lowest ranking Class of Subordinate Certificates then outstanding will be reduced by the amount of any distributions in respect of the PO Component Deferred Amount on such Distribution Date in accordance with the priorities set forth above, through the operation of the PO Component Deferred Payment Writedown Amount. After the Cross-Over Date no more distributions will be made in respect of the PO Component Deferred Amount, and Realized Losses and PO Component Cash Shortfalls allocable to the PO Components will not be added to the PO Component Deferred Amount.

          On any Distribution Date, the Non-PO Percentage of the principal portion of Realized Losses ("Non-PO Realized Losses") of any Mortgage Loans which suffered Realized Losses during the related Prepayment Period will not be allocated to any Senior P&I Certificates until the Cross-Over Date. Prior to the Cross-Over Date (or on such dates under certain circumstances) the Non-PO Percentage of the principal portion of Realized Losses will be allocated among the outstanding classes of Subordinate Certificates in inverse order of priority, until the Current Principal Amount of each such Class has been reduced to zero (i.e., such Realized Losses will be allocated first to the Class B-6 Certificates, while such Certificates are outstanding, second, to the Class B-5 Certificates, and so on). Commencing on the Cross-Over Date, the Non-PO Percentage of the principal portion of Realized Losses will be allocated among the outstanding Classes of Senior P&I Certificates, pro rata based upon their respective Current Principal Amounts or in the case of the Accrual Certificates and the TAC Accrual Components, the lesser of their original principal amount or their Current Principal Amount; provided, that any such losses otherwise allocable to the Super Senior Certificates shall be allocated first, to the Class A-6-II Component, until its Current Principal Amount has been reduced to zero, and then to the Class A-5-II Component.

          No reduction of the Current Principal Amount of any Class or Component of Certificates shall be made on any Distribution Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Current Principal Amount of all of the Classes and Components of such Certificates as of such Distribution Date to an amount less than the Scheduled Principal Balances of the Mortgage Loans as of the related Due Date (such limitation being the applicable "Loss Allocation Limitation" with respect to each such Certificate).

          The principal portion of Debt Service Reductions will not be allocated in reduction of the Current Principal Amount of any Class or Component of Certificates. However, after the Cross-Over Date, the amounts distributable under clause (i) of the definitions of Senior P&I Optimal Principal Amount and Subordinate Optimal Principal Amount and the PO Component Principal Distribution Amount will be reduced by the amount of any Debt Service Reductions applicable to the Mortgage Loans. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds that would otherwise be available for distribution on a Distribution Date. As a result of the subordination of the Subordinate Certificates in right of distribution, any Debt Service Reductions relating to Mortgage Loans prior to the Cross-Over Date, will be borne by such Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

          All allocations of Realized Losses will be accomplished on a Distribution Date by reducing the Current Principal Amount of the applicable Classes and Components by their appropriate shares of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the Certificates commencing on the following Distribution Date, except that the aggregate amount of the principal portion of any Realized Losses on the Mortgage Loans to be allocated to the PO Components, pro rata, on any Distribution Date through the Cross-Over Date will also be taken into account in determining distributions in respect of the PO Component Deferred Amount for such Distribution Date.

          The interest portion of Realized Losses will be allocated among the outstanding Classes of Certificates offered hereby to the extent described under "Description of the Certificates--Interest Distributions" above.

SUBORDINATION

          PRIORITY OF SENIOR CERTIFICATES. As of the Closing Date, the aggregate Current Principal Amounts of the Subordinate Certificates and of the Other Certificates, which are part of the Subordinate Certificates, will equal approximately 4.00% and 0.75%, respectively, of the aggregate Current Principal Amounts of all the Classes of Certificates.

          The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Certificates and to each Class of Subordinate Certificates having a lower numerical designation than such Class. The subordination of Subordinate Certificates to the Senior Certificates and the further subordination among the Subordinate Certificates, are each intended to increase the likelihood of timely receipt by the holders of the Certificates with higher relative payment priority of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against losses resulting from defaults on Mortgage Loans to the extent described above.

          However, in certain circumstances, the amount of available subordination may be exhausted and shortfalls in distributions on the Offered Certificates could result. Holders of Senior Certificates will bear their proportionate share of Realized Losses in excess of the total subordination amount. The allocation of Non-PO Realized Losses and the PO Component Deferred Payment Writedown Amount to the Subordinate Certificates on any Distribution Date will decrease the protection provided to the Senior Certificates then outstanding on future Distribution Dates by reducing the aggregate Current Principal Amount of the Subordinate Certificates then outstanding.

          In addition, in order to extend the period during which the Subordinate Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of any prepayment or other unscheduled recovery of principal with respect to a Mortgage Loan will be allocated to the Senior Certificates to the extent described herein during the first five years after the Closing Date (with such allocation being subject to reduction thereafter as described herein). This allocation has the effect of accelerating the amortization of the Senior Certificates while, in the absence of losses in respect of the Mortgage Loans, increasing the percentage interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Certificates.

          In certain other circumstances as described under "--Distributions on the Certificates--Allocation of Available Funds," above, principal prepayments otherwise distributable to the Subordinate Certificates will in lieu thereof be distributed to the Senior Certificates.

          After the payment of amounts distributable in respect of the Senior Certificates on each Distribution Date, the Subordinate Certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the Subordinate Certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the sum of the Allocable Shares of the Subordinate Certificates. Amounts so distributed to Subordinate Certificateholders will not be available to cover any delinquencies or any Realized Losses on Mortgage Loans in respect of subsequent Distribution Dates.

          PRIORITY AMONG SUBORDINATE CERTIFICATES. On each Distribution Date, the holders of any particular Class of Subordinate Certificates will have a preferential right to receive the amounts due them on such Distribution Date out of Available Funds, prior to any distribution being made on such date on each Class of Certificates subordinated to such Class. In addition, except as described herein, Non-PO Realized Losses and the PO Component Deferred Payment Writedown Amount will be allocated, to the extent set forth herein, in reduction of the Current Principal Amounts of the Classes of Subordinate Certificates in the inverse order of their numerical Class designation. The effect of the allocation of such Non- PO Realized Losses and any PO Component Deferred Payment Writedown Amount to a Class of Subordinate Certificates will be to reduce future distributions allocable to such Class and increase the relative portion of distributions allocable to more senior Classes of Subordinate Certificates.

          In order to maintain the levels of subordination among the Classes of Subordinate Certificates, the applicable Non- PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the Mortgage Loans (which generally will not be distributable to such Certificates for at least the first five years after the Cut-Off Date) will not be distributable to the holders of any Class of Subordinate Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See "Description of the Certificates--Principal Distributions." If the Class Prepayment Distribution Trigger is not satisfied with respect to any Class of Subordinate Certificates, the amortization of more senior Classes of Subordinate Certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the related Mortgage Loans, the percentage interest in the principal balance of the Mortgage Loans evidenced by such Subordinate Certificates may increase.

          As a result of the subordination of any Class of Subordinate Certificates, such Class of Certificates will be more sensitive than more senior Classes of Certificates to the rate of delinquencies and defaults on the Mortgage Loans, and under certain circumstances investors in such Certificates may not recover their initial investment.


                       YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yield to maturity and weighted average life of each Class of Certificates will be affected by the amount and timing of principal payments on the Mortgage Loans, the allocation of Available Funds to such Class of Certificates, the applicable Pass-Through Rate for such Class of Certificates (or the Components thereof) and the purchase price paid for such Certificates. In addition, the yields to investors in the Certificates will be adversely affected by Realized Losses and Net Interest Shortfalls. The interaction of the foregoing factors may have different effects on the various Classes of Certificates and the effects on any Class may vary at different times during the life of such Class. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans, the amount and timing of Realized Losses or Net Interest Shortfalls or as to the anticipated yield to maturity of any Certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Certificates to their investment objectives. Investors should carefully consider the associated risks discussed below and under the heading "Legal Investment" herein and under the headings "Yield and Prepayment Considerations" and "Legal Investment" in the Prospectus.


          MORTGAGE LOAN PAYMENTS. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the Mortgage Rates on the Mortgage Loans. Other factors affecting prepayments of Mortgage Loans include changes in Mortgagors' housing needs, job transfers, unemployment, net equity in the Mortgaged Properties and servicing decisions. Amounts received by virtue of liquidations of Mortgage Loans, repurchases of Mortgage Loans upon breach of representations or warranties and optional termination of the Trust also affect the receipt of principal on the Mortgage Loans. In addition, the rates of prepayments will be affected by the rate and timing of the sale of Mortgaged Properties to the extent that the Mortgage Loans contain due-on sale clause. The Mortgage Loans may be prepaid at any time and without penalty.

          TIMING OF PAYMENTS AND DISTRIBUTIONS. Unlike certain corporate bonds, the timing and amount of principal payments on the Certificates are not fixed because they are generally determined by the timing and amount of principal payments on the Mortgage Loans. The timing of payments on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Furthermore, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because, while interest generally will accrue on each such Certificate from the first day of the month, the distribution of such interest will not be made earlier than the 25th day of the month following the month of accrual. Moreover, to the extent any Net Interest Shortfall or the interest portion of any Realized Loss is allocated to a Class of Certificates the yield to investors in such Class will be reduced.

          DISCOUNTS AND PREMIUMS. In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a Certificate will yield its Pass-Through Rate, after giving effect to any payment delay.

          REINVESTMENT RISK. Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which distributions on the Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible.

ADDITIONAL YIELD CONSIDERATIONS FOR SPECIFIC CLASSES

          WEIGHTED AVERAGE INTEREST RATES. Because the Pass-Through Rate applicable to the Class X Certificates and the WAC IO Components will be based upon a percentage of the weighted average of the Pool Strip Rates of the Non-Discount Mortgage Loans, disproportionate prepayments of Mortgage Loans with higher Net Rates will adversely affect the yield on such Classes. Mortgage Loans with higher Net Rates will have higher Mortgage Rates as well, and such Mortgage Loans are likely to prepay at rates that are faster than those applicable to Mortgage Loans with lower Mortgage Rates with adverse effects on the yields on such Certificates.

          PAC CERTIFICATES: The PAC Certificates have been structured so that principal distributions generally will be made thereon in the amounts determined by using the table described herein, assuming that prepayments on the Mortgage Loans occur each month at a constant level within a range which is between approximately 125% SPA and approximately 500% SPA (the "PAC Targeted Range"), and based on certain other assumptions.

         There can be no assurance that funds available for distribution of principal on the PAC Certificates will result in the Current Principal Amounts thereof equaling the related Planned Principal Amount for any Distribution Date. To the extent that prepayments occur at a level below the PAC Targeted Range, the funds available for principal distributions on the PAC Certificates on each Distribution Date may be insufficient to reduce the Current Principal Amounts of the PAC Certificates to the related Planned Principal Amount for such Distribution Date, and the weighted average lives of the PAC Certificates may be extended. Conversely, to the extent that prepayments occur at a level above the PAC Targeted Range, after the Current Principal Amounts of the TAC Certificates, TAC Accrual Components and the Class A-9 Certificates have been reduced to zero, the Current Principal Amount of the PAC Certificates may be reduced below the related Planned Principal Amount and the weighted average lives of the PAC Certificates may be reduced. In addition, the averaging of high and low Mortgagor prepayment rates, even if the average prepayment level is within the PAC Targeted Range, will not ensure the distribution on the PAC Certificates of an amount that will result in the Current Principal Amount equaling the related Planned Principal Amount on any Distribution Date because the balance of the Senior Optimal P&I Principal Amount remaining after distributions on the PAC Certificates will be distributed on each Distribution Date and therefore will not be available for future distributions on the PAC Certificates.

          Investors in the PAC Certificates should be aware that the stabilization provided by the TAC Certificates, TAC Accrual Components and the Class A-9 Certificates is sensitive to the rate of Mortgagor prepayments on the Mortgage Loans, and that the Current Principal Amounts of such Certificates and Components may be reduced to zero significantly earlier than anticipated.

          TAC CERTIFICATES AND TAC ACCRUAL COMPONENTS: The TAC Certificates and TAC Accrual ComponentS have been structured so that principal distributions generally will be made thereon in the amounts determined by using the aggregate tables and the cash flow allocation provisions described herein, assuming that prepayments on the Mortgage Loans occur each month at a constant level of approximately 250% SPA, and based on certain other assumptions.

          There can be no assurance that funds available for distribution of principal on the TAC Certificates and TAC Accrual Components will result in the Current Principal Amounts thereof equaling the related Targeted Principal Amount for any Distribution Date. To the extent that prepayments occur at a level below approximately 250% SPA, the funds available for principal distributions on the TAC Certificates and the TAC Accrual Components on each Distribution Date may be insufficient to reduce the Current Principal Amount of the TAC Certificates and the TAC Accrual Components to the related Targeted Principal Amount for such Distribution Date, and the weighted average lives of the TAC Certificates and the Component Certificates (to the extent of the TAC Accrual Components) may be extended. Conversely, to the extent that prepayments occur at a level above approximately 250% SPA, the Current Principal Amount of the TAC Certificates and the TAC Accrual Components may be reduced below the related Targeted Principal Amount and the weighted average lives of the TAC Certificates and Component Certificates (to the extent affected by the performance of the TAC Accrual Components) may be reduced.

          Investors in the TAC Certificates and the TAC Accrual Component should be aware that the stabilization provided by the Class A-9 Certificates is sensitive to the rate of principal prepayments on the Mortgage Loans, and that the Current Principal Amount of such Certificates may be reduced to zero significantly earlier than anticipated.

          PAC CERTIFICATES, TAC CERTIFICATES AND TAC ACCRUAL COMPONENTS: It is very unlikely that the Mortgage Loans will prepay at any particular constant rate. Furthermore, the Planned Principal Amounts and Targeted Principal Amounts set forth in Schedule B were calculated based on certain assumptions which may differ from the actual performance of the Mortgage Loans. The actual prepayment rates that will result in the Current Principal Amounts of the PAC Certificates equaling the related Planned Principal Amounts set forth in such table may differ from the rates used to calculate such amounts, and the actual prepayment rates that will result in the Current Principal Amounts of the TAC Certificates and TAC Accrual Component equaling the related Targeted Principal Amounts set forth in such table may differ from the rates used to calculate such amounts. The prepayment rates that will result in the Current Principal Amounts of the PAC Certificates, TAC Certificates and TAC Accrual Components equaling such amounts may vary over time as a result of the actual prepayment experience of the Mortgage Loans. Moreover, because the Planned Principal Amounts and Targeted Principal Amounts were calculated using certain assumptions regarding the Mortgage Loans, the actual prepayment behavior of the individual Mortgage Loans could be such that (i) the amount available for distributions of principal in reduction of the PAC Certificates may not result in the Current Principal Amounts thereof equaling the related Planned Principal Amount even if prepayments were at a constant speed within the PAC Targeted Range and (ii) the amount available for distributions of principal in reduction of the TAC Certificates and TAC Accrual Components may not result in the Current Principal Amount equaling the related Targeted Principal Amount even if prepayments were at a constant speed of approximately 250% SPA.

          Prior to the Cross-Over Date, the Senior P&I Certificates (as and to the extent set forth herein) will receive as monthly principal distributions the TAC Accrual Component Distribution Amount. Prior to the Cross-Over Date, interest shortfalls allocated to the TAC Accrual Components will reduce the amount added to the amount of such Certificate in respect of interest accrued thereon and will result in a corresponding reduction of the amount available for distributions in respect of principal on the Senior P&I Certificates. Furthermore, because such interest shortfalls will result in the amount of the TAC Accrual Components being less than it would otherwise be, the amount of interest that will accrue in the future on the TAC Accrual Components and be available for distributions in respect of principal on the Senior P&I Certificates will be reduced. Accordingly, the weighted average lives of the Senior P&I Certificates would be extended.

         Prior to the Cross-Over Date, the Senior P&I Certificates (as and to the extent set forth herein) will receive as monthly principal distributions the Class A-9 Accrual Distribution Amount. Prior to the Cross-Over Date, interest shortfalls allocated to the Class A-9 Certificates will reduce the amount added to the amount of such Certificate in respect of interest accrued thereon and will result in a corresponding reduction of the amount available for distributions in respect of principal on the Senior P&I Certificates. Furthermore, because such interest shortfalls will result in the Current Principal Amount of the Class A-9 Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on Class A-9 Certificates and be available for distributions in respect of principal in respect of the Senior P&I Certificates will be reduced. Accordingly, the weighted average lives of the Senior P&I Certificates would be extended.

         CLASS A-9 CERTIFICATES, TAC CERTIFICATES AND TAC ACCRUAL COMPONENTS:
The Class A-9 Certificates, TAC Certificates and TAC Accrual Components will receive monthly principal distributions from amounts included in the Senior

Optimal P&I Principal Amount (a) with respect to the Class A-9 Certificates, only after amounts sufficient (i) to reduce the Current Principal Amounts of the PAC Certificates to the related Planned Principal Amounts for any Distribution Date and (ii) to reduce the Current Principal Amounts of the TAC Certificates and TAC Accrual Components to the related Targeted Principal Amounts for any Distribution Date, (b) with respect to the Adjustable Rate Certificates, only after amounts sufficient (i) to reduce the Current Principal Amounts of the PAC Certificates to the related Planned Principal Amounts for any Distribution Date and (ii) to reduce the Current Principal Amount of the Class A-4 Certificates and TAC Accrual Components to the related Targeted Principal Amounts for any Distribution Date, (c) with respect to the TAC Accrual Components, only after amounts sufficient (i) to reduce the Current Principal Amounts of the PAC Certificates to the related Planned Principal Amount for any Distribution Date and (ii) to reduce the Current Principal Amount of the Class A-4 Certificates to the related Targeted Principal Amount for any Distribution Date and (d) with respect to the Class A-4 Certificates, only after amounts sufficient to reduce the Current Principal Amounts of the PAC Certificates to the related Planned Principal Amounts for any Distribution Date. Accordingly, the Class A-9 Certificates, TAC Certificates and Component Certificates (to the extent of the TAC Accrual Components) will be sensitive to the rate of prepayments on the Mortgage Loans.

          Due to the companion nature of the Class A-9 Certificates, TAC Certificates and Component Certificates (to the extent of the TAC Accrual Components), such Certificates will likely experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

          Because the Component Certificates (to the extent of the TAC Accrual Components) and the Class A-9 Certificates are not entitled to receive any distributions of interest (other than as described herein) until the Cross-Over Date, such Certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether such volatility is suitable to their investment needs.

          SCHEDULED IO COMPONENTS. Investors in the Component Certificates, to the extent of the Scheduled IO Components, should be aware that the notional amount of such Components is based on the Current Principal Amounts of the PAC Certificates and the Class A-4 Certificates. If prepayments occur at a rate above the PAC Targeted Range or 250% SPA, the yield to maturity on the Component Certificates, to the extent of the Scheduled IO Components, may be adversely affected

          CLASS X CERTIFICATES AND WAC IO COMPONENTS. Because the Notional Amounts of the Class X Certificates and the Component Certificates to the extent of the WAC IO Components will be based upon a portion of the Scheduled Principal Balances of the Non-Discount Mortgage Loans, the yield on such Certificates will be sensitive to the rate and timing of principal payments of the Mortgage Loans. A rapid rate of principal payments on Mortgage Loans will have a materially negative effect on the yield to investors in the such Certificates. Moreover, as a result of the method of calculation of the Pass-Through Rate of the Class X Certificates and the WAC IO Components, to the extent the Non-Discount Mortgage Loans with relatively higher Net Rates prepay faster than those with relatively lower Net Rates, the yield on the Class X Certificates and the Component Certificates to the extent of the WAC IO Components will be reduced. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of investors in such Classes of Certificates to recover fully their initial investments.

          PO COMPONENTS. The amounts payable with respect to the PO Components derive only from principal payments on the Discount Mortgage Loans. As a result, the yield on the Component Certificates to the extent of the PO Components will be adversely affected by slower than expected payments of principal (including prepayments, defaults and liquidations) on the Discount Mortgage Loans. Because Discount Mortgage Loans have lower Net Rates than the Non-Discount Mortgage Loans, and because the Mortgage Loans with lower Net Rates are likely to have lower Mortgage Rates, the Discount Mortgage Loans are generally likely to prepay at a slower rate than the Non-Discount Mortgage Loans.

          RESIDUAL CERTIFICATES. Holders of the Residual Certificates are entitled to receive distributions of principal and interest as described herein. However, holders of such Certificates may have tax liabilities with respect to their Certificates during the early years of the related REMIC that substantially exceed the principal and interest payable thereon during such periods.

ASSUMED FINAL DISTRIBUTION DATE

          The "Assumed Final Distribution Date" for distributions on the Certificates is February 25, 2029. The Assumed Final Distribution Date in each case is the Distribution Date in the month following the latest scheduled maturity date of all of the Mortgage Loans. Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Mortgage Loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date. In addition, SAMI or its designee may, at its option, repurchase all the Mortgage Loans from the Trust on or after any Distribution Date on which the aggregate unpaid principal balances of the Mortgage Loans are less than 10% of the Cut-off Date Scheduled Principal Balance of the Mortgage Loans. See "The Pooling and Servicing Agreement--Termination" herein.

WEIGHTED AVERAGE LIVES

          The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or Notional Amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or Notional Amount) of such Certificate referred to in clause (a). The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal is paid on the Mortgage Loans. Principal payments of Mortgage Loans may be in the form of scheduled amortization or prepayments including as a result of foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Agreement. In general, the Mortgage Loans may be prepaid by the Mortgagors at any time and without payment of any prepayment fee or penalty. The actual weighted average life and term to maturity of each Class of Certificates, in general, will be shortened if the level of such prepayments of principal on the Mortgage Loans increase.

PREPAYMENT MODEL

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model ("SPA") used in this Prospectus Supplement represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA DOES NOT PURPORT TO BE EITHER A HISTORICAL DESCRIPTION OF THE PREPAYMENT EXPERIENCE OF ANY POOL OF MORTGAGE LOANS OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS. 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples will be calculated from this prepayment rate series; for example, 250% SPA assumes prepayment rates will be approximately 0.50% per annum in month one, approximately 1% per annum in month two, reaching approximately 15% per annum in month 30 and remaining constant at approximately 15% per annum thereafter. 0% SPA assumes no prepayments.

PRICING ASSUMPTIONS

          The Certificates were structured assuming, among other things, an assumed prepayment rate of 250% SPA. The prepayment assumptions to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

DECREMENT TABLES

          The following tables entitled "Percent of Initial Principal Amount Outstanding" indicate the percentages of the initial principal amount or Notional Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average lives of such Classes of Offered Certificates.

          The following tables have been prepared based on the assumptions that:
(i) the Mortgage Loans consist of the hypothetical mortgage loans having the characteristics set forth below:


              Cut-off Date      Remaining
                Scheduled        Term to
  Mortgage      Principal       Maturity        Loan Age      Mortgage             Net
    Loan         Balance       (in months)    (in months)       Rate              Rate
----------- ----------------- ------------- ------------- ---------------- ------------------
     1       $104,306,315.57       354             1        6.7207057484%     6.5170806527%
     2        174,190,725.30       356             1        7.3016560249      7.0981221415

(ii) the Mortgage Loans prepay at the specified percentages of SPA, (iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in January 1999 and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in December 1998, (vii) scheduled Monthly Payments of principal and interest on the Mortgage Loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), Mortgage Rate and remaining terms to stated maturity such that the Mortgage Loans will fully amortize by their stated maturities, (viii) the initial principal amounts and Notional Amounts of the Certificates are as set forth on the cover page hereof and under "Summary of Terms--Other Certificates," (ix) distributions in respect of the Certificates are received in cash on the 25th day of each month, commencing in January 1999, (x) the Offered Certificates are purchased on December 31, 1998, (xi) the Planned Principal Amounts and Targeted Principal Amounts for the PAC Certificates, TAC Certificates and TAC Accrual Components, as applicable, are as stated in the tables entitled "Planned Principal Amounts and Targeted Principal Amounts" attached hereto as Schedule B and (xii) SAMI does not exercise the option to repurchase the Mortgage Loans described under the caption "The Pooling and Servicing Agreement--Termination." While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the SPA, this is not likely to be the case.

          Discrepancies will exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loans assumed in preparing the tables. To the extent that the Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Certificates may mature earlier or later than indicated by the tables.

          Based on the foregoing assumptions, the tables below indicate the weighted average life of each Class of Offered Certificates and set forth the percentages of the initial Current Principal Amount or Notional Amount of each such Class that would be outstanding after the Distribution Date in October of each of the years indicated, assuming that the Mortgage Loans prepay at the percentage of SPA indicated therein. Neither SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Current Principal Amount or Notional Amount (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of SPA.

                                     PERCENT OF INITIAL PRINCIPAL AMOUNT OR NOTIONAL AMOUNT OUTSTANDING

                             CLASS A-1 CERTIFICATES              CLASS A-2 CERTIFICATES             CLASS A-3 CERTIFICATES
                        --------------------------------  ----------------------------------  ---------------------------------
                                   % OF SPA                            % OF SPA                            % OF SPA
                        --------------------------------  ----------------------------------  ---------------------------------
                          0%   100%  250%   400%    500%     0%   100%  250%    400%    500%    0%  100%    250%   400%   500%
                        ----  ----- -----  -----  ------  -----  ----- -----  ------  ------  ---- -----  ------  -----  -----
INITIAL PERCENTAGE.....  100    100   100    100     100    100    100   100     100     100   100   100     100    100    100
December 1999..........  100    100   100    100     100    100    100   100     100     100   100   100     100    100    100
December 2000..........  100    100   100    100     100    100    100   100     100     100   100   100     100    100    100
December 2001..........   33      0     0      0       0    100     51    51      51      51   100   100     100    100    100
December 2002..........    0      0     0      0       0     79      0     0       0       0   100    83      83     83     83
December 2003..........    0      0     0      0       0     36      0     0       0       0   100    49      49     49     49
December 2004..........    0      0     0      0       0      0      0     0       0       0    96    21      21     21     21
December 2005..........    0      0     0      0       0      0      0     0       0       0    79     4       4      4      4
December 2006..........    0      0     0      0       0      0      0     0       0       0    59     0       0      0      0
December 2007..........    0      0     0      0       0      0      0     0       0       0    39     0       0      0      0
December 2008..........    0      0     0      0       0      0      0     0       0       0    17     0       0      0      0
December 2009 and
thereafter.............    0      0     0      0       0      0      0     0       0       0     0     0       0      0      0
                        ----  ----- -----  -----  ------  -----  ----- -----  ------  ------  ---- -----  ------  -----  -----
Weighted Average Life
   (in years)..........  2.8    2.3   2.3    2.3     2.3    4.7    3 0   3.0     3.0     3.0   8.4   5.1     5.1    5.1    5.1
                        ====  ===== =====  =====  ======  =====  ===== =====  ======  ======  ==== =====  ======  =====  =====

________________
*    Less than 0.5% but greater than 0%.

                                      PERCENT OF INITIAL PRINCIPAL AMOUNT OR NOTIONAL AMOUNT OUTSTANDING


                         CLASS A-4 CERTIFICATES          CLASS A-5 AND A-6 CERTIFICATES**     CLASS A-7 AND A-8 CERTIFICATES
                   ----------------------------------- ---------------------------------- ------------------------------------
                                % OF SPA                           % OF SPA                             % OF SPA
                   ----------------------------------- ---------------------------------- ------------------------------------
                       0%   100%   250%   400%   500%    0%   100%   250%   400%   500%      0%    100%   250%    400%   500%
                   ------ ------ ------ ------  ------ ---- ------ ------  -----  ------- ------  ------ ------  ------ ------
INITIAL
    PERCENTAGE.....   100    100    100    100    100   100    100    100    100    100     100     100    100     100    100
December 1999......    94     90     85     85     85   106    106    106    106    106     100     100     98      88     60
December 2000......    87     74     55     55     53   113    113    112    111     90     100     100     96       0      0
December 2001......    87     73     37     36     32   121    120    119     90     58     100     100     93       0      0
December 2002......    87     71     22     22     19   129    127    126     79     38     100     100     91       0      0
December 2003......    87     69     10     10     11   137    136    134     80     33     100     100     88       0      0
December 2004......    87     65      0      2      6   146    144    142     85     35     100     100     85       0      0
December 2005......    87     55      0      0      2   156    154    125     76     37     100     100     82       0      0
December 2006......    87     40      0      0      0   166    164    101     58     29     100     100     79       0      0
December 2007......    87     22      0      0      0   177    175     78     43     19     100     100     76       0      0
December 2008......    87      5      0      0      0   189    186     58     32     13     100     100     72       0      0
December 2009......    84      0      0      0      0   201    176     42     24      9     100     100     68       0      0
December 2010......    71      0      0      0      0   215    156     29     17      6     100     100     64       0      0
December 2011......    57      0      0      0      0   229    137     17     13      4     100     100     59       0      0
December 2012......    42      0      0      0      0   244    119      8      9      3     100     100     54       0      0
December 2013......    27      0      0      0      0   261    102      1      7      2     100     100     47       0      0
December 2014......    10      0      0      0      0   279     85      *      5      1     100     100     18       0      0
December 2015......     0      0      0      0      0   280     69      *      4      1     100     100      0       0      0
December 2016......     0      0      0      0      0   261     54      *      3      1     100     100      0       0      0
December 2017......     0      0      0      0      0   241     40      *      2      *     100     100      0       0      0
December 2018......     0      0      0      0      0   220     26      *      1      *     100     100      0       0      0
December 2019......     0      0      0      0      0   196     13      *      1      *     100     100      0       0      0
December 2020......     0      0      0      0      0   172      1      *      1      *     100      96      0       0      0
December 2021......     0      0      0      0      0   145      1      *      *      *     100      52      0       0      0
December 2022......     0      0      0      0      0   116      1      *      *      *     100       9      0       0      0
December 2023......     0      0      0      0      0    85      *      *      *      *     100       0      0       0      0
December 2024......     0      0      0      0      0    52      *      *      *      *     100       0      0       0      0
December 2025......     0      0      0      0      0    17      *      *      *      *     100       0      0       0      0
December 2026......     0      0      0      0      0     1      *      *      *      *      22       0      0       0      0
December 2027......     0      0      0      0      0     *      *      *      *      *       0       0      0       0      0
December 2028......     0      0      0      0      0     0      0      0      0      0       0       0      0       0      0
                   ------ ------ ------ ------  ------ ---- ------ ------  ----- ------  ------  ------ ------  ------ ------
Weighted Average
   Life (in years).  12.2    6.2    2.6    2.6    2.6  22.7   15.7    9.8    8.0    5.1    27.8    23.1   12.2     1.5    1.1
                   ====== ====== ====== ======  ====== ==== ====== ======  ===== ======  ======  ====== ======= ====== ======

________________
*    Less than 0.5% but greater than 0%.

** Based solely on the outstanding principal amounts of the principal bearing components of such classes.

                                      PERCENT OF INITIAL PRINCIPAL AMOUNT OR NOTIONAL AMOUNT OUTSTANDING


                             CLASS A-9 CERTIFICATES              CLASS X CERTIFICATES        CLASS B-1, B-2 AND B-3 CERTIFICATES
                      --------------------------------  -----------------------------------  ------------------------------------
                           % OF SPA                                   % OF SPA                          % OF SPA
                      --------------------------------  -----------------------------------  ------------------------------------
                       0%    100%   250%   400%   500%    0%      100%   250%   400%   500%     0%   100%   250%   400%   500%
                      ----   ----   ----   ----   ----   ----     ----   ----   ----   ----    ----  ----   ----   ----   ----
INITIAL
    PERCENTAGE....    100    100    100    100    100    100      100    100    100    100     100    100    100    100    100
December 1999.....    107    107    107      0      0     99       98     95     93     92      99     99     99     99     99
December 2000.....    114    114    114      0      0     98       93     85     78     73      98     98     98     98     98
December 2001.....    122    122    122      0      0     97       86     72     59     51      97     97     97     97     97
December 2002.....    131    131    131      0      0     96       80     60     44     35      95     95     95     95     95
December 2003.....    140    140    140      0      0     94       74     51     33     24      94     94     94     94     94
December 2004.....    150    150    150      0      0     93       69     42     25     17      93     91     88     85     83
December 2005.....    160    160    160      0      0     91       64     35     19     12      91     87     81     75     71
December 2006.....    171    171    171      0      0     90       59     30     14      8      89     82     72     63     56
December 2007.....    183    183    183      0      0     88       54     25     10      5      87     77     62     49     42
December 2008.....    196    196    196      0      0     86       50     20      8      4      86     71     52     37     28
December 2009.....    210    210    210      0      0     84       46     17      6      3      83     65     43     27     19
December 2010.....    224    224    224      0      0     82       42     14      4      2      81     59     35     20     13
December 2011.....    240    240    240      0      0     79       38     12      3      1      79     54     29     15      9
December 2012.....    257    257    257      0      0     77       35     10      2      1      76     49     24     11      6
December 2013.....    274    274    274      0      0     74       31      8      2      1      73     44     20      8      4
December 2014.....    294    294    294      0      0     71       28      6      1      *      70     40     16      6      3
December 2015.....    314    314    288      0      0     68       26      5      1      *      67     36     13      4      2
December 2016.....    336    336    232      0      0     65       23      4      1      *      64     32     11      3      1
December 2017.....    359    359    186      0      0     61       20      3      *      *      60     28      8      2      1
December 2018.....    384    384    148      0      0     57       18      3      *      *      56     25      7      2      1
December 2019.....    411    411    116      0      0     53       15      2      *      *      52     22      5      1      *
December 2020.....    440    440     90      0      0     48       13      2      *      *      47     19      4      1      *
December 2021.....    470    470     69      0      0     43       11      1      *      *      43     16      3      1      *
December 2022.....    503    503     51      0      0     38        9      1      *      *      37     13      2      *      *
December 2023.....    538    427     37      0      0     33        7      1      *      *      32     10      2      *      *
December 2024.....    576    325     25      0      0     26        6      *      *      *      26      8      1      *      *
December 2025.....    616    228     16      0      0     20        4      *      *      *      19      6      1      *      *
December 2026.....    658    137      9      0      0     13        2      *      *      *      12      3      *      *      *
December 2027.....    288     50      3      0      0      5        1      *      *      *       5      1      *      *      *
December 2028.....      0      0      0      0      0      0        0      0      0      0       0      0      0      0      0
                     ----   ----   ----   ----   ----   ----     ----   ----   ----    ----    ----   ----   ----   ----   ----
Weighted Average
  Life  (in years)   28.9   26.8   20.7    0.6    0.4   19.8     11.5    6.6    4.6    3.8     19.7   14.7   11.2    9.4    8.7
                     ====   ====   ====   ====   ====   ====     ====   ====   ====    ====    ====   ====   ====   ====   ====

_____________________
*        Less than 0.5% but greater than 0%.

ADJUSTABLE RATE CERTIFICATE YIELD CONSIDERATIONS

          The yield to investors on the Adjustable Rate Certificates will be sensitive to fluctuations in the level of LIBOR. The Pass-Through Rate on the Class A-7 Certificates will vary with LIBOR and the Pass-Through Rate on the Class A-8 Certificates will vary inversely and at a multiple of LIBOR. The Pass-Through Rates on the Adjustable Rate Certificates are subject to maximum and minimum Pass-Through Rates, and are therefore subject to limitation despite changes in LIBOR in certain circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the Adjustable Rate Certificates should also fully consider the effect on the yields on such Certificates of changes in the level of LIBOR.

          To illustrate the significance of changes in the level of LIBOR and prepayments on the yield to maturity on the Class A-8 Certificates, the following tables indicate the approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different constant percentages of SPA and varying levels of LIBOR indicated. Because the rate of distribution of principal on the Certificates will be related to the actual amortization (including prepayments) of the Mortgage Loans, which will include Mortgage Loans that have remaining terms to maturity shorter or longer than assumed and Mortgage Rates higher or lower than assumed, the pre-tax yields to maturity on the Class A-8 Certificates are likely to differ from those shown in the following table, even if all the Mortgage Loans prepay at constant percentages of SPA and the level of LIBOR and the weighted average remaining term to maturity of the Mortgage Loans are as assumed. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios and different levels of LIBOR. In addition, it is highly unlikely that the Mortgage Loans will prepay at a constant level of SPA until maturity, that all of the Mortgage Loans will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

          The table set forth below is based on the Structuring Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans and of the Certificates, which may differ from the actual characteristics and performance thereof), and assuming further that (i) on each LIBOR Rate Adjustment Date, LIBOR will be at the level shown, (ii) the purchase price of the Class A-8 Certificates is 89.50%, not including accrued interest, and (iii) the initial Pass-Through Rate on the Class A-8 Certificates is set forth in "Description of the Certificates--Interest Distributions" herein. There can be no assurance that the Mortgage Loans will have the assumed characteristics, will prepay at any of the rates shown in the tables or at any other particular rate, that the pre-tax yield to maturity on the Class A-8 Certificates will correspond to any of the pre-tax yields to maturity shown herein, that the level of LIBOR will correspond to the levels shown in the table or that the aggregate purchase price of the Class A-8 Certificates will be as assumed. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumption to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase an Class A-8 Certificate.


                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                 CLASS A-8 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF SPA

      LIBOR         0%           100%          250%          400%        500%
      -----         --           ----          ----          ----        ----
     4.2812%     13.2%         13.3%         13.7%         20.2%       22.7%
     5.2812%      9.8%          9.9%         10.3%         16.9%       19.5%
     6.2812%      6.5%          6.5%          7.0%         13.7%       16.3%
     7.2812%      3.2%          3.3%          3.7%         10.5%       13.2%
     8.1500%      0.4%          0.5%          0.9%          7.8%       10.5%

          Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-8 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price for such Certificates. Accrued interest is added to the assumed purchase price in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-8 Certificates, and thus do not reflect the return on any investment in the Class A-8 Certificates when any reinvestment rates other than the discount rates are considered.

          Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class A-8 Certificates is likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated constant percentages of SPA over any given time period or over the entire life of the Certificates.

          There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class A-8 Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

          For additional considerations relating to the yield on the Certificates, see "Yield and Prepayment Considerations" in the Prospectus.

CLASS X CERTIFICATE, SUPER SENIOR AND SENIOR SUPPORT CERTIFICATE YIELD CONSIDERATIONS

          The yield to maturity on the Class X, Super Senior and Senior Support Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Mortgage Loans, which rate may fluctuate significantly over time. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments. Solely with respect to the Class X Certificates and the WAC IO Components of the Super Senior and Senior Support Certificates, because the payments on such Class and Components are received only from Non-Discount Mortgage Loans, the yield to investors on the Class X Certificates, and the Super Senior and Senior Support Certificates to the extent of the WAC IO Components will not be affected by prepayments on the Discount Mortgage Loans.

          Because the portion of the purchase price for the Super Senior and Senior Support Certificates in respect of the PO Components will be at a discount, the yield on the Super Senior and Senior Support Certificates to the extent of the PO Components will be adversely affected by slower than expected payments of principal (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) on the Discount Mortgage Loans.

          The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class X, Super Senior and Senior Support Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments on the Class X, Super Senior and Senior Support Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Structuring Assumptions including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase prices set forth below. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of such Certificates may result in yields being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                               PRE-TAX YIELD TO MATURITY OF THE CLASS X
                           CERTIFICATES AT THE FOLLOWING PERCENTAGES OF SPA


  ASSUMED PURCHASE PRICE       0%        100%      250%        400%      500%
  ----------------------     ----       -----     -----       -----     -----
          0.375%             38.8%      34.0%     26.7%       19.2%     14.2%


                             PRE-TAX YIELD TO MATURITY OF THE SUPER SENIOR
                           CERTIFICATES AT THE FOLLOWING PERCENTAGES OF SPA


  ASSUMED PURCHASE PRICE        0%       100%      250%        400%      500%
  ----------------------     ----       -----     -----       -----     -----
         102.50%              7.7%       7.5%      7.4%        7.6%      7.9%


                            PRE-TAX YIELD TO MATURITY OF THE SENIOR SUPPORT
                           CERTIFICATES AT THE FOLLOWING PERCENTAGES OF SPA


  ASSUMED PURCHASE PRICE        0%       100%      250%        400%      500%
  ----------------------     ----       -----     -----       -----     -----
         101.50%              7.7%       7.6%      7.5%        7.7%      8.2%


          Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class X, Super Senior and Senior Support Certificates, as applicable, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the tables. Accrued interest is added to the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X, Super Senior and Senior Support Certificates and thus do not reflect the return on any investment in the Class X,

Super Senior and Senior Support Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

          Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X, Super Senior and Senior Support Certificates is likely to differ from those shown in the tables above, even if the average prepayment rate on all of the Mortgage Loans equals the constant percentages of SPA indicated in the tables above over any given time period or over the entire life of the Certificates. A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans will have a material adverse effect on the yield to maturity of the Super Senior and Senior Support Certificates to the extent of the PO Components. The rate and timing of principal prepayments on the Discount Mortgage Loans may differ from the rate and timing of principal prepayments on the Mortgage Pool. In addition, because the Discount Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the Non-Discount Mortgage Loans, and because Mortgage Loans with lower Net Mortgage Rates are likely to have lower Mortgage Rates, the Discount Mortgage Loans are generally likely to prepay under most circumstances at a lower rate than the Non-Discount Mortgage Loans. In addition, holders of the Class X Certificates and the WAC IO Components of the Super Senior and Senior Support Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Rates; thus, the yield on the Class X Certificates and the Super Senior and Senior Support Certificates to the extent of the WAC IO Components will be materially adversely affected to a greater extent than on the other Offered Certificates if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. Because Mortgage Loans having higher Pool Strip Rates generally have higher Mortgage Rates, such Mortgage Loans are generally more likely to be prepaid under most circumstances than are Mortgage Loans having lower Pool Strip Rates.

          There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class X, Super Senior and Senior Support Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates and the Super Senior and Senior Support Certificates to the extent of the WAC IO Components should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

          For additional considerations relating to the yield on the Certificates, see "Yield and Prepayment Considerations" in the Prospectus.


                       THE POOLING AND SERVICING AGREEMENT

GENERAL

          The Certificates will be issued pursuant to the Agreement. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. SAMI will provide to a prospective or actual Certificateholder without charge, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments Inc., 245 Park Avenue, New York, New York 10167.

VOTING RIGHTS

          Voting rights of the Trust in general will be allocated among the Classes of Certificates based upon their respective Current Principal Amounts; provided that voting rights equal to 1% will be allocated to the Class X Certificates and each Class of Residual Certificates.

ASSIGNMENT OF MORTGAGE LOANS

          At the time of issuance of the Certificates, SAMI will cause the Mortgage Loans, together with all principal and interest due on or with respect to such Mortgage Loans after the Cut-off Date, to be sold to the Trustee. The Mortgage Loans will be identified in a separate schedule appearing as an exhibit to the Agreement. Such schedule will include information as to the principal balance of each Mortgage Loan as of the Cut-off Date, as well as information including, among other things, the Mortgage Rate, the applicable Net Rate, the Monthly Payment, the maturity date of each Mortgage Note, the Master Servicing Fee and the Loan-to-Value Ratio.

          In addition, SAMI will deposit with the Trustee, with respect to each Mortgage Loan, the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing to the extent available to SAMI an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; the original Mortgage which shall have been recorded, with evidence of such recording indicated thereon; the assignment (which may be in the form of a blanket assignment) to the Trustee of the Mortgage, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon; all intervening assignments of the Mortgage to SAMI, if any, with evidence of recording thereon; the original or a copy of the policy or certificate of primary mortgage guaranty insurance, if any; originals of all assumption and modification agreements; PROVIDED, HOWEVER, that in lieu of the foregoing, SAMI may deliver certain other documents, under the circumstances set forth in the Agreement. In particular, with respect to approximately 7 Mortgage Loans with an aggregate Scheduled Principal Balance of approximately $2,217,850, as of the Cut-off Date, respectively, SAMI will not provide original Mortgage Notes. In lieu thereof SAMI will provide lost note affidavits. The documents delivered to the Trustee with respect to each Mortgage Loan are referred to collectively as the "Mortgage File." SAMI will cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date.

          The Trustee will review each item of the Mortgage File within 45 days of the Closing Date (and will review each document permitted to be delivered to the Trustee after the Closing Date, if received by the Trustee after the initial 45-day period, promptly after its delivery to the Trustee). If, as a result of its review, the Trustee determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan schedules (a "Material Defect"), the Trustee shall notify BSMCC of such Material Defect. BSMCC shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee of the Material Defect and if BSMCC does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, BSMCC will, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Repurchase Price.

          The Trustee also will review the Mortgage Files within 180 days of the Closing Date. If the Trustee discovers a Material Defect, the Trustee shall notify BSMCC of such Material Defect. BSMCC shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee of the Material Defect and if BSMCC does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, BSMCC will, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Repurchase Price.

          The "Repurchase Price" means, with respect to any Mortgage Loan required to be repurchased, an amount equal to (i) 100% of the Outstanding Principal Balance of such Mortgage Loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Rate through and including the last day of the month of repurchase reduced by (ii) any portion of the Master Servicing Fee or advances payable to the purchaser of the Mortgage Loan.

          As of any time of determination, the "Outstanding Principal Balance" of a Mortgage Loan is the principal balance of such Mortgage Loan remaining to be paid by the Mortgagor or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust.

REPRESENTATIONS AND WARRANTIES

          In the purchase agreement pursuant to which SAMI purchased the Mortgage Loans from BSMCC, BSMCC made certain representations and warranties to SAMI concerning the Mortgage Loans. SAMI will assign to the Trustee all of its right, title and interest in such purchase agreements insofar as they relate to such representations and warranties, as well as the remedies provided for breach of such representations and warranties. The representations and warranties of BSMCC include, among other things, that as of the Closing Date or such other date as may be specified below:

          (a) The information set forth in the Mortgage Loan Schedule is true, complete and correct in all material respects as of the Cut-off Date;

          (b) The Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note, free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to certain permitted exceptions;

          (c) The Mortgage Loan has not been delinquent thirty (30) days or more on more than one occasion in the 12 months prior to the Cut-off Date for such Mortgage Loan. As of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no defaults under the terms of the Mortgage Loan; and BSMCC has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

          (d) There are no delinquent taxes, ground rents, assessments or other outstanding charges affecting the related Mortgaged Property;

          (e) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, set-off, counterclaim or defense has been asserted with respect thereto;

          (f) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, except with respect to certain releases in part that do not materially affect the value of the Mortgaged Property, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

          (g) Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Note and the Mortgage were not subject to an assignment or pledge, and BSMCC had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to SAMI free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

          (h) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event, which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither BSMCC nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

          (i) There are no mechanics, or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

          (j) All improvements subject to the Mortgage lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) except for DE MINIMIS encroachments permitted by the Fannie Mae Guide (MBS Special Servicing Option) and which has been noted on the appraisal, and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

          (k) At origination, the Mortgaged Property was and currently is free of damage and waste and there was and currently is no proceeding pending for the total or partial condemnation thereof; and

          (l) No Mortgage Loan has a Loan-to-Value Ratio in excess of 95.00%. The original Loan-to-Value Ratio of each Mortgage Loan either was not more than 95.00% or the excess over 80.00% is insured as to payments defaults by a Primary Mortgage Insurance Policy issued by a primary mortgage insurer acceptable to Fannie Mae and Freddie Mac until the Loan-to- Value Ratio of such Mortgage Loan is reduced to 80.00%.

          Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made as to any substitute Mortgage Loan as of the date of substitution.

          Upon discovery or receipt of notice by BSMCC, SAMI, the Master Servicer or the Trustee of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Certificateholders or the Trustee in any of the Mortgage Loans, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach, within 90 days from the date of discovery by BSMCC, or the date BSMCC is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), BSMCC will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Repurchase Price (or, if such Mortgage Loan or the related Mortgaged Property acquired in respect thereof has been sold, pay the excess of the Repurchase Price over the Net Liquidation Proceeds (as defined herein)) to the Trust or (iii) if within two years of the Closing Date, substitute a qualifying substitute Mortgage Loan in exchange for such Mortgage Loan. The obligations of BSMCC to cure, purchase or substitute a qualifying substitute Mortgage Loan shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations or warranties.

COLLECTION AND OTHER SERVICING PROCEDURES

          The Master Servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the Mortgage Loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Agreement. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive or permit to be waived any late payment or prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or temporarily reduce or permit to be suspended or temporarily reduced regular monthly payments for a period of up to six months or arrange or permit an arrangement with a Mortgagor for a schedule for the liquidation of delinquencies. In the event the Master Servicer shall consent to the deferment of due dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless continue to make advances through liquidation of the Mortgaged Property as described herein to the same extent as if such installment were due, owing and delinquent and had not been deferred, but the obligation of the Master Servicer to advance shall apply only to the extent that the Master Servicer believes, in good faith, that such advances are recoverable from future payments on any Mortgage Loan.

          If a Mortgaged Property has been or is about to be conveyed by the Mortgagor and the Master Servicer has knowledge thereof, the Master Servicer will accelerate the maturity of the Mortgage Loan, to the extent permitted by the terms of the related Mortgage Note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, the Master Servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the Mortgagor, to the extent permitted by applicable law, remains liable thereon. The Master Servicer will retain any fee collected for entering into an assumption agreement, as additional servicing compensation. In regard to circumstances in which the Master Servicer may be unable to enforce due-on-sale clauses, see "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" in the Prospectus. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be changed. No Mortgage Loan may be assumed unless coverage under any existing Primary Mortgage Insurance Policy continues as to that Mortgage Loan after such assumption.

         The Master Servicer will establish and maintain, in addition to the Protected Account described below under "--Protected Account," one or more accounts (each, a "Servicing Account") in a depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum extent permitted by law. The Master Servicer will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors and in trust as provided in the Agreement. Amounts in any Servicing Account may relate to mortgage loans in more than one mortgage pool or to mortgage loans not yet included in a mortgage pool. Each Servicing Account shall be fully insured by the FDIC and to the extent that the balance in such account exceeds the limits of such insurance, such excess must be transferred to another fully-insured account in another institution the accounts of which are insured by the FDIC or must be invested in certain investments permitted by the Agreement ("Permitted Investments"). Such Permitted Investments must be held in trust by the Master Servicer, as described above. In addition, the Master Servicer may establish Servicing Accounts not conforming to the foregoing requirements to the extent that such Servicing Accounts meet the requirements of each of the Rating Agencies for the maintenance of the ratings on the Certificates. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Master Servicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts, to pay earnings not required to be paid to Mortgagors to the Master Servicer or to clear and terminate the Servicing Accounts at or at any time after the termination of the Agreement.

          For each Mortgage Loan which as of the Cut-off Date was covered by a Primary Mortgage Insurance Policy, the Master Servicer will maintain and keep, or cause to be maintained and kept, with respect to each such Mortgage Loan, in full force and effect a Primary Mortgage Insurance Policy with respect to the portion of each such Mortgage Loan, if any, in excess at origination of the percentage of value set forth in the Agreement, at least until such excess has been eliminated. Pursuant to applicable law, the Master Servicer may be required to permit the Primary Mortgage Insurance Policy to be terminated if the ratio of the then outstanding principal balance of the Mortgage Loan to the value of the Mortgaged Property declines below a prescribed percentage. Primary Insurance Policies may be replaced by substantially equivalent insurance but such replacement is subject to the condition, to be evidenced by a writing from each Rating Agency, that it would not cause the ratings on the Certificates to be downgraded or withdrawn.

          The Master Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

HAZARD INSURANCE

          The Master Servicer will maintain and keep, or cause to be maintained and kept, with respect to each Mortgage Loan, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the Outstanding Principal Balance of the Mortgage Loan or the current replacement cost of the improvements on the Mortgaged Property and containing a standard mortgagee clause; PROVIDED, HOWEVER, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless a higher deductible is required by law, the deductible on such hazard insurance policy maybe no more than $1,000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit, required hazard insurance will take the form of a multiple policy covering the entire condominium project, in an amount equal to at least 100% of the insurable value based on replacement cost. Any amounts collected by the Master Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with normal servicing procedures) shall be deposited in a Protected Account. Any cost incurred in maintaining any such hazard insurance policy shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the Certificate Account. The right of the Master Servicer to reimbursement for such costs incurred will be prior to the right of Certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the Certificate Account.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

          Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.

          Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

          Where the Mortgaged Property securing a Mortgage Loan is located at the time of origination in a federally designated flood hazard area, the Master Servicer will cause with respect to each such Mortgage Loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance maybe not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

          The Master Servicer, on behalf of the Trustee and Certificateholders, will present claims to the insurer under any applicable Primary Mortgage Insurance Policy, standard hazard insurance policy or flood insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with normal servicing procedures are to be deposited in a Protected Account.

REALIZATION UPON DEFAULTED MORTGAGE LOANS; PURCHASES OF DEFAULTED MORTGAGE LOANS

          The Master Servicer will use its reasonable efforts to maximize the receipt of principal and interest on Defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing such Defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. The Master Servicer will service the property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure and use its reasonable efforts to maximize the receipt of principal and interest on Defaulted Mortgage Loans; PROVIDED, HOWEVER, that the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such foreclosure or restoration will increase the proceeds of liquidation of the Mortgage Loan to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or insurance proceeds (respecting which it shall have priority for purposes of reimbursements from the Certificate Account).

          Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no insurance payments will result in a recovery to Certificateholders which exceeds the principal balance of the Defaulted Mortgage Loan together with accrued interest thereon at its Net Rate.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The Master Servicer will be entitled to receive a fee (the "Master Servicing Fee") of between 0.20% and 1.075% per annum (the "Master Servicing Fee Rate") of the Outstanding Principal Balance of each Mortgage Loan from full payments of accrued interest on each such Mortgage Loan as compensation for its activities under the Agreement. Any Master Servicing Fee in excess of 0.20% per annum will be set aside by the Master Servicer to pay for lender funded mortgage insurance and will not be treated as servicing compensation and will not be available to make Compensating Interest Payments. However, Interest Shortfalls resulting from prepayments in full or in part in any calendar month will be offset by the Master Servicer on the Distribution Date in the following calendar month to the extent such Interest Shortfalls do not exceed the Master Servicing Fee in connection with such Distribution Date (the amount of the Master Servicing Fee used to offset Interest Shortfalls is referred to herein as "Compensating Interest Payments"). The remaining amount of Interest Shortfalls after applying Compensating Interest Payments is referred to herein as "Net Interest Shortfalls."

          In addition to the primary compensation described above, the Master Servicer will retain all prepayment charges, if any, assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from Mortgagors. The Master Servicer will also be entitled to retain, as additional servicing compensation any Excess Liquidation Proceeds (i.e., the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceeds the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Rate through the related Liquidation Date, plus (ii) related liquidation expenses, to the extent that such amount is not required by law to be paid to the related Mortgagor), but only to the extent that transfers or withdrawals from the Certificate Account with respect thereto are permitted under the Agreement.

          The Master Servicer will pay all expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described herein). On each Distribution Date, the Trustee will pay itself the respective fees and reimbursable expenses to which it is entitled for the month of such Distribution Date from amounts in the Certificate Account.

          In the event a successor Trustee is appointed by the Certificateholders pursuant to the Agreement, that portion, if any, of the successor Trustee's fees which exceeds the Trustee's fees established at the time of issuance of the Certificates will be borne by the Certificateholders.

PROTECTED ACCOUNT

          The Master Servicer will establish and maintain the Protected Account into which it will deposit daily all collections of principal and interest on the Mortgage Loans, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, the Repurchase Price for any Mortgage Loans repurchased, and advances made from the Master Servicer's own funds (less servicing compensation as permitted above). The Protected Account shall be held in a depository institution, the accounts of which are insured by the FDIC to the maximum extent permitted by law, segregated on the books of such institution and held in trust. The amount at any time credited to the Protected Account shall be fully insured by the FDIC to the maximum extent permitted by law or, to the extent that such balance exceeds the limits of such insurance, such excess must be transferred to an account or invested in permitted investments meeting the requirements of the Rating Agencies or to the Certificate Account. Certain payments may be required to be transferred into noncommingled accounts on an accelerated basis.

          Prior to each Distribution Date, the Master Servicer shall withdraw or shall cause to be withdrawn from the Protected Account and any other permitted accounts and shall deposit or cause to be deposited in the Certificate Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

               (i) Scheduled payments on the related Mortgage Loans received or advanced by the Master Servicer which were due on the related Due Date, net of the portion of the servicing fees due the Master Servicer in excess of the related Compensating Interest Payments;

               (ii) Full principal prepayments and any Liquidation Proceeds received by the Master Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the portion of the servicing fees due the Master Servicer in excess of the related Compensating Interest Payments; and

               (iii) Partial prepayments of principal received by the Master Servicer in the related Prepayment Period.

CERTIFICATE ACCOUNT

          The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, an account (the "Certificate Account") as a non-interest bearing trust account. The Trustee will deposit in the Certificate Account, as received, the following amounts:

               (i) Any amounts withdrawn from the Protected Account or other permitted account;

               (ii) Any Monthly Advance and Compensating Interest Payments;

               (iii) Any Insurance Proceeds or Liquidation Proceeds received by the Master Servicer which were not deposited in the Protected Account or other permitted account;

               (iv) The Repurchase Price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the Trust;

               (v) Any amounts required to be deposited with respect to losses on Permitted Investments; and

               (vi) Any other amounts received by the Master Servicer or the Trustee and required to be deposited in the Certificate Account pursuant to the Agreement.

          All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of the Agreement, subject to the right of the Master Servicer to require the Trustee to make withdrawals therefrom as provided below. The amount at any time credited to the Certificate Account shall be in general (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested, in the name of the Trustee, in such Permitted Investments as the Trustee may select or deposited in demand deposits with such depository institutions as selected by the Trustee, provided that time deposits of such depository institutions would be a Permitted Investment.

          The Trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Certificate Account as the Master Servicer has designated for such transfer or withdrawal for the following purposes:

               (i) to reimburse the Master Servicer for any Monthly Advance of its own funds, the right of the Master Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

               (ii) to reimburse the Master Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

               (iii) to reimburse the Master Servicer to the extent permitted by the Agreement from Insurance Proceeds relating to a particular Mortgage Loan for expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer from Liquidation Proceeds from a particular Mortgage Loan for liquidation expenses incurred with respect to such Mortgage Loan;

               (iv) to pay the Master Servicer to the extent permitted by the Agreement from Liquidation Proceeds or

          Insurance Proceeds received in connection with the liquidation of a Mortgage Loan, the amount which the Master Servicer would have been entitled to receive under subclause (ix) below as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

               (v) to pay the Master Servicer to the extent permitted by the Agreement from the Repurchase Price for any Mortgage Loan, the amount which the Master Servicer would have been entitled to receive under subclause (ix) below as servicing compensation;

               (vi) to reimburse the Master Servicer for certain advances of funds made to protect a Mortgaged Property, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

               (vii) to pay the Master Servicer with respect to each Mortgage Loan that has been repurchased, all amounts received thereon, representing recoveries of principal that reduce the Outstanding Principal Balance of the related Mortgage Loan below the Outstanding Principal Balance used in calculating the Repurchase Price or representing interest included in the calculation of the Repurchase Price or accrued after the end of the month during which such repurchase occurs;

               (viii) to reimburse the Master Servicer for any Monthly Advance or advance, if a Realized Loss is to be allocated with respect to the related Mortgage Loan on the related Distribution Date, if the advance has not been reimbursed pursuant to clauses (i) and (vi);

               (ix) to pay the Master Servicer servicing compensation as set forth above;

               (x) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to the Agreement;

               (xi) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

               (xii) to clear and terminate the Certificate Account; and

               (xiii) to remove amounts deposited in error.

          On each Distribution Date, the Trustee shall make the following payments from the funds in the Certificate Account:

               (i) First, the Trustee's Fees shall be paid to the Trustee; and

               (ii) Second, the amount distributable to the Certificateholders shall be paid in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Certificates."

          The Trustee shall receive as its fee (the "Trustee's Fees") interest accrued on amounts deposited in the Certificate Account from the time of deposit to the next Distribution Date.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

          The Agreement will provide that the Master Servicer may not resign from its obligations and duties thereunder, except upon determination that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the Agreement. The Master Servicer, however, has the right, with the written consent of the Trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Agreement; provided that the rating of the Certificates in effect immediately prior to such assignment, sale, transfer or delegation is not qualified, downgraded or withdrawn as a result of such assignment, sale, transfer or delegation and the purchaser or transferee accepting such assignment, sale, transfer or delegation (i) is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (ii) is reasonably satisfactory to the Trustee, (iii) has a net worth of not less than $10,000,000 and (iv) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Agreement from and after the date of such agreement.

          The Agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trustee, the Trust or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; PROVIDED, HOWEVER, that neither of the Master Servicer nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will further provide that the Master Servicer and its directors, officers, employees and agents are entitled to indemnification from the Certificate Account and will be held harmless thereby against any loss, liability or expense incurred in connection with any legal proceeding relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage

Loans (except as otherwise reimbursable under the Agreement) or incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement will provide that the Master Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust and the Master Servicer will be entitled to be reimbursed therefor from the Certificate Account.

          Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any corporation succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Agreement, PROVIDED that any such successor to the Master Servicer shall be qualified to service Mortgage Loans on behalf of Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT

          "Events of Default" under the Agreement consist of (i) failure by the Master Servicer to cause to be deposited in the Certificate Account amounts required to be deposited by the Master Servicer pursuant to the Agreement, and such failure continues unremedied for two Business Days, (ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Certificates or the Agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates aggregating ownership of not less than 25% of the Trust, (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or the commencement of an involuntary case against the Master Servicer under any applicable insolvency or reorganization statute which case is not dismissed within 60 days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations or (v) assignment or delegation by the Master Servicer of its duties or rights under the Agreement in contravention of the provisions permitting such assignment or delegation under the Agreement.

          In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the holders of Certificates aggregating ownership of not less than 51% of the Trust may in each case by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under the Agreement and in and to the Mortgage Loans serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Agreement, whether with respect to the Certificates, the Mortgage Loans or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans) shall, subject to the provisions of the Agreement and to bankruptcy insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee.

          Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; PROVIDED, HOWEVER, that the Trustee (i) shall be under no obligation to repurchase any Mortgage Loan; and (ii) shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or of such opinion of counsel. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer having a net worth of not less than $10,000,000, as the successor to the Master Servicer under the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Agreement. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee shall act in such capacity as provided under the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the Trustee as provided above, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement.

MONTHLY ADVANCES

          If the scheduled payment on an Mortgage Loan which was due on a related Due Date and is delinquent on or prior to the related Determination Date other than as a result of application of the Relief Act exceeds the amount deposited in the appropriate subaccount of the Certificate Account which will be used for a Certificate Account Advance (as defined below) with respect to such Mortgage Loan, the Master Servicer will deposit in the appropriate subaccount of the Certificate Account not later than the Business Day immediately preceding the Distribution Date an amount equal to such deficiency, net of the Master Servicing Fee except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the Mortgage Loan for which such advance was made. Subject to the foregoing, such advances will be made through liquidation of the related Mortgaged Property. Any amount used as a Certificate Account Advance shall be replaced by the Master Servicer by deposit in the appropriate subaccount of the Certificate Account on or before any future date to the extent that funds in the appropriate subaccount of the Certificate Account on such date are less than the amount required to be transferred to the appropriate subaccount of the Certificate Account. If applicable, on the fifth Business Day preceding each Distribution Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable. Failure by the Master Servicer to deposit in the Certificate Account any advance required to be deposited by the Master Servicer under the Agreement, which failure goes unremedied for two business days, would constitute an Event of Default with respect to the Master Servicer as discussed under"--Events of Default" above.

          As of any Determination Date, a "Certificate Account Advance" is the amount on deposit in the Protected Account or another permitted account which is not required to be transferred to the Certificate Account for distribution during the calendar month in which such Determination Date occurs but which is used to make a distribution to Certificateholders during such calendar month on account of scheduled payments on the Mortgage Loans due on the Due Date for such month not being paid on or before the Determination Date except insofar as such unpaid amounts are the result of application of the Relief Act.

REPORTS TO CERTIFICATEHOLDERS

          On each Distribution Date, a written report will be provided to each holder of Certificates setting forth certain information with respect to the composition of the payment being made, the Current Principal Amount or Notional Amount of an individual Certificate following the payment and certain other information relating to the Certificates and the Mortgage Loans.

TERMINATION

          The obligations of the Master Servicer and the Trustee created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such Mortgage Loans and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to such Agreement.

          On any Distribution Date on which the aggregate Scheduled Principal Balances of the Mortgage Loans is less than 10% of the aggregate Scheduled Principal Balances as of the Cut-off Date of the Mortgage Loans, SAMI, or its designee may repurchase from the Trust all Mortgage Loans remaining outstanding and any REO Property remaining in the Trust at a purchase price equal to (a) the unpaid principal balance of the Mortgage Loans (other than Mortgage Loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, plus accrued but unpaid interest thereon at the applicable Mortgage Rate to the next Due Date, plus (b) the appraised value of any REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related Mortgage Loan, together with accrued but unpaid interest on that balance at the applicable Mortgage Rate to the next Due Date). Any such repurchase will result in the retirement of the Certificates. The Trust may also be terminated and the Certificates retired on any Distribution Date upon SAMI's determination, based upon an opinion of counsel, that the real estate mortgage investment conduit status of any of the REMICs has been lost or that a substantial risk exists that such status will be lost for the then current taxable year.

THE TRUSTEE

          The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor Trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Trustee or its property. Upon such resignation or removal of the Trustee, the Master Servicer will be entitled to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the Trust. In the event that the Certificateholders remove the Trustee, the compensation of any successor Trustee shall be paid by the Certificateholders to the extent that such compensation exceeds the amount agreed to by the Master Servicer and the Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

YEAR 2000 ISSUE

          The "Year 2000 Issue" relates to the fact that many existing computer programs and applications use only two digits to identify a year in the date field. A failure to modify such programs and applications to be Year 2000 compliant may adversely impact the operations at the turn of the century of the Master Servicer and the Trustee. SAMI will seek to obtain representations and warranties from the Master Servicer and the Trustee with respect to their plans to modify or replace computer programs and applications in order to deal with the Year 2000 Issue. There can be no assurance that any planned modification or replacement will be timely completed.


                        FEDERAL INCOME TAX CONSIDERATIONS

          Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the Trust Fund will qualify as two REMICs under the Internal Revenue Code of 1986 (the "Code"). The Certificates (other than the Residual Certificates) will be designated as regular interests in a REMIC and are herein referred to as the "Regular Certificates" or the "REMIC Regular Certificates." The Class R-I and Class R-II Certificates will each be designated as the residual interest in a REMIC (collectively, the "Residual Certificates" or the "REMIC Residual Certificates"). All Certificateholders are advised to see "Federal Income Tax Consequences" in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

          Because the REMIC Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. For federal income tax purposes, the Class A-4, Class A-8, Class A-9, Class X and Component will, the Class B-2 and Class B-3 Certificates may, and all other Certificates will not be issued with original issue discount. See "Federal Income Tax Consequences--REMIC Regular Securities--Original Issue Discount" in the Prospectus. All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, if any, of the tax provisions of the Code and Treasury regulations relating to original issue discount on the purchase of the Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Certificates is 250% SPA. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield and Prepayment Considerations--Prepayment Model" for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur. In addition, other Classes of Regular Certificates may be treated as having been issued at a premium. See "Federal Income Tax Consequences--REMIC Regular Securities--Premium" in the Prospectus.

          The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations suggest that original issue discount with respect to securities such as the Component Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Component Certificates will be reported to the IRS and the Certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all such uncertificated regular interests as a single debt instrument as set forth in the OID Regulations.

          If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates.

          In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Master Servicer in preparing reports to the Certificateholders and the IRS.

          Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMIC Regular Certificates--Original Issue Discount" and "--Premium" in the Prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

          The Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes. Instead, the Residual Certificates will be treated as residual interests in a REMIC, representing rights to the taxable income or net loss of the applicable REMIC. Holders of the Residual Certificates will be required to report and will be taxed on their pro rata share of such income or loss, and such reporting requirements will continue until there are no Certificates of any Class outstanding, even though holders of Residual Certificates previously may have received full payment of any stated interest and principal. The taxable income of holders of the Residual Certificates attributable to the Residual Certificates may exceed any principal and interest payments received by such Certificateholders during the corresponding period, which would result in a negligible (or even negative) after-tax return, in certain circumstances. Furthermore, because the tax on income may exceed the cash distributions with respect to the earlier accrual periods of the term of the REMIC, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the related REMIC's term as a result of their ownership of the Residual Certificates.

          An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate, particularly a Class R-I Certificate, may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the related REMIC in computing such Certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such Certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Class R-I Certificates and not to the Class R-II Certificates. However, it is possible that the IRS may require all or some portion of such fees and expenses to be allocable to the Class R-II Certificates. See "Federal Income Tax Consequences--REMIC Residual Certificates" and "--REMIC Residual Certificates --Mismatching of Income and Deductions; Excess Inclusions" in the Prospectus.

          The Offered Certificates (including the Residual Certificates) will be treated as "regular" or "residual interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITs"), subject to the limitations described in "Federal Income Tax Consequences--REMIC Securities--Status of REMIC Securities" in the Prospectus. Similarly, interest on such Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Federal Income Tax Consequences--REMIC Securities--Status of REMIC Securities" in the Prospectus.


                              ERISA CONSIDERATIONS

          Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee or the Master Servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the Certificates.

          The exemptive relief provided by Prohibited Transaction Exemption 90-30 (the "Exemption") may be available with respect to the purchase or holding of the Senior Certificates (other than the Senior Support Certificates), but such availability depends, in part, upon conditions which are dependent on facts unknown to SAMI or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase such Class of Senior Certificates. However, before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such Senior Certificates. See "ERISA Considerations" in the Prospectus.

          Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not likely apply to the purchase, sale or holding of the Subordinate Certificates or the Senior Support Certificates (due to the subordinate nature thereof) or the Residual Certificates, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using "Plan Assets" to effect such acquisition will not be registered by the Trustee unless the transferee provides the Issuer, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Issuer, the Trustee and the Master Servicer, which opinion will not be at the expense of the Issuer, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement.

          In lieu of such opinion of counsel, the Subordinate Certificates and the Senior Support Certificates may be acquired for or on behalf of a purchaser which is acquiring such Certificates directly or indirectly for or on behalf of a Plan, provided that neither the proposed transfer and/or holding of a Certificate nor the servicing, management and operation of the Trust (i) will result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which will not be covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers) or (ii) will subject the Issuer, the Master Servicer or the Trustee, to any obligation in addition to those undertaken in the Agreement, which will be deemed represented by an owner of a

Book-Entry Certificate and will be evidenced by a representation to such effect by or on behalf of a holder of a Physical Certificate.

          Any Plan fiduciary which proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Offered Certificates. Assets of a Plan should not be invested in the Offered Certificates unless it is clear that the Exemption or any other prohibited transaction exemption will apply and exempt all potential prohibited transactions.

          A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any Similar Law.

          The sale of any Certificates to a Plan is in no respect a representation by the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.


                                LEGAL INVESTMENT

          The Senior Certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the remaining Classes of Certificates will be so rated in one of the two highest rating categories and therefore will not constitute "mortgage related securities" under SMMEA (the "Non- SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties.

          The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. For the purposes of TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the Offered Certificates would likely be viewed as "complex securities". The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

          All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment" In the Prospectus.


                      RESTRICTIONS ON PURCHASE AND TRANSFER
                          OF THE RESIDUAL CERTIFICATES

          The Residual Certificates are not offered for sale to any investor that is a "disqualified organization" as described in "Federal Income Tax Consequences--Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus.

          A Residual Certificate (or interests therein) may not be transferred without the prior express written consent of the holder of the Residual Certificate who is a "Tax Matters Person" as defined in the Code and by SAMI. SAMI will not give its consent to any proposed transfer to a disqualified organization, including any publicly traded partnership. As a prerequisite to such consent to any other transfer, the proposed transferee must provide the Tax Matters Person, the Trustee and SAMI with an affidavit that the proposed transferee is not a disqualified organization or publicly traded partnership (and, unless the Tax Matters Person and SAMI consent to the transfer to a person who is not a U.S. Person (as defined below), an affidavit that it is a U.S. Person). Notwithstanding the fulfillment of the prerequisites described above, the Tax Matters Person or SAMI may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of REMIC disqualification or REMIC-level tax. In the event that legislation is enacted which would subject the Trust to tax (or disqualify any REMIC as a REMIC) on the transfer of an interest in the Residual Certificate to any other person or persons, the Tax Matters Person and SAMI may, without action on the part of Holders, amend the Agreement to restrict or prohibit prospectively such transfer. A transfer in violation of the restrictions set forth herein may subject a Residual Certificateholder to taxation. See "Federal Income Tax Consequences--REMIC Residual Certificates--Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Moreover, certain transfers of a Residual Certificate that are effective to transfer legal ownership may nevertheless be ineffective to transfer ownership for federal income tax purposes, if at the time of the transfer the Residual Certificate represents a "non-economic residual interest" as defined in the REMIC Regulations and if avoiding or impeding the assessment or collection of tax is a significant purpose of the transfer. See "Federal Income Tax Consequences--REMIC Residual Certificates--Transfers of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Further, unless the Tax Matters Person and SAMI consent in writing (which consent may be withheld in the Tax Matters Person's or SAMI's sole discretion), a Residual Certificate (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code (a "U.S. Person").


                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the Underwriting Agreement, the Offered Certificates, are being purchased from SAMI by the Underwriter upon issuance. The Underwriter is an affiliate of SAMI and BSMCC. The Offered Certificates will be offered by the Underwriter (only as and if issued and delivered to and accepted by the Underwriter) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to SAMI are expected to be approximately 99.09% of the aggregate principal balance of the Offered Certificates, as of the Cut-off Date, plus accrued interest thereon, but before deducting expenses payable by SAMI in connection with the Offered Certificates which are estimated to be $250,000. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from SAMI in the form of an underwriting discount.

          SAMI will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

          There is currently no secondary market for the Certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.


                                  LEGAL MATTERS

          Certain legal matters relating to the Certificates will be passed upon for SAMI and the Underwriter by Thacher Proffitt & Wood, New York, New York.


                                     RATING

          It is a condition to the issuance of each Class of Offered Certificates that it receives the ratings set forth below from Moody's and DCR.


                                            Rating

Class                              Moody's            DCR

Class A-1                            Aaa              AAA
Class A-2                            Aaa              AAA
Class                              Moody's            DCR
Class                              Moody's            DCR
Class A-3                            Aaa              AAA
Class A-4                            Aaa              AAA
Class A-5                            Aaa              AAA
Class A-6                            Aaa              AAA
Class A-7                            Aaa              AAA
Class A-8                            Aaa              AAA
Class A-9                            Aaa              AAA
Class X                              Aaa              AAA
Class R-I                            --               AAA
Class R-II                           --               AAA
Class B-1                            --                AA
Class B-2                            --                A
Class B-3                            --               BBB


          The ratings assigned by Moody's and DCR to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates were issued. Moody's and DCR's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such certificates. Moody's and DCR's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

          The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments or recoveries (i) Certificateholders might suffer a lower than anticipated yield and (ii) if there is a rapid rate of principal payments (including principal prepayments) on the Mortgage Loans , investors in the Interest Only Certificates could fail to fully recover their initial investment. The ratings on the Component Certificates in respect of the PO Components only address the return of their principal balances. The ratings on the Residual Certificates address only the return of their principal balance and interest thereon at their respective Pass-Through Rates.

          The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

          SAMI has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, in such event, what rating would be assigned to the Offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

                         INDEX OF PRINCIPAL DEFINITIONS


1933 Act ..................................................................S-2
Accrual Distribution Amounts..............................................S-24
Agreement .................................................................S-4
Allocable Share ..........................................................S-28
Assumed Final Distribution Date...........................................S-34
Available Funds ..........................................................S-20
Business Day .............................................................S-20
Cede .....................................................................S-19
Cedel ....................................................................S-19
Certificate Account.......................................................S-47
Certificate Account Advance...............................................S-50
Certificate Register......................................................S-20
Certificates ..............................................................S-4
Class A-9 Accrual Distribution Amount.....................................S-24
Class Prepayment Distribution Trigger.....................................S-28
CMC .......................................................................S-4
Compensating Interest Payments............................................S-24
Component Certificates.....................................................S-4
Components ................................................................S-4
Cross-Over Date ..........................................................S-22
Current Principal Amount..................................................S-23
DCR ......................................................................S-12
Debt Service Reduction....................................................S-29
Deficient Valuation.......................................................S-29
Distribution Date .........................................................S-6
DTC ......................................................................S-19
DTC Services .............................................................S-20
DTC Systems ..............................................................S-20
Due Period ...............................................................S-26
ERISA ....................................................................S-52
Euroclear ................................................................S-19
Exemption ................................................................S-52
FDIC .....................................................................S-45
Industry .................................................................S-20
Insurance Proceeds........................................................S-28
Interest Shortfall........................................................S-24
Issuer ....................................................................S-1
LIBOR ....................................................................S-23
LIBOR Business Day........................................................S-25
LIBOR Rate Adjustment Date................................................S-25
Liquidated Mortgage Loan..................................................S-29
Liquidation Proceeds......................................................S-29
Master Servicer ...........................................................S-4
Master Servicing Fee......................................................S-46
Master Servicing Fee Rate.................................................S-46
Material Defect ..........................................................S-43
Monthly Payment ..........................................................S-29
Moody's ..................................................................S-12
Mortgage File ............................................................S-43
Mortgage Rate ............................................................S-16
Mortgagor ................................................................S-24
Net Interest Shortfalls...................................................S-24
Net Liquidation Proceeds..................................................S-29
Non-PO Percentage ........................................................S-25
Non-PO Realized Losses....................................................S-30
Non-SMMEA Certificates....................................................S-53
Notional Amount ..........................................................S-24
Other Certificates.........................................................S-5
OTS ......................................................................S-53
Outstanding Principal Balance.............................................S-43
PAC Targeted Range........................................................S-32
Pass-Through Rates........................................................S-23
Permitted Investments.....................................................S-45
Plan(s) ..................................................................S-52
PO Component Cash Shortfall...............................................S-22

PO Component Deferred Amount..............................................S-30
PO Component Principal Distribution Amount................................S-27
PO Percentage ............................................................S-25
Pool Strip Rate ..........................................................S-16
Principal Prepayment......................................................S-29
Protected Account ........................................................S-19
PTE ......................................................................S-52
PUDs ......................................................................S-6
Realized Loss ............................................................S-29
Reduced Documentation Program.............................................S-19
Reference Bank Rate.......................................................S-25
Regular Certificates......................................................S-51
Relief Act ...............................................................S-24
REMIC Regular Certificates................................................S-51
REMIC Residual Certificates...............................................S-51
REMICs ...................................................................S-11
Repurchase Price .........................................................S-43
Repurchase Proceeds.......................................................S-28
Residual Certificates.....................................................S-51
Senior P&I Optimal Principal Amount.......................................S-26
Senior Percentage ........................................................S-26
Senior Prepayment Percentage..............................................S-26
Senior Prepayment Percentage Stepdown Limitation..........................S-27
Servicing Account ........................................................S-45
Similar Law ..............................................................S-53
SMMEA ....................................................................S-53
SPA ......................................................................S-35
Streamlined Documentation Program.........................................S-19
Subordinate Certificate Writedown Amount..................................S-23
Subordinate Optimal Principal Amount......................................S-28
Subordinate Percentage....................................................S-27
Subordinate Prepayment Percentage.........................................S-28
TAC Accrual Component Distribution Amount.................................S-24
Targeted Principal Amounts................................................S-29
Tax Matters Person........................................................S-53
TB 13a ...................................................................S-53
Telerate Screen Page 3750.................................................S-25
Trust .....................................................................S-1
Trust Assets .............................................................S-52
Trustee ...................................................................S-5
Trustee's Fees ...........................................................S-48
U.S. Person ..............................................................S-54
Underwriter ...............................................................S-1

SAMI 1998-12


                                                                      SCHEDULE A

CERTAIN CHARACTERTERISTICS OF THE MORTGAGE LOANS

The description herein of the Mortgage Loans is based upon estimates of the composition of the Mortgage Loans as of the Cut-off Date, assuming that all scheduled principal payments due on or before the Cut-off Date have been received. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to December 1, 1998, (ii) requirements of Moody's or DCR or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. All weighted average information reflecting weighting of the applicable Mortgage Loans by their respective Scheduled Principal Balances as of the Cut-off Date. The characteristics as of the Cut-off Date of the Mortgage Loan Pool at the time the Certificates are issued will not, however, differ by more than 5% from the estimated information set forth herein with respect to the Mortgage Loan Pool as presently constituted, although certain characteristics of the Mortgage Loan Pool may vary.

ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS
AVERAGE: $315,955


                                                                              AGGREGATE
                                                           NUMBER OF        PRINCIPAL BALANCE           % OF
                                                            MORTGAGE        OUTSTANDING AS OF         MORTGAGE
ORIGINAL PRINCIPAL BALANCE                                   LOANS           CUT-OFF DATE               POOL
--------------------------                                   -----           ------------               ----
Less than $100,000                                             23       $       1,628,131               0.58%
$100,000 - $149,999                                            21               2,579,342               0.93
$150,000 - $199,999                                            25               4,362,988               1.57
$200,000 - $249,999                                            81              19,393,589               6.96
$250,000 - $299,999                                           296              80,725,274              28.99
$300,000 - $349,999                                           182              58,256,646              20.92
$350,000 - $399,999                                           108              39,443,929              14.16
$400,000 - $449,999                                            57              23,858,493               8.57
$450,000 - $499,999                                            32              14,872,869               5.34
$500,000 - $599,999                                            41              22,064,612               7.92
$600,000 - $699,999                                            13               8,250,774               2.96
Greater than $700,000                                           4               3,060,394               1.10
     Total                                                    883       $     278,497,041             100.00%


UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS
AVERAGE: $315,399


                                                                              AGGREGATE
                                                           NUMBER OF        PRINCIPAL BALANCE          % OF
                                                            MORTGAGE        OUTSTANDING AS OF         MORTGAGE
UNPAID PRINCIPAL BALANCE                                     LOANS            CUT-OFF DATE              POOL
------------------------                                     -----            ------------              ----
Less than $100,000                                             25       $       1,827,982               0.66%
$100,000 - $149,999                                            19               2,379,490               0.85
$150,000 - $199,999                                            25               4,362,988               1.57
$200,000 - $249,999                                            88              21,119,179               7.58
$250,000 - $299,999                                           300              82,224,392              29.52
$300,000 - $349,999                                           182              58,756,057              21.10
$350,000 - $399,999                                           102              37,542,341              13.48
$400,000 - $449,999                                            54              22,714,530               8.16
$450,000 - $499,999                                            33              15,691,041               5.63
$500,000 - $599,999                                            38              20,567,873               7.39
$600,000 - $699,999                                            13               8,250,774               2.96
Greater than $700,000                                           4               3,060,394               1.10
     Total                                                    883       $     278,497,041             100.00%

MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS
WEIGHTED AVERAGE: 7.084%


                                                                               AGGREGATE
                                                           NUMBER OF         PRINCIPAL BALANCE         % OF
                                                            MORTGAGE         OUTSTANDING AS OF       MORTGAGE
MORTGAGE INTEREST RATE                                       LOANS             CUT-OFF DATE            POOL
7.000% or less                                                412       $     133,591,090              47.97%
7.001% - 7.250%                                               231              73,714,807              26.47
7.251% - 7.500%                                               156              48,425,896              17.39
7.501% - 7.750%                                                60              16,457,742               5.91
7.751% - 8.000%                                                17               4,190,590               1.50
8.001% - 8.250%                                                 4               1,366,561               0.49
8.251% - 8.500%                                                 2                 450,355               0.16
8.501% - 8.750%                                                 1                 300,000               0.11
     Total                                                    883       $     278,497,041             100.00%


LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS
WEIGHTED AVERAGE: 77.34%


                                                                                 AGGREGATE
                                                            NUMBER OF         PRINCIPAL BALANCE          % OF
ORIGINAL LOAN-TO-                                           MORTGAGE          OUTSTANDING AS OF        MORTGAGE
VALUE RATIOS                                                 LOANS              CUT-OFF DATE             POOL
------------                                                 -----              ------------             ----
50.00% or less                                                 35       $      11,026,244               3.96%
50.01% - 55.00%                                                18               5,890,077               2.11
55.01% - 60.00%                                                25               8,470,787               3.04
60.01% - 65.00%                                                34              12,044,157               4.32
65.01% - 70.00%                                                61              19,018,892               6.83
70.01% - 75.00%                                                99              31,026,142              11.14
75.01% - 80.00%                                               380             119,557,120              42.93
80.01% - 85.00%                                                21               6,474,315               2.32
85.01% - 90.00%                                               128              40,434,985              14.52
90.01% - 95.00%                                                82              24,554,321               8.82
     Total                                                    883       $     278,497,041             100.00%


PROPERTY TYPES OF MORTGAGED PROPERTIES

                                                                                AGGREGATE
                                                           NUMBER OF         PRINCIPAL BALANCE          % OF
                                                            MORTGAGE         OUTSTANDING AS OF        MORTGAGE
PROPERTY TYPE                                                LOANS             CUT-OFF DATE             POOL
-------------                                                -----             ------------             ----
Single Family                                                 829       $     262,471,324              94.24%
Two-Family to Four-Family                                       7               2,592,122               0.93
Condo                                                          31               9,648,087               3.46
PUD                                                            16               3,785,508               1.36
     Total                                                    883       $     278,497,041             100.00%

LOAN PURPOSES OF MORTGAGE LOANS

                                                                               AGGREGATE
                                                           NUMBER OF        PRINCIPAL BALANCE          % OF
                                                            MORTGAGE        OUTSTANDING AS OF         MORTGAGE
LOAN PURPOSE                                                 LOANS            CUT-OFF DATE              POOL
------------                                                 -----            ------------              ----
Purchase                                                      539       $     164,642,126              59.12%
Rate / Term Refinance                                         205              68,429,254              24.57
Cash Out Refinance                                            139              45,425,661              16.31
     Total                                                    883       $     278,497,041             100.00%


OCCUPANCY STATUS OF MORTGAGED PROPERTIES

                                                                              AGGREGATE
                                                           NUMBER OF        PRINCIPAL BALANCE          % OF
                                                            MORTGAGE        OUTSTANDING AS OF        MORTGAGE
OCCUPANCY STATUS                                             LOANS           CUT-OFF DATE              POOL
----------------                                             -----           ------------              ----
Primary Residence                                             867       $     273,058,174              98.05%
Second Home                                                    14               4,867,630               1.75
Investor Property                                               2                 571,237               0.21
     Total                                                    883       $     278,497,041             100.00%


ORIGINAL TERMS OF MORTGAGE LOANS
WEIGHTED AVERAGE:  356 MONTHS

                                                                              AGGREGATE
                                                           NUMBER OF        PRINCIPAL BALANCE          % OF
                                                            MORTGAGE        OUTSTANDING AS OF         MORTGAGE
ORIGINAL TERMS                                               LOANS            CUT-OFF DATE              POOL
--------------                                               -----            ------------              ----
240 Months                                                     28       $       8,869,270               3.18%
360 Months                                                    855             269,627,771              96.82
     Total                                                    883       $     278,497,041             100.00%


STATED REMAINING TERMS TO MATURITY OF MORTGAGE LOANS
WEIGHTED AVERAGE: 355 MONTHS

                                                                               AGGREGATE
                                                            NUMBER OF        PRINCIPAL BALANCE        % OF
                                                             MORTGAGE        OUTSTANDING AS OF       MORTGAGE
STATED REMAINING TERM TO MATURITY                             LOANS            CUT-OFF DATE            POOL
---------------------------------                             -----            ------------            ----
181 - 240 Months                                               28               8,869,270               3.18
241 - 360 Months                                              855             269,627,771              96.82
     Total                                                    883       $     278,497,041             100.00%

------------------

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES *


                                                                               AGGREGATE
                                                            NUMBER OF      PRINCIPAL BALANCE            % OF
                                                            MORTGAGE       OUTSTANDING AS OF          MORTGAGE
STATE                                                        LOANS            CUT-OFF DATE              POOL
-----                                                        -----            ------------              ----
California                                                    325       $     108,468,964              38.95%
New Jersey                                                    107              33,293,526              11.95
Minnesota                                                      37              12,432,808               4.46
New York                                                       35              10,216,082               3.67
Washington                                                     33               9,353,122               3.36
Pennsylvania                                                   32               9,195,396               3.30
Connecticut                                                    28               9,106,914               3.27
Virginia                                                       23               7,312,128               2.63
Colorado                                                       25               6,995,568               2.51
Wisconsin                                                      18               6,681,594               2.40
Maryland                                                       22               6,562,846               2.36
Illinois                                                       19               6,373,564               2.29
Georgia                                                        19               6,100,589               2.19
Massachusetts                                                  19               5,978,804               2.15
Florida                                                        19               5,315,183               1.91
Texas                                                          18               5,286,850               1.90
Oregon                                                         13               3,333,394               1.20
North Carolina                                                 13               3,209,841               1.15
Michigan                                                       10               2,905,446               1.04
Other (no more than 1% in any one of 24 states)                68              20,374,422               7.31
     Total                                                    883       $     278,497,041             100.00%

-------------------
* No more than 1.05% (92131 - San Diego, CA) of the Mortgage Loans by Unpaid Principal Balance will be secured by Properties located in any one zip code area in California and no more than 0.82% (55403 - Minneapolis, MN) of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area outside of California.


DOCUMENTATION TYPES OF MORTGAGE LOANS

                                                                                AGGREGATE
                                                           NUMBER OF         PRINCIPAL BALANCE        % OF
                                                            MORTGAGE         OUTSTANDING AS OF       MORTGAGE
DOCUMENTATION TYPE                                           LOANS             CUT-OFF DATE            POOL
------------------                                           -----             ------------            ----
Full/Alternative Documentation                                780             259,415,996              93.15%
Limited Documentation                                          93              16,662,144               5.98
No Income / No Asset                                           10               2,418,901               0.87
     Total                                                    883       $     278,497,041             100.00%

ZIP CODE CONCENTRATION ( OVER 1% ) OF MORTGAGE LOANS

                                                                                AGGREGATE
                                                           NUMBER OF         PRINCIPAL BALANCE          % OF
                                                            MORTGAGE         OUTSTANDING AS OF        MORTGAGE
ZIP CODE CONCENTRATION                                        LOANS            CUT-OFF DATE             POOL
----------------------                                        -----            ------------             ----
92131 - San Diego, CA                                           9       $       2,925,650               1.05%

                                                                      SCHEDULE B


                                             Planned Principal Balance Table


                                          Class A-1                        Class A-2                        Class A-3
Initial Balance                        $ 11,195,000.00                  $ 20,107,000.00                  $ 55,214,000.00
           Jan-99                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Feb-99                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Mar-99                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Apr-99                        11,195,000.00                    20,107,000.00                    55,214,000.00
           May-99                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Jun-99                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Jul-99                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Aug-99                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Sep-99                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Oct-99                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Nov-99                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Dec-99                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Jan-00                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Feb-00                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Mar-00                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Apr-00                        11,195,000.00                    20,107,000.00                    55,214,000.00
           May-00                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Jun-00                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Jul-00                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Aug-00                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Sep-00                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Oct-00                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Nov-00                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Dec-00                        11,195,000.00                    20,107,000.00                    55,214,000.00
           Jan-01                         9,596,362.16                    20,107,000.00                    55,214,000.00
           Feb-01                         7,914,027.38                    20,107,000.00                    55,214,000.00
           Mar-01                         6,186,533.70                    20,107,000.00                    55,214,000.00
           Apr-01                         4,414,837.10                    20,107,000.00                    55,214,000.00
           May-01                         2,599,919.88                    20,107,000.00                    55,214,000.00
           Jun-01                           797,042.17                    20,107,000.00                    55,214,000.00
           Jul-01                                 0.00                    19,113,126.70                    55,214,000.00
           Aug-01                                 0.00                    17,334,096.72                    55,214,000.00
           Sep-01                                 0.00                    15,566,875.95                    55,214,000.00
           Oct-01                                 0.00                    13,811,388.62                    55,214,000.00
           Nov-01                                 0.00                    12,067,559.46                    55,214,000.00
           Dec-01                                 0.00                    10,335,313.70                    55,214,000.00
           Jan-02                                 0.00                     8,614,577.02                    55,214,000.00
           Feb-02                                 0.00                     6,905,275.65                    55,214,000.00
           Mar-02                                 0.00                     5,207,336.24                    55,214,000.00
           Apr-02                                 0.00                     3,520,685.97                    55,214,000.00
           May-02                                 0.00                     1,845,252.46                    55,214,000.00
           Jun-02                                 0.00                       180,963.82                    55,214,000.00
           Jul-02                                 0.00                             0.00                    53,741,748.63
           Aug-02                                 0.00                             0.00                    52,099,535.94
           Sep-02                                 0.00                             0.00                    50,468,255.26


                                          Class A-1                        Class A-2                        Class A-3
           Oct-02                                 0.00                             0.00                    48,847,836.56
           Nov-02                                 0.00                             0.00                    47,238,210.27
           Dec-02                                 0.00                             0.00                    45,639,307.29
           Jan-03                                 0.00                             0.00                    44,051,058.95
           Feb-03                                 0.00                             0.00                    42,473,397.03
           Mar-03                                 0.00                             0.00                    40,906,253.79
           Apr-03                                 0.00                             0.00                    39,349,561.89
           May-03                                 0.00                             0.00                    37,803,254.47
           Jun-03                                 0.00                             0.00                    36,267,265.09
           Jul-03                                 0.00                             0.00                    34,741,527.74
           Aug-03                                 0.00                             0.00                    33,225,976.85
           Sep-03                                 0.00                             0.00                    31,720,547.27
           Oct-03                                 0.00                             0.00                    30,225,174.31
           Nov-03                                 0.00                             0.00                    28,739,793.67
           Dec-03                                 0.00                             0.00                    27,264,341.48
           Jan-04                                 0.00                             0.00                    25,883,640.35
           Feb-04                                 0.00                             0.00                    24,512,575.28
           Mar-04                                 0.00                             0.00                    23,151,083.87
           Apr-04                                 0.00                             0.00                    21,799,104.15
           May-04                                 0.00                             0.00                    20,456,574.56
           Jun-04                                 0.00                             0.00                    19,123,433.93
           Jul-04                                 0.00                             0.00                    17,799,621.49
           Aug-04                                 0.00                             0.00                    16,496,843.86
           Sep-04                                 0.00                             0.00                    15,240,716.76
           Oct-04                                 0.00                             0.00                    14,029,773.85
           Nov-04                                 0.00                             0.00                    12,862,593.17
           Dec-04                                 0.00                             0.00                    11,737,795.83
           Jan-05                                 0.00                             0.00                    10,757,520.02
           Feb-05                                 0.00                             0.00                     9,814,750.79
           Mar-05                                 0.00                             0.00                     8,908,266.28
           Apr-05                                 0.00                             0.00                     8,036,882.30
           May-05                                 0.00                             0.00                     7,199,451.15
           Jun-05                                 0.00                             0.00                     6,394,860.57
           Jul-05                                 0.00                             0.00                     5,622,032.65
           Aug-05                                 0.00                             0.00                     4,879,922.79
           Sep-05                                 0.00                             0.00                     4,167,518.68
           Oct-05                                 0.00                             0.00                     3,483,839.37
           Nov-05                                 0.00                             0.00                     2,827,934.29
           Dec-05                                 0.00                             0.00                     2,198,882.34
           Jan-06                                 0.00                             0.00                     1,774,280.38
           Feb-06                                 0.00                             0.00                     1,369,261.82
           Mar-06                                 0.00                             0.00                       983,114.92
           Apr-06                                 0.00                             0.00                       615,151.44
           May-06                                 0.00                             0.00                       264,705.90
           Jun-06                                 0.00                             0.00                             0.00

                                                  Targeted Principal Balance Table


                                  Class A-4               Class A5-2         Class A6-2            Class A7             Class A8
Initial Balance                 107,562,000.00          48,337,500.00       1,933,500.00         11,259,000.00         3,753,000.00
           Jan-99               106,829,768.75          48,609,398.44       1,944,375.94         11,240,451.00         3,746,817.00
           Feb-99               105,979,551.61          48,882,826.30       1,955,313.05         11,221,797.66         3,740,599.22
           Mar-99               105,011,576.82          49,157,792.20       1,966,311.69         11,203,039.39         3,734,346.46
           Apr-99               103,926,119.93          49,434,304.78       1,977,372.19         11,184,175.61         3,728,058.53
           May-99               102,723,604.44          49,712,372.75       1,988,494.91         11,165,205.72         3,721,735.23
           Jun-99               101,404,602.16          49,992,004.84       1,999,680.19         11,146,129.13         3,715,376.37
           Jul-99                99,969,833.24          50,273,209.87       2,010,928.39         11,126,945.23         3,708,981.74
           Aug-99                98,420,165.89          50,555,996.68       2,022,239.86         11,107,653.42         3,702,551.14
           Sep-99                96,756,615.78          50,840,374.16       2,033,614.96         11,088,253.10         3,696,084.37
           Oct-99                94,980,345.13          51,126,351.26       2,045,054.05         11,068,743.65         3,689,581.22
           Nov-99                93,092,661.50          51,413,936.99       2,056,557.48         11,049,124.45         3,683,041.49
           Dec-99                91,095,016.24          51,703,140.38       2,068,125.61         11,029,394.90         3,676,464.97
           Jan-00                88,989,002.62          51,993,970.55       2,079,758.82         11,009,554.37         3,669,851.46
           Feb-00                86,776,353.67          52,286,436.63       2,091,457.46         10,989,602.24         3,663,200.75
           Mar-00                84,458,939.69          52,580,547.84       2,103,221.91         10,969,537.87         3,656,512.63
           Apr-00                82,038,765.45          52,876,313.42       2,115,052.53         10,949,360.64         3,649,786.89
           May-00                79,517,967.06          53,173,742.68       2,126,949.70         10,929,069.92         3,643,023.32
           Jun-00                76,898,808.63          53,472,844.99       2,138,913.80         10,908,665.06         3,636,221.70
           Jul-00                74,183,678.55          53,773,629.74       2,150,945.19         10,888,145.42         3,629,381.82
           Aug-00                71,375,085.49          54,076,106.41       2,163,044.25         10,867,510.36         3,622,503.47
           Sep-00                68,475,654.18          54,380,284.51       2,175,211.38         10,846,759.23         3,615,586.43
           Oct-00                65,488,120.89          54,686,173.61       2,187,446.94         10,825,891.37         3,608,630.48
           Nov-00                62,415,328.60          54,993,783.33       2,199,751.33         10,804,906.14         3,601,635.40
           Dec-00                59,260,222.08          55,303,123.36       2,212,124.93         10,783,802.86         3,594,600.97
           Jan-01                57,624,480.34          55,614,203.43       2,224,568.13         10,762,580.88         3,587,526.98
           Feb-01                55,996,294.71          55,927,033.33       2,237,081.33         10,741,239.52         3,580,413.19
           Mar-01                54,340,344.64          56,241,622.89       2,249,664.91         10,719,778.11         3,573,259.39
           Apr-01                52,658,971.09          56,557,982.02       2,262,319.28         10,698,195.98         3,566,065.35
           May-01                50,954,562.05          56,876,120.67       2,275,044.82         10,676,492.45         3,558,830.84
           Jun-01                49,281,035.22          57,196,048.85       2,287,841.95         10,654,666.85         3,551,555.64
           Jul-01                47,637,843.42          57,517,776.62       2,300,711.06         10,632,718.48         3,544,239.52
           Aug-01                46,024,447.21          57,841,314.11       2,313,652.56         10,610,646.64         3,536,882.24
           Sep-01                44,440,314.89          58,166,671.51       2,326,666.86         10,588,450.65         3,529,483.58
           Oct-01                42,884,922.33          58,493,859.03       2,339,754.36         10,566,129.81         3,522,043.30
           Nov-01                41,357,752.87          58,822,886.99       2,352,915.48         10,543,683.42         3,514,561.17
           Dec-01                39,858,297.20          59,153,765.73       2,366,150.62         10,521,110.77         3,507,036.95
           Jan-02                38,386,053.34          59,486,505.66       2,379,460.22         10,498,411.14         3,499,470.41
           Feb-02                36,940,526.38          59,821,117.26       2,392,844.69         10,475,583.83         3,491,861.31
           Mar-02                35,521,228.53          60,157,611.04       2,406,304.44         10,452,628.12         3,484,209.41
           Apr-02                34,127,678.96          60,495,997.60       2,419,839.90         10,429,543.28         3,476,514.46
           May-02                32,759,403.67          60,836,287.59       2,433,451.50         10,406,328.59         3,468,776.23
           Jun-02                31,415,935.45          61,178,491.71       2,447,139.66         10,382,983.31         3,460,994.47
           Jul-02                30,096,813.74          61,522,620.72       2,460,904.82         10,359,506.72         3,453,168.94
           Aug-02                28,801,584.56          61,868,685.46       2,474,747.41         10,335,898.07         3,445,299.39
           Sep-02                27,529,800.41          62,216,696.82       2,488,667.87         10,312,156.62         3,437,385.57


                                  Class A-4               Class A5-2         Class A6-2            Class A7             Class A8
           Oct-02                26,281,020.18          62,566,665.74       2,502,666.62         10,288,281.63         3,429,427.24
           Nov-02                25,054,809.06          62,918,603.23       2,516,744.12         10,264,272.34         3,421,424.14
           Dec-02                23,850,738.40          63,272,520.38       2,530,900.81         10,240,128.00         3,413,376.03
           Jan-03                22,668,385.73          63,628,428.30       2,545,137.13         10,215,847.84         3,405,282.64
           Feb-03                21,507,334.58          63,986,338.21       2,559,453.52         10,191,431.11         3,397,143.73
           Mar-03                20,367,174.41          64,346,261.37       2,573,850.45         10,166,877.04         3,388,959.04
           Apr-03                19,247,500.59          64,708,209.09       2,588,328.36         10,142,184.85         3,380,728.31
           May-03                18,147,914.20          65,072,192.76       2,602,887.71         10,117,353.76         3,372,451.28
           Jun-03                17,068,022.04          65,438,223.85       2,617,528.95         10,092,383.00         3,364,127.69
           Jul-03                16,007,436.54          65,806,313.86       2,632,252.55         10,067,271.78         3,355,757.28
           Aug-03                14,965,775.63          66,176,474.37       2,647,058.97         10,042,019.31         3,347,339.79
           Sep-03                13,942,662.74          66,548,717.04       2,661,948.68         10,016,624.80         3,338,874.95
           Oct-03                12,937,726.61          66,923,053.57       2,676,922.14          9,991,087.44         3,330,362.50
           Nov-03                11,950,601.31          67,299,495.75       2,691,979.82          9,965,406.43         3,321,802.16
           Dec-03                10,980,926.12          67,678,055.41       2,707,122.21          9,939,580.97         3,313,193.67
           Jan-04                 9,985,677.24          68,058,744.47       2,722,349.77          9,913,610.24         3,304,536.76
           Feb-04                 9,007,061.01          68,441,574.91       2,737,662.99          9,887,493.43         3,295,831.16
           Mar-04                 8,044,732.11          68,826,558.77       2,753,062.35          9,861,229.70         3,287,076.58
           Apr-04                 7,098,350.11          69,213,708.16       2,768,548.32          9,834,818.24         3,278,272.76
           May-04                 6,167,579.44          69,603,035.27       2,784,121.41          9,808,258.22         3,269,419.42
           Jun-04                 5,252,089.29          69,994,552.35       2,799,782.09          9,781,548.80         3,260,516.28
           Jul-04                 4,351,553.60          70,388,271.70       2,815,530.86          9,754,689.14         3,251,563.06
           Aug-04                 3,453,883.94          70,784,205.73       2,831,368.22          9,727,678.39         3,242,559.48
           Sep-04                 2,533,087.76          71,182,366.89       2,847,294.67          9,700,515.70         3,233,505.25
           Oct-04                 1,590,259.48          71,582,767.70       2,863,310.70          9,673,200.23         3,224,400.09
           Nov-04                   626,453.96          71,985,420.77       2,879,416.83          9,645,731.11         3,215,243.72
           Dec-04                         0.00          72,046,769.31       2,881,870.77          9,618,107.47         3,206,035.84
           Jan-05                         0.00          71,402,976.97       2,856,119.08          9,590,328.45         3,196,776.17
           Feb-05                         0.00          70,746,133.65       2,829,845.35          9,562,393.17         3,187,464.41
           Mar-05                         0.00          70,077,093.14       2,803,083.73          9,534,300.76         3,178,100.27
           Apr-05                         0.00          69,396,677.38       2,775,867.10          9,506,050.33         3,168,683.46
           May-05                         0.00          68,705,677.59       2,748,227.11          9,477,640.99         3,159,213.68
           Jun-05                         0.00          68,004,855.17       2,720,194.21          9,449,071.85         3,149,690.63
           Jul-05                         0.00          67,294,942.74       2,691,797.71          9,420,342.00         3,140,114.01
           Aug-05                         0.00          66,576,645.05       2,663,065.80          9,391,450.55         3,130,483.53
           Sep-05                         0.00          65,850,639.89       2,634,025.59          9,362,396.58         3,120,798.88
           Oct-05                         0.00          65,117,579.00       2,604,703.15          9,333,179.19         3,111,059.75
           Nov-05                         0.00          64,378,088.87       2,575,123.54          9,303,797.45         3,101,265.84
           Dec-05                         0.00          63,632,771.58       2,545,310.85          9,274,250.44         3,091,416.84
           Jan-06                         0.00          62,733,957.79       2,509,358.30          9,244,537.22         3,081,512.43
           Feb-06                         0.00          61,835,366.87       2,473,414.66          9,214,656.87         3,071,552.31
           Mar-06                         0.00          60,937,415.14       2,437,496.59          9,184,608.44         3,061,536.17
           Apr-06                         0.00          60,040,500.04       2,401,619.99          9,154,390.99         3,051,463.68
           May-06                         0.00          59,145,000.75       2,365,800.02          9,124,003.56         3,041,334.54
           Jun-06                         0.00          58,185,062.39       2,327,402.49          9,093,445.21         3,031,148.42
           Jul-06                         0.00          56,988,348.48       2,279,533.93          9,062,714.96         3,020,905.00
           Aug-06                         0.00          55,809,133.88       2,232,365.35          9,031,811.86         3,010,603.97
           Sep-06                         0.00          54,647,171.98       2,185,886.87          9,000,734.93         3,000,244.99


                                  Class A-4               Class A5-2         Class A6-2            Class A7             Class A8
           Oct-06                         0.00          53,502,219.61       2,140,088.78          8,969,483.19         2,989,827.74
           Nov-06                         0.00          52,374,036.92       2,094,961.47          8,938,055.66         2,979,351.90
           Dec-06                         0.00          51,262,387.41       2,050,495.49          8,906,451.35         2,968,817.13
           Jan-07                         0.00          50,187,850.91       2,007,514.03          8,874,669.26         2,958,223.10
           Feb-07                         0.00          49,128,924.23       1,965,156.96          8,842,708.40         2,947,569.48
           Mar-07                         0.00          48,085,387.41       1,923,415.49          8,810,567.76         2,936,855.93
           Apr-07                         0.00          47,057,023.55       1,882,280.94          8,778,246.33         2,926,082.12
           May-07                         0.00          46,043,618.75       1,841,744.75          8,745,743.09         2,915,247.71
           Jun-07                         0.00          45,044,962.08       1,801,798.48          8,713,057.02         2,904,352.35
           Jul-07                         0.00          44,060,845.52       1,762,433.82          8,680,187.09         2,893,395.71
           Aug-07                         0.00          43,091,063.95       1,723,642.56          8,647,132.27         2,882,377.44
           Sep-07                         0.00          42,135,415.08       1,685,416.61          8,613,891.51         2,871,297.19
           Oct-07                         0.00          41,193,699.41       1,647,747.98          8,580,463.77         2,860,154.61
           Nov-07                         0.00          40,265,720.24       1,610,628.81          8,546,848.00         2,848,949.35
           Dec-07                         0.00          39,351,283.57       1,574,051.34          8,513,043.15         2,837,681.06
           Jan-08                         0.00          38,468,102.60       1,538,724.10          8,479,048.14         2,826,349.39
           Feb-08                         0.00          37,597,586.62       1,503,903.46          8,444,861.91         2,814,953.98
           Mar-08                         0.00          36,739,559.27       1,469,582.37          8,410,483.38         2,803,494.47
           Apr-08                         0.00          35,893,846.62       1,435,753.86          8,375,911.47         2,791,970.50
           May-08                         0.00          35,060,277.10       1,402,411.08          8,341,145.10         2,780,381.71
           Jun-08                         0.00          34,238,681.50       1,369,547.26          8,306,183.17         2,768,727.73
           Jul-08                         0.00          33,428,892.95       1,337,155.72          8,271,024.58         2,757,008.20
           Aug-08                         0.00          32,630,746.86       1,305,229.88          8,235,668.22         2,745,222.74
           Sep-08                         0.00          31,844,080.87       1,273,763.24          8,200,112.98         2,733,370.99
           Oct-08                         0.00          31,068,734.88       1,242,749.40          8,164,357.74         2,721,452.58
           Nov-08                         0.00          30,304,550.97       1,212,182.04          8,128,401.38         2,709,467.13
           Dec-08                         0.00          29,551,373.41       1,182,054.94          8,092,242.76         2,697,414.26
           Jan-09                         0.00          28,809,048.59       1,152,361.95          8,055,880.75         2,685,293.59
           Feb-09                         0.00          28,077,425.00       1,123,097.01          8,019,314.20         2,673,104.74
           Mar-09                         0.00          27,356,353.23       1,094,254.14          7,982,541.97         2,660,847.33
           Apr-09                         0.00          26,645,685.92       1,065,827.45          7,945,562.89         2,648,520.97
           May-09                         0.00          25,945,277.73       1,037,811.12          7,908,375.81         2,636,125.27
           Jun-09                         0.00          25,254,985.30       1,010,199.42          7,870,979.55         2,623,659.85
           Jul-09                         0.00          24,574,667.25         982,986.70          7,833,372.94         2,611,124.31
           Aug-09                         0.00          23,904,184.16         956,167.38          7,795,554.79         2,598,518.26
           Sep-09                         0.00          23,243,398.51         929,735.95          7,757,523.91         2,585,841.30
           Oct-09                         0.00          22,592,174.65         903,687.00          7,719,279.11         2,573,093.03
           Nov-09                         0.00          21,950,378.84         878,015.17          7,680,819.18         2,560,273.05
           Dec-09                         0.00          21,317,879.13         852,715.18          7,642,142.91         2,547,380.96
           Jan-10                         0.00          20,694,545.44         827,781.83          7,603,249.09         2,534,416.35
           Feb-10                         0.00          20,080,249.42         803,209.99          7,564,136.49         2,521,378.82
           Mar-10                         0.00          19,474,864.52         778,994.59          7,524,803.88         2,508,267.95
           Apr-10                         0.00          18,878,265.91         755,130.65          7,485,250.03         2,495,083.33
           May-10                         0.00          18,290,330.50         731,613.23          7,445,473.69         2,481,824.55
           Jun-10                         0.00          17,710,936.88         708,437.48          7,405,473.60         2,468,491.19
           Jul-10                         0.00          17,139,965.31         685,598.62          7,365,248.51         2,455,082.83
           Aug-10                         0.00          16,577,297.70         663,091.92          7,324,797.16         2,441,599.05
           Sep-10                         0.00          16,022,817.59         640,912.72          7,284,118.27         2,428,039.42


                                  Class A-4               Class A5-2         Class A6-2            Class A7             Class A8
           Oct-10                         0.00          15,476,410.11         619,056.42          7,243,210.56         2,414,403.52
           Nov-10                         0.00          14,937,961.98         597,518.49          7,202,072.74         2,400,690.92
           Dec-10                         0.00          14,407,361.49         576,294.47          7,160,703.52         2,386,901.18
           Jan-11                         0.00          13,884,498.45         555,379.95          7,119,101.60         2,373,033.87
           Feb-11                         0.00          13,369,264.19         534,770.58          7,077,265.67         2,359,088.56
           Mar-11                         0.00          12,861,551.57         514,462.07          7,035,194.41         2,345,064.81
           Apr-11                         0.00          12,361,254.86         494,450.20          6,992,886.50         2,330,962.17
           May-11                         0.00          11,868,269.83         474,730.80          6,950,340.61         2,316,780.21
           Jun-11                         0.00          11,382,493.70         455,299.75          6,907,555.40         2,302,518.48
           Jul-11                         0.00          10,903,825.08         436,153.01          6,864,529.52         2,288,176.52
           Aug-11                         0.00          10,432,163.98         417,286.57          6,821,261.62         2,273,753.89
           Sep-11                         0.00           9,967,411.80         398,696.48          6,777,750.34         2,259,250.13
           Oct-11                         0.00           9,509,471.28         380,378.86          6,733,994.31         2,244,664.79
           Nov-11                         0.00           9,058,246.53         362,329.87          6,689,992.15         2,229,997.40
           Dec-11                         0.00           8,613,642.95         344,545.73          6,645,742.48         2,215,247.51
           Jan-12                         0.00           8,175,567.29         327,022.70          6,601,243.91         2,200,414.65
           Feb-12                         0.00           7,743,927.54         309,757.11          6,556,495.03         2,185,498.36
           Mar-12                         0.00           7,318,632.97         292,745.33          6,511,494.44         2,170,498.16
           Apr-12                         0.00           6,899,594.13         275,983.78          6,466,240.72         2,155,413.59
           May-12                         0.00           6,486,722.77         259,468.92          6,420,732.45         2,140,244.17
           Jun-12                         0.00           6,079,931.88         243,197.28          6,374,968.20         2,124,989.42
           Jul-12                         0.00           5,679,135.63         227,165.43          6,328,946.52         2,109,648.86
           Aug-12                         0.00           5,284,249.41         211,369.98          6,282,665.97         2,094,222.01
           Sep-12                         0.00           4,895,189.75         195,807.59          6,236,125.09         2,078,708.38
           Oct-12                         0.00           4,511,874.35         180,474.97          6,189,322.42         2,063,107.49
           Nov-12                         0.00           4,134,222.03         165,368.88          6,142,256.48         2,047,418.85
           Dec-12                         0.00           3,762,152.75         150,486.11          6,094,925.80         2,031,641.96
           Jan-13                         0.00           3,395,587.56         135,823.50          6,047,328.88         2,015,776.32
           Feb-13                         0.00           3,034,448.60         121,377.94          5,999,464.23         1,999,821.44
           Mar-13                         0.00           2,678,659.11         107,146.36          5,951,330.34         1,983,776.81
           Apr-13                         0.00           2,328,143.37          93,125.73          5,902,925.70         1,967,641.93
           May-13                         0.00           1,982,826.71          79,313.06          5,854,248.78         1,951,416.29
           Jun-13                         0.00           1,642,635.51          65,705.41          5,805,298.05         1,935,099.38
           Jul-13                         0.00           1,307,497.14          52,299.88          5,756,071.98         1,918,690.69
           Aug-13                         0.00             977,340.00          39,093.60          5,706,569.01         1,902,189.70
           Sep-13                         0.00             652,093.47          26,083.74          5,656,787.59         1,885,595.89
           Oct-13                         0.00             331,687.91          13,267.52          5,606,726.15         1,868,908.74
           Nov-13                         0.00              16,054.64             642.19          5,556,383.11         1,852,127.73
           Dec-13                         0.00                   0.00               0.00          5,275,755.13         1,758,585.07
           Jan-14                         0.00                   0.00               0.00          4,985,937.21         1,661,979.10
           Feb-14                         0.00                   0.00               0.00          4,699,399.01         1,566,466.37
           Mar-14                         0.00                   0.00               0.00          4,416,088.25         1,472,029.45
           Apr-14                         0.00                   0.00               0.00          4,135,953.37         1,378,651.16
           May-14                         0.00                   0.00               0.00          3,858,943.46         1,286,314.52
           Jun-14                         0.00                   0.00               0.00          3,585,008.30         1,195,002.80
           Jul-14                         0.00                   0.00               0.00          3,314,098.34         1,104,699.48
           Aug-14                         0.00                   0.00               0.00          3,046,164.66         1,015,388.25
           Sep-14                         0.00                   0.00               0.00          2,781,159.01           927,053.03


                                  Class A-4               Class A5-2         Class A6-2            Class A7             Class A8
           Oct-14                         0.00                   0.00               0.00          2,519,033.79           839,677.95
           Nov-14                         0.00                   0.00               0.00          2,259,741.98           753,247.35
           Dec-14                         0.00                   0.00               0.00          2,003,237.23           667,745.77
           Jan-15                         0.00                   0.00               0.00          1,749,473.77           583,157.95
           Feb-15                         0.00                   0.00               0.00          1,498,406.44           499,468.84
           Mar-15                         0.00                   0.00               0.00          1,249,990.67           416,663.58
           Apr-15                         0.00                   0.00               0.00          1,004,182.49           334,727.52
           May-15                         0.00                   0.00               0.00            760,938.50           253,646.19
           Jun-15                         0.00                   0.00               0.00            520,215.86           173,405.31
           Jul-15                         0.00                   0.00               0.00            281,972.30            93,990.79
           Aug-15                         0.00                   0.00               0.00             46,166.09            15,388.72
           Sep-15                         0.00                   0.00               0.00                  0.00                 0.00

PROSPECTUS

                          Mortgage-Backed Certificates
                              Mortgage-Backed Notes

                              (Issuable in Series)
                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.
                                     Seller

                              ------------------

     This Prospectus relates to Mortgage-Backed Certificates (the "Certificates") and Mortgage-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") which may be sold from time to time in one or more series (each, a "Series") on terms determined at the time of sale and described in the related Prospectus Supplement for the Series. The Securities of a Series will evidence either beneficial ownership of one or more trusts (each a "Trust Fund") or the debt obligations of a Trust Fund. As specified in the related Prospectus Supplement, a Trust Fund for a Series of Securities will include certain mortgage-related assets (the "Mortgage Assets") consisting of
(i) mortgage loans or participations therein secured by one- to four-family residential properties ("Single Family Loans"), (ii) mortgage loans or participations therein secured by multifamily residential properties ("Multifamily Loans"), (iii) loans or participations therein secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements ("Cooperative Loans"), (iv) conditional sales contracts and installment sales or loan agreements or participations therein secured by manufactured housing ("Contracts"), (v) mortgage pass-though securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("Fannie Mae"), Freddie Mac (formerly, the Federal Home Loan Mortgage Corporation) ("Freddie Mac") or other government agencies or government-sponsored agencies or (vi) privately issued mortgage-backed securities ("Private Mortgage-Backed Securities"). If specified in the related Prospectus Supplement, certain Securities will evidence the entire beneficial ownership interest in, or the debt obligations of, a Trust Fund that will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. The Mortgage Assets will be acquired by Structured Asset Mortgage Investments Inc. (formerly, Bear Stearns Mortgage Securities Inc.) (the "Seller") from one or more institutions which may be affiliates of the Seller (each, a "Lender") and conveyed by the Seller to the related Trust Fund. In addition to Mortgage Assets, a Trust Fund may include United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. Government Securities"), insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other assets to the extent described in the related Prospectus Supplement (collectively, the "Trust Assets").

     Each Series of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a Series, one or more classes of Notes and one or more classes of Certificates, as set forth in the related Prospectus Supplement. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Assets in the related Trust Fund or will evidence the obligations of the related Trust Fund to make payments from amounts received on the Trust Assets in the related Trust Fund. A Series of Securities may include one or more senior classes that receive certain preferential treatment with respect to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events or may be required to absorb one or more types of losses prior to one or more other classes of Securities, in each case as specified in the related Prospectus Supplement. Certain Series will provide for the issuance of one or more classes of "Exchangeable Securities," or "Callable Securities" and "Call Securities," as provided in this Prospectus. See "Summary of Terms--Description of the Securities."
                                                        (Continued on next page)
                              ------------------

     For a discussion of significant factors affecting investments in the Securities, see "Risk Factors" on page 19 herein.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ------------------

     Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop. This Prospectus may not be used to consummate sales of a Series of Securities unless accompanied by a Prospectus Supplement.

     Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. To the extent Securities are underwritten, Securities will be distributed by, or sold by underwriters managed by:


                            BEAR, STEARNS & CO. INC.

                The date of this Prospectus is November 24, 1998.

     Distributions to holders of Securities ("Securityholders") will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made only from the assets of the related Trust Fund and any other assets specified in the related Prospectus Supplement.

     The Securities will not represent an obligation of or interest in the Seller or any affiliate thereof and will not be insured or guaranteed by any governmental agency or instrumentality and will be insured or guaranteed by another person only if specified in the related Prospectus Supplement. In general, with respect to a Series of Securities, the Seller will obtain certain representations and warranties from the Lender or Lenders from which it acquired the Mortgage Assets or other third parties and will assign its rights with respect to such representations and warranties to the Trust Fund for the related Series of Securities. The Seller will have obligations with respect to a Series only to the extent specified in the related Prospectus Supplement. The principal obligations of one or more master servicers (each, a "Master Servicer") named in the Prospectus Supplement with respect to the related Series of Securities will be limited to its or their contractual servicing obligations, including any obligation to advance delinquent payments on the Mortgage Assets in the related Trust Fund.

     The yield on each class of Securities of a Series will be affected by the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. Certain classes of Securities may be subject to call and a Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Administration--Termination; Optional Termination."

     If specified in a Prospectus Supplement, one or more elections may be made to treat each Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") or a "financial asset securitization investment trust" ("FASIT") for federal income tax purposes. See "Federal Income Tax Consequences."

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.


                              PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities; (ii) the rate of interest or method of determining the amount of interest, if any, to be paid to each such class; (iii) the aggregate principal amount, if any, relating to each such class; (iv) the distribution dates (each a "Distribution Date") for interest and principal distributions and, if applicable, the initial and final scheduled Distribution Dates for each class;
(v) if applicable, the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (vi) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate to any other class; (vii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the amount and source of any reserve fund (a "Reserve Account"), and the insurance, letters of credit, guarantees, or other instruments or agreements included in the Trust Fund; (viii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (ix) additional information with respect to the plan of distribution of such Securities; (x) whether one or more REMIC or FASIT elections will be made and designation of the regular interests and residual interests; (xi) information as to the Trustee; and (xii) information as to any Master Servicer.


                              AVAILABLE INFORMATION

     The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration

Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding the registrants that file electronically with the Commission, including the Seller. The address of such Internet Web site is (http://www.sec.gov).

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by Structured Asset Mortgage Investments Inc. (formerly, Bear Stearns Mortgage Securities Inc.) (the "Seller") pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to a Series of Securities subsequent to the date of this Prospectus and the related Prospectus Supplement and prior to the termination of the offering of such Series of Securities shall be deemed to be incorporated by reference in this Prospectus as supplemented by the related Prospectus Supplement from the date of filing of such documents. If so specified in any such documents, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein ) or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus and the related Prospectus Supplement.

     The Seller will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus and the related Prospectus Supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the President, Structured Asset Mortgage Investments Inc., 245 Park Avenue, New York, New York 10167. Telephone requests for such copies should be directed to the President at (212) 272-2000.


                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the related Trust Fund will be provided to the Securityholders. See "Description of the Securities--Reports to Securityholders."

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each Series of Securities.

Title of Securities......   Mortgage-Backed Certificates (the "Certificates")
                            and Mortgage- Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), issuable from time to time in Series.

Seller...................   Structured Asset Mortgage Investments Inc., a
                            Delaware corporation and a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation. See
                            "The Seller."

Issuer...................   The trust created pursuant to the Pooling and
                            Servicing Agreement (each, a "Pooling and Servicing
                            Agreement") among the Seller, the Master
                            Servicer(s), if applicable, and the Trustee for the related Series or the owner trust created pursuant to the Deposit Trust Agreement (each, a "Trust
                            Agreement") among the Seller, the Master
                            Servicer(s), if applicable, and the Trustee for the related Series, as applicable.

Trustee..................   The trustee under the applicable Pooling and
                            Servicing Agreement, Trust Agreement or Indenture
                            (as herein defined) and named as such in the related
                            Prospectus Supplement.

Master Servicer..........   One or more entities named as a Master Servicer in
                            the related Prospectus Supplement, which may be an affiliate of the Seller. See
                            "Administration--Certain Matters Regarding the
                            Master Servicer and the Seller."

Trust Fund Assets........   A Trust Fund for a Series of Securities will
                            include the Mortgage Assets consisting of (i) a pool
                            (a "Mortgage Pool") of Single Family Loans,
                            Multifamily Loans, Cooperative Loans or Contracts
                            (collectively, the "Mortgage Loans"), (ii) Agency
                            Securities or (iii) Private Mortgage-Backed
                            Securities, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, such as United States
                            Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute
                            (collectively, "U.S. Government Securities"), in each case as specified in the related Prospectus
                            Supplement. The assets of a Trust Fund will be purchased by such Trust Fund under the terms of the related Pooling and Servicing Agreement or the related Trust Agreement, as applicable.

A. Single Family,
    Cooperative and
    Multifamily Loans....   Single Family Loans will be secured by mortgage
                            liens on one- to four-family residential properties or by other liens specified in the related
                            Prospectus Supplement. Cooperative Loans generally will be secured by security interests in shares issued by private, nonprofit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. Single Family Loans and Cooperative Loans may be conventional loans
                            (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal
                            Housing Authority

                            ("FHA") or partially guaranteed by the Veterans Administration ("VA") as specified in the related Prospectus Supplement. Single Family Loans and Cooperative Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related Prospectus Supplement.

                            Multifamily Loans will be secured by mortgage liens on rental apartment buildings or projects containing five or more residential units, including apartment buildings owned by Cooperatives. Such loans may be conventional loans or insured by the FHA, as specified in the related Prospectus Supplement. Multifamily Loans will all have individual principal balances at origination of not less than $25,000 and original terms to stated maturity of not more than 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related Prospectus Supplement.

                            The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus
                            Supplement:

                            (a) Interest may be payable at a fixed rate, a rate
                                adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified interest rate on the Mortgage Loan (the "Mortgage Rate") for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source ("Buydown Loans") or may be treated as accrued interest and added to the principal of the Mortgage Loan.

                            (b) Principal may be payable on a level debt service
                                basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                            (c) Payments of principal and interest may be fixed
                                for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                            (d) Prepayments of principal may be subject to a
                                prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Lender.

                            Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs. The real property constituting security for repayment of a Mortgage Loan may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The Mortgage Loans generally will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans will be covered by primary mortgage insurance policies to the extent provided in the related Prospectus Supplement. All Mortgage Loans will have been purchased by the Seller, either directly or through an affiliate, from Lenders.

B. Contracts.............   Contracts will consist of conditional sales and
                            installment sales or loan agreements secured by new or used Manufactured Homes (as defined herein).
                            Contracts may be conventional loans, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Each Contract will be fully amortizing and will bear interest at a fixed accrual percentage rate ("APR") or will amortize on another basis, and bear interest at another APR, as specified in the related Prospectus
                            Supplement. Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 30 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related Prospectus Supplement.

C. Agency Securities.....   The Agency Securities will consist of (i) fully
                            modified pass- through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage
                            Association ("GNMA Certificates"), (ii) Guaranteed
                            Mortgage

                            Pass-Through Certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("Fannie Mae Certificates"), (iii) Mortgage Participation Certificates issued and guaranteed as to timely payment of interest and ultimate (but generally not timely) payment of principal by Freddie Mac (formerly, the Federal Home Loan Mortgage Corporation) ("Freddie Mac Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, Fannie Mae, Freddie Mac or other government agency or government-sponsored agency certificates and generally guaranteed to the same extent as the underlying securities, (v) another type of guaranteed pass-through certificate issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or another government agency or government-sponsored agency and described in the related Prospectus Supplement, or (vi) a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No Fannie Mae or Freddie Mac Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. However, to the extent any Fannie Mae or Freddie Mac Certificates are backed by GNMA Certificates, such Fannie Mae or Freddie Mac Certificates benefit from the backing of the underlying GNMA Certificates by the full faith and credit of the United States. The Agency Securities may consist of pass-through securities issued under the GNMA I Program, the GNMA II Program, Freddie Mac's Cash or Guarantor Program or another program specified in the related Prospectus Supplement. The payment characteristics of the Mortgage Loans underlying the Agency Secur-ities will be described in the related Prospectus Supplement.

D. Private Mortgage-Backed
  Securities.............   Private Mortgage-Backed Securities may include (i)
                            mortgage participation or pass-through certificates representing beneficial interests in certain
                            Mortgage Loans or (ii) Collateralized Mortgage
                            Obligations ("CMOs") secured by such Mortgage Loans.
                            Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of any of the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain mortgage loans. Although individual Mortgage
                            Loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. See
                            "The Trust Fund-Private Mortgage-Backed Securities."
                            Payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed
                            Securities or as otherwise specified in the related Prospectus Supplement. See "The Trust
                            Fund--Private Mortgage-Backed Securities."

                            The Prospectus Supplement for a Series will specify
                            (i) the aggregate approximate principal amount, if any, and type of any Private Mortgage-Backed Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including to the extent available (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal amount, if known, of the underlying Mortgage Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, (D) the minimum and maximum stated maturities of the Mortgage Loans at origination and (E) delinquency experience with respect to the Mortgage Loans; (iii) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities and the method of determination thereof;
                            (iv) the issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer"), the servicer of the Private Mortgage-Backed Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (v) certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies or third party guarantees, relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (vi) the terms on which underlying Mortgage Loans for such Private Mortgage-Backed Securities, or such Private Mortgage-Backed Securities themselves, may, or are required to, be repurchased prior to stated maturity; and (vii) the terms on which substitute Mortgage Loans or substitute Private Mortgage-Backed Securities may be delivered to replace those initially deposited with the PMBS Trustee or the Trustee. See "The Trust Fund." Such securities will
                            (i) either (a) have been previously registered under the Securities Act of 1933, as amended or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (ii) will be acquired in bona fide secondary market transactions not from an issuer or seller that is an affiliate of the Seller.

E. U.S. Government
 Securities...............  If specified in the related Prospectus Supplement,
                            United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. Government Securities") may be included in the Trust Assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related Prospectus Supplement.

F. Pre-Funding and Capitalized
  Interest Accounts......   If specified in the related Prospectus Supplement,
                            a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount to be equal to the excess of (x) the principal amounts of Securities being sold over (y) the principal balance
                            (as of the related Cut-off Date) of the Trust Assets on the Closing Date, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Mortgage Loans during the period of time, not to exceed six months, specified in the related Prospectus Supplement (the
                            "Pre-Funding Period"). The Mortgage Loans to be so purchased will be required to have certain characteristics specified in the related Prospectus
                            Supplement. Each additional Mortgage Loan so purchased must conform to the representations and warranties set forth in the applicable Agreement.
                            Therefore, the characteristics of the Trust Assets at the end of the Pre-Funding Period will conform in all material respects to the characteristics of the Trust Assets on the Closing Date. If any Pre-Funded
                            Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Securities of the applicable Series. Pending the acquisition of additional assets during the Pre-Funding Period, all amounts in the Pre-Funding
                            Account will be invested in Permitted Investments, as defined under "Credit Enhancement--Reserve and other Accounts" herein. It is expected that substantially all of the funds deposited in the Pre-Funding Account will be used during the related
                            Pre-Funding Period to purchase additional assets as described above. If, however, amounts remain in the Pre-Funding Account at the end of the Pre-Funding
                            Period, such amounts will be distributed to the Securityholders, as described in the related
                            Prospectus Supplement.

                            If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Mortgage Assets or other assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

Description of the
 Securities..............   A Series will include either one or more classes
                            of Certificates or, if Notes are issued as part of a Series, one or more classes of Notes and one or more classes of Certificates. Each Certificate will represent a beneficial ownership interest in a trust
                            (a "Trust Fund") created by the Seller pursuant to a Pooling and Servicing Agreement or a Trust Agreement for the related Series. Each Note will represent a debt obligation of a Trust Fund created pursuant to an Indenture for such Notes. The Securities of any Series may be issued in one or more classes as specified in the related Prospectus Supplement. A Series of
                            Securities may include one or more classes of senior
                            Securities (collectively, the "Senior Securities") which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more classes of subordinate
                            Securities (collectively, the "Subordinated
                            Securities"). Certain Series or classes of Securities may be covered by U.S. Government
                            Securities, insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement as described herein and in the related Prospectus Supplement.

                            One or more classes of Securities of each Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Securities of such Series throughout the lives of the Securities or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust Fund; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Securities entitled to distributions allocable to interest, may be entitled to such distributions only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

                            In addition, certain Series may provide for the issuance of one or more classes of of exchangeable certificates (each an "ES Class" or "Exchangeable Security") as provided in the related Prospectus Supplement. The holders of such ES Classes will be entitled to exchange all or a portion of such ES Classes for proportionate interests in other related classes of Exchangeable Securities. See "Exchangeable Securities--General." Further, if so provided in the related Prospectus Supplement, one or more classes of Securities (each, a "Callable Class") may be callable at the option of one or more other classes of securities (each, a "Call Class"). A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will not be called unless the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related Prospectus Supplement, after the issuance of the Callable Class, there may be a specified "lock-out period" during which such Securities could not be called. It is anticipated that Call Classes generally will be offered only on a private basis. See "Description of the Securities--General."

                            The related Prospectus Supplement will specify whether application will be made to list any Securities on a securities exchange or to quote the Securities in the automated quotation system of a registered securities association.

Distributions on the
 Securities..............   Distributions on the Securities entitled thereto
                            will be made monthly, quarterly, semi-annually or at such other intervals and on such other Distribution
                            Dates specified in the related Prospectus Supplement solely out of the payments received in respect of the assets of the related Trust Fund or other assets pledged for the benefit of the Securities as specified in the related Prospectus Supplement. The amount allocable to distributions of principal and interest on any Distribution Date will be determined as specified in the related Prospectus Supplement.
                            All distributions will be made pro rata to Securityholders of the class entitled thereto or as otherwise specified in the related Prospectus
                            Supplement, and the aggregate original principal balance of the Securities will equal the aggregate distributions allocable to principal that such Securities will be entitled to receive. If specified in the related Prospectus Supplement, the Securities will have an aggregate original principal balance equal to or less than the aggregate unpaid principal balance of the Trust Assets (plus amounts held in a Pre-Funding Account) as of a date specified in the Prospectus Supplement related to the creation of the Trust Fund (the "Cut-off Date") and will bear interest in the aggregate at a rate (the "Interest
                            Rate") equal to the interest rate borne by the underlying Mortgage Loans, Agency Securities or
                            Private Mortgage-Backed Securities, net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the aggregate original principal balance of the Securities and interest rates on the classes of Securities will be determined based on the cash flow on the Trust Assets. The Interest Rate at which interest will be paid to holders of Securities entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case as specified in the related Prospectus Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the related Prospectus Supplement.

Credit Enhancement.......   The assets in a Trust Fund or the Securities of
                            one or more classes in the related Series may have the benefit of one or more types of credit enhancement described in the related Prospectus
                            Supplement. The protection against losses afforded by any such credit support will be limited. Such credit enhancement may include one or more of the following types:

A. Subordination.........   The rights of the holders of the Subordinated
                            Securities of a Series to receive distributions with respect to the assets in the related Trust

                            Fund will be subordinated to such rights of the holders of the Senior Securities of the same Series to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Securities of the full amount of payments which such holders would be entitled to receive if there had been no losses or delinquencies. The protection afforded to the holders of Senior Securities of a Series by means of the subordination feature may be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Securities, the amounts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Securities Account and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future distributions from the assets in the related Trust Fund that would otherwise have been payable to the Subordinated Securityholders; (ii) reducing the ownership interest of the related Subordinated Securities; (iii) a combination of clauses (i) and
                            (ii) above; or (iv) as otherwise described in the related Prospectus Supplement. The protection afforded to the holders of Senior Securities of a Series by means of the subordination feature also may be accomplished by allocating certain types of losses or delinquencies to the Subordinated Securities to the extent described in the related Prospectus Supplement.

                            If so specified in the related Prospectus
                            Supplement, the same class of Securities may be Senior Securities with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Securities with respect to other types of payments or types of losses or delinquencies. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy of the borrower. If specified in the related Prospectus Supplement, a reserve fund may be established and maintained by the deposit therein of distributions allocable to the holders of Subordinated Securities until a specified level is reached. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding the related reserve fund, if any, and the conditions under which amounts in any such reserve fund will be used to make distributions to holders of Senior Securities or released from the related Trust Fund.


B. Reserve Accounts......   One or more Reserve Accounts may be established
                            and maintained for each Series. The related
                            Prospectus Supplement will specify whether or not any such Reserve Account will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding the related
                            Reserve Account and the conditions
                            under which the amounts in any such Reserve Account will be used to make distributions to holders of Securities of a particular class or released from the related Trust Fund.

C. Pool Insurance
 Policy...................  A mortgage pool insurance policy or policies (the
                            "Pool Insurance Policy") may be obtained and maintained for each Series pertaining to Single Family Loans, Cooperative Loans or Contracts, limited in scope, covering defaults on the related Single Family Loans, Cooperative Loans or Contracts in an initial amount equal to a specified percentage of the aggregate principal balance of all Single Family Loans, Cooperative Loans or Contracts included in the Mortgage Pool as of the Cut-off Date or such other date as is specified in the related
                             Prospectus Supplement.

D. Special Hazard Insurance
  Policy.................   In the case of Single Family Loans, Cooperative
                            Loans or Contracts, certain physical risks that are not otherwise insured against by standard hazard insurance policies may be covered by a special hazard insurance policy or policies (the "Special
                            Hazard Insurance Policy"). Each Special Hazard
                            Insurance Policy generally will be limited in scope and will cover losses in an initial amount equal to the greatest of (i) a specified percentage of the aggregate principal balance of the Single Family
                            Loans, Cooperative Loans or Contracts as of the related Cut-off Date, (ii) twice the unpaid principal balance as of the related Cut-off Date of the largest Single Family Loan, Cooperative Loan or
                            Contract in the related Mortgage Pool, or (iii) the aggregate principal balance of Single Family Loans, Cooperative Loans or Contracts as of the Cut-off
                            Date secured by property in any single zip code concentration.

E. Bankruptcy Bond.......   A bankruptcy bond or bonds (the "Bankruptcy Bond")
                            may be obtained covering certain losses resulting from action which may be taken by a bankruptcy court in connection with a Single Family Loan, Cooperative
                            Loan or Contract. The level of coverage of each Bankruptcy Bond will be specified in the related
                            Prospectus Supplement.

F. FHA Insurance and VA
  Guarantee..............   All or a portion of the Mortgage Loans in a
                            Mortgage Pool may be insured by FHA insurance and all or a portion of the Single Family Loans or Contracts in a Mortgage Pool may be partially guaranteed by the VA.

G. Other Arrangements....   Other arrangements as described in the related
                            Prospectus Supplement including, but not limited to, one or more U.S. Government Securities, letters of credit, financial guaranty insurance policies or third party guarantees, interest rate or other swap agreements, caps, collars or floors, may be used to provide coverage for certain risks of defaults or losses. These arrangements may be in addition to or in substitution for any forms of credit support described in the Prospectus. Any such arrangement must be acceptable to each nationally recognized rating agency that rates the related Series of Securities (the "Rating Agency").

H. Cross Support.........   If specified in the related Prospectus Supplement,
                            separate groups of assets or separate Trust Funds may be beneficially owned by separate classes of the related Series of Securities or separate groups of assets or separate Trust Funds may be available for the payment of principal and interest on certain classes of Securities. In any such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to certain Securities relating to one or more asset groups or Trust Funds out of funds received with respect to other asset groups or Trust
                            Funds prior to distributions to other Securities relating to such other asset groups or Trust Funds or that losses be allocated in such manner as to provide such cross-support. If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds, without priority among such Trust Funds, until the credit support is exhausted. If specified in the related Prospectus Supplement, one or more asset groups or Trust Funds relating to certain securities could be initially free of cross-support but later might become subject to cross-support. If applicable, the related Prospectus Supplement will identify the asset groups or Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified asset groups or Trust Funds.

Advances.................   Each Master Servicer and, if applicable, each
                            mortgage servicing institution that services a Mortgage Loan in a Mortgage Pool on behalf of a Master Servicer (a "Sub-Servicer") generally will be obligated to advance amounts corresponding to delinquent principal and interest payments on such Mortgage Loan until the date on which the related
                            Mortgaged Property is sold at a foreclosure sale or the related Mortgage Loan is otherwise liquidated.
                            Any such obligation to make advances may be limited to amounts due holders of Senior Securities of the related Series, to amounts deemed to be recoverable from late payments or liquidation proceeds, for specified periods or any combination thereof, or as otherwise specified in the related Prospectus
                            Supplement. See "Description of the
                            Securities--Advances." Advances will be reimbursable to the extent described herein and in the related
                             Prospectus Supplement.

Optional Termination.....   The Seller, a Master Servicer, the holders of the
                            residual interests in a REMIC, a FASIT or any other entity specified in the related Prospectus
                            Supplement may have the option to effect early retirement of a Series of Securities through the purchase of the Mortgage Assets and other assets in the related Trust Fund under the circumstances and in the manner described in "Administration--
                            Termination; Optional Termination."

Legal Investment.........   The related Prospectus Supplement for each Series
                            of Securities will specify which, if any, of the classes of Securities offered will constitute
                            "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984
                            ("SMMEA") and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. See "Legal
                            Investment."

                            Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Securities. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Securities. See "Legal Investment" herein.

Federal Income Tax
 Consequences............   The income tax consequences of the purchase,
                            ownership and disposition of the Securities of each Series will depend on whether an election is made to treat the corresponding Trust Fund (or certain assets of the Trust Fund) as either a REMIC or a FASIT under the Internal Revenue Code of 1986, as amended (the "Code"), or whether the Trust Fund will be treated as either a grantor trust or a partnership for federal income tax purposes.

                            REMIC. If an election is to be made to treat the Trust Fund for a Series of Securities as a REMIC for federal income tax purposes, the related Prospectus Supplement will specify which class or classes thereof will be designated as regular interests in the REMIC ("REMIC Regular Securities") and which class of Certificates will be designated as the residual interest in the REMIC ("REMIC Residual Certificates").

                            For federal income tax purposes, REMIC Regular Securities generally will be treated as debt obligations of the Trust Fund with payment terms equivalent to the terms of such Securities. Holders of REMIC Regular Securities will be required to report income with respect to such Securities under an accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on REMIC Regular Securities will be includible in the income of the holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed prepayment rate. The REMIC Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.

                            Each holder of a REMIC Residual Certificate will be required to take into account separately its pro rata portion of the REMIC's taxable income or loss. Certain income of a REMIC (referred to as "excess inclusions") generally may not be offset by such a holder's net operating loss carryovers or other deductions, and in the case of a tax-exempt holder of a REMIC Residual Certificate will be treated as "unrelated business taxable income". In certain situations, particularly in the early years of a REMIC, holders of a REMIC Residual Certificate may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to them. Certain disqualified organizations (as defined under "Federal Income Tax Consequences--Transfers of REMIC Residual Certificates--Restrictions on Transfer; Holding by Pass-Through Entities") are prohibited from acquiring or holding any beneficial interest in the REMIC Residual Certificates. In certain cases, a transfer of a REMIC Residual Certificate will not be effective for federal income tax purposes.

                            FASIT. If an election is to be made to treat the Trust Fund for a Series of Securities as a FASIT for federal income tax purposes, the related Prospectus Supplement will specify which class or classes thereof will be designated as regular interests in the FASIT ("FASIT Regular Securities"), which class or classes of FASIT Regular Securrities constitute "High-Yield Interests" and which class of Certificates will be designated as the ownership interest in the FASIT ("FASIT Ownership Certificate").

                            For federal income tax purposes, FASIT Regular Securities generally will be treated as debt obligations of the Trust Fund with payment terms equivalent to the terms of such Securities. Holders of FASIT Regular Securities will be required to report income with respect to such Securities under an accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on FASIT Regular Securities will be includible in the income of the holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed prepayment rate. Holders of High-Yield Interests may not use net operating losses to offset any non-FASIT income derived from the High-Yield Interest, and in certain cases, a transfer of a High-Yield Interest will not be recognized for federal income tax purposes.

                            The FASIT Ownership Certificate generally will not be treated as an evidence of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the FASIT. The holder of the FASIT Ownership Certificate will be required to take into account all of the income or loss of the FASIT under an accrual method regardless of its normal accounting method. In certain situations, particularly in the early years of a FASIT, the holder of the FASIT Ownership Certificate may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to it. Certain "disqualified holders" are prohibited from acquiring or holding the FASIT Ownership Certificate.

                            Grantor Trust. If a determination is to be made to treat the Trust Fund for a Series of Certificates as a grantor trust, the Trust Fund will be classified as a grantor trust for federal income tax purposes and not as an association or taxable mortgage pool taxable as a corporation. Holders of Certificates issued by a grantor trust ("Non- Electing Securities") will be treated for such purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Trust Assets and generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation) from the Trust Assets and will be entitled, subject to certain limitations, to deduct their pro rata share of expenses of the Trust Fund.

                            Partnerships. If a Prospectus Supplement for a Series indicates that a Trust Fund is to be treated as a partnership, assuming that all the provisions of the applicable Agreement are complied with, the Trust Fund will not be treated as an association, taxable mortgage pool, or a publicly traded partnership taxable as a corporation. If a Prospectus Supplement indicates that one or more classes of Securities of the related Series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable Agreement are complied with, the Securities so designated will be considered indebtedness for federal income tax purposes. Each holder of a Note, by the acceptance of a Note of a given Series, will agree to treat such Note as indebtedness, and each holder of a Certificate, by the acceptance of a Certificate of a given Series, will agree to treat the related Trust Fund for federal tax purposes as a partnership in which such holder is a partner if there is more than one holder of Certificates for federal income tax purposes, or to disregard the Trust Fund as an entity separate from the holder of Certificates if there is only one such holder for federal income tax purposes. Alternative characterizations of such Trust Fund and such Securities are possible, but would not result in materially adverse tax consequences to holders of Securities. See "Federal Income Tax Consequences."

                            Generally, gain or loss will be recognized on a sale of Securities in the amount equal to the difference between the amount realized and the seller's tax basis in the Securities sold. The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the Securities are set forth herein under "Federal Income Tax Consequences." The material federal income tax consequences for investors associated with the purchase, ownership and disposition of Securities of any particular Series will be set forth under the heading "Federal Income Tax Consequences" in the related Prospectus Supplement. See "Federal Income Tax Consequences."

ERISA Considerations.....   A fiduciary of any employee benefit plan or other
                            retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Code should carefully review with its legal advisors whether the purchase, holding or disposition of Securities could give rise to a prohibited transaction under ERISA or the Code or subject the assets of the Trust Fund to the fiduciary investment standards of ERISA. See "ERISA Considerations."

                                  RISK FACTORS


     Limited Liquidity. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide liquidity of investment or will continue for the life of the Securities of such Series. The market value of the Securities will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Securities in any market that may develop may be at a discount from the Securities' par value or purchase price. Owners of Secur-ities generally have no right to request redemption of Securities, and the Securities are subject to redemption only under the limited circumstances, if any, described in the related Prospectus Supplement. It is not intended to list any class of Securities on any securities exchange or to quote the Securities in the automated quotation system of a regulated securities association. However, if such listing or such quotation is intended with respect to some or all of the Securities in a Series, relevant information will be included in the related Prospectus Supplement. If the Securities are not so listed or quoted, investors may experience more limited liquidity. The Prospectus Supplement for a Series may indicate that an underwriter specified therein intends to establish a secondary market in some or all of the Securities of such Series. However, no underwriter will be obligated to do so.


     Book-Entry Securities. If Securities are issued in a book-entry form, investors may experience delay in receipt of their payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since some investors may be unwilling to purchase Securities for which they cannot receive physical certificates. See "The Securities--Book-Entry Registration".


     Yield, Maturity and Prepayment Considerations. The yield to maturity and weighted average life of the Securities of each series will depend on the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable rate loans to fixed interest rate loans or breaches of representations and warranties) on the Mortgage Loans and the price paid by Securityholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments or level of losses on the related Mortgage Loans. The yield to maturity on Securities purchased at a discount to their principal amounts (including any principal only Securities) will be lower than anticipated if prepayments occur at a slower than anticipated rate and the yield to maturity on Securities purchased at a premium to their principal amounts or on interest only Securities, will be lower than anticipated if prepayments occur at a faster than anticipated rate. In the case of certain interest only Securities, a faster rate of prepayments may result in a loss of investment. In addition, the yield to maturity on certain other types of classes of Securities, including accrual Securities, Securities with a pass-through rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. Any losses allocated to the Securities will have a negative effect on the yield to maturity of such Secur-ities. See "Yield and Prepayment Considerations" herein.


     Optional Termination May Adversely Affect Yield. As described under "Administration-Termination; Optional Termination", a Trust Fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related Series of Securities. In addition, if the Mortgage Assets include properties which have been acquired by the related Trust Fund through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related Series of Securities. In such event, the Holders of one or more classes of Securities may incur a loss.

     Subordination of the Subordinated Securities; Effect of Losses on the Mortgage Assets. The rights of Holders of Subordinated Securities to receive distributions to which they would otherwise be entitled with respect to the Mortgage Assets will be subordinated to the rights of the Holders of the Senior Securities to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinated Securities.

     The yields on the Subordinated Securities may be extremely sensitive to the loss experience of the Mortgage Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Mortgage Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinated Securities may be lower than anticipated.

     Limited Obligations. The Securities will not represent an interest in or obligation of the Seller, a Master Servicer or any of their affiliates. The only obligations of the foregoing entities with respect to the Securities or any Mortgage Assets will be the obligations (if any) of the Seller and a Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Assets, a Master Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation to make certain advances) and pursuant to the terms of any Mortgage Assets, and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of a Master Servicer in connection with a swap, yield supplement agreement or purchase obligation. If an affiliate of the Seller has originated any Mortgage Loan, such affiliate will only have an obligation with respect to the representations and warranties of the Seller, as described herein. Neither the Securities nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Seller, a Master Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund (including the Mortgage Assets and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Seller, a Master Servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

     Declining Real Estate Market; Geographical Concentration. If the residential real estate market in general or a regional or local area where real property securing Mortgage Loans constituting or underlying the Mortgage Assets for a Trust Fund are concentrated should experience an overall decline in property values, or a significant downturn in economic conditions, rates of delinquencies, foreclosures and losses could be higher than those then generally experienced in the mortgage lending industry. See "The Trust Fund--The Mortgage Loans--General".

     Limitations, Reduction and Substitution of Credit Enhancement. Credit enhancement may be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, prioritization as to payments of one or more classes of the related Series, a Pool Insurance Policy, a Special Hazard Insurance Policy, Bankruptcy Bond, FHA Insurance, VA Guarantees, Reserve Accounts, other insurance, guaranties and similar instruments and agreements, or any combination thereof. See "Credit Enchancement". Regardless of the credit enhancement provided, the coverage provided may be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The Trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Securities, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

     Risks related to Financial Instruments. A Trust Fund may include one or more financial instruments such as interest rate or other swap agreements and interest rate cap or floor agreements. See "Credit Enchancement". These financial instruments provide protection against certain types of risks or provide certain cashflow characteristics for one or more classes of a Series. The protection or benefit to be provided by any such financial instrument will be dependent on, among other things, the performance of the provider of such financial instrument. If such provider were to be unable or unwilling to perform its obligations under the related financial instrument, the Securityholders of the applicable class or classes would bear the effects of such non-performance, including the possibility of a material adverse effect on the yield to maturity, the market price and liquidity for such class or Series. Even if the provider of a financial instrument performs its obligations thereunder, a withdrawal or reduction in a credit rating assigned to such provider may adversely affect the market price and liquidity of the applicable class or classes of Securities. To the extent that a financial instrument is intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the Securityholders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and liquidity for such class or classes.

     Environmental Considerations. Real property pledged as security for a mortgage loan may be subject to certain environmental risks. There are many federal and state environmental laws concerning hazardous waste and other substances that may affect the property securing Mortgage Assets. Under certain federal and state laws, a person who takes a deed in lieu of foreclosure or purchases a mortgaged property in foreclosure may become liable for remedial action to remove hazardous waste and other substances from such property. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan constituting part of or underlying the Mortgage Assets became the property of the Trust Fund in certain circumstances and if the costs of such remediation were incurred. Moreover, certain states by statute impose a priority lien for any such remediation costs incurred by such state on such property. In such states, even prior recorded liens are subordinated to such state liens. In these states, the security interest of the Trustee in a property that is subject to such a state lien could be adversely affected. See "Legal Aspects of the Mortgage Loans--Environmental Considerations".

     Security Interests in Manufactured Homes May Be Lost. The method of perfecting a security interest in a Manufactured Home depends on the laws of the state in which the Manufactured Home is located and, in some cases, the facts and circumstances surrounding the location of the Manufactured Home (for example, whether the Manufactured Home has become permanently affixed to its site). If a Manufactured Home is moved from one state to another, steps must be taken to re-perfect the security interest under the laws of the new state. Generally the Sub-Servicer would become aware of the need to take such steps following notice due to the notation of the Lender's lien on the applicable certificate of title. However, if through fraud or administrative error such steps were not taken in a timely manner, the perfected status of the lien on the related Manufactured Home could be lost.

     Similarly, if a Manufactured Home were to become or be deemed to be permanently affixed to its site, additional steps may have to be taken to maintain the priority and/or perfection of the security interest granted by the related Contract. Although the borrower will have agreed not to permit the Manufactured Homes to become or to be deemed to be permanently affixed to the site, there can be no assurance that the borrower will comply with this agreement. In such cases, the Sub-Servicer would be unlikely to obtain knowledge thereof which would permit the Sub-Servicer to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the Manufactured Home.

                                 THE TRUST FUND

     A Trust Fund for a Series of Securities will include the Mortgage Assets consisting of (A) a Mortgage Pool* comprised of (i) Single Family Loans, (ii) Multifamily Loans, (iii) Cooperative Loans or (iv) Contracts, (B) Agency Securities, or (C) Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related Prospectus Supplement.

     The Securities will be entitled to payment only from the assets of the related Trust Fund and any other assets specified in the related Prospectus Supplement, but will not be entitled to payments in respect of the assets of any other trust fund established by the Seller. If specified in the related Prospectus Supplement, certain Secur-ities in a Series will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets, as would be the case, for example, in a Series that includes Exchangeable Secuirites. For a further discussion of such a structure, see "Exchangeable Securities--General".

     The Mortgage Assets will be acquired by the Seller, either directly or through affiliates, from Lenders and conveyed by the Seller to the related Trust Fund. The Lenders may have originated the Mortgage Assets or acquired the Mortgage Assets from the originators or other entities. See "The Mortgage Loans--Underwriting Standards."

------------

* Whenever the terms "Mortgage Pool" and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Securities representing certain undivided interests in, or the debt obligations of, a single Trust Fund consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Interest Rate" will refer to the Interest Rate borne by the Securities of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.


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





     As used herein, "Agreement" means, (i) with respect to the Certificates of a Series, the Pooling and Servicing Agreement or the Trust Agreement and (ii) with respect to the Notes of a Series, the Indenture or the Master Servicing Agreement, as the context requires.

     The following is a brief description of the Trust Assets expected to be included in a Trust Fund. If specific information respecting the Trust Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Pooling and Servicing Agreement or the Trust Agreement and/or the Indenture, as applicable, with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

The Mortgage Loans--General

     The real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain Mortgage Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement and described below. Mortgage Loans with certain Loan-to-Value Ratios (as defined herein) or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Insurance Policy"). The existence, extent and duration of any such coverage will be described in the related Prospectus Supplement.

     Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly or bi-weekly or as specified in the related Prospectus Supplement. All of the monthly-pay Mortgage Loans in a Mortgage Pool will have payments due on the first day of each month or such other day as is specified in the related Prospectus Supplement. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

       (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

       (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

       (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Certain Mortgage Loans, sometimes called graduated payment mortgage loans, may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other Mortgage Loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other Mortgage Loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes.

       (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Lender.

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Seller, with respect to the Mortgage Loans contained in the related Mortgage Pool, including, generally (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest original principal balance and the smallest original principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans,
(vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rates or APR's or range of Mortgage Rates or APR's borne by the Mortgage Loans, and (viii) the geographical distribution of the Mortgage Loans on a state-by-state basis. If specific information respecting the Mortgage Loans is not known to the Seller at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement and specific information will be set forth in the Detailed Description.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan to the Collateral Value of the related Mortgaged Property. The "Collateral Value" of a Mortgaged Property, other than with respect to Contracts and certain Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), generally is the lesser of
(a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property. In the case of Refinance Loans, the Collateral Value of the related Mortgaged Property generally is the appraised value thereof determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Collateral Value generally is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The Collateral Value of a used Manufactured Home generally is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. In the case of Multifamily Loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the Mortgaged Properties. To the extent that such losses are not covered by credit enhancements, such losses will be borne, at least in part, by the holders of the Securities of the related Series.

     The Seller will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. One or more Master Servicers named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Pooling and Servicing Agreement or, if the Series includes Notes, pursuant to a Master Servicing Agreement among the Seller, the Master Servicer and the related Trust Fund (the "Master Servicing Agreement") and will receive a fee for such services. See "The Mortgage Loans" and "Administration". With respect to Mortgage Loans serviced by a Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the applicable Agreement, as if the Master Servicer alone were servicing such Mortgage Loans.

     In general, the Seller with respect to a Series of Securities will obtain certain representations and warranties from the Lenders or other third parties and will assign its rights with respect to such representations and warranties to the Trustee for such Series of Securities. The Seller will have obligations with respect to a Series only to the extent specified in the related Prospectus Supplement. See "Administration--Assignment of Mortgage Assets." The obligations of each Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers, Lenders or other third parties as more fully described herein under "The Mortgage Loans--Representations by Lenders; Repurchases" and "Administration--Sub-Servicing by Lenders," "--Assignment of Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

Single Family and Cooperative Loans

     Single Family Loans generally will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by liens on one- to four-family residential properties. The Single Family Loans also may include loans or participations therein secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative Loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. Single Family Loans and Cooperative Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Single Family Loans and Cooperative Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related Prospectus Supplement.

     The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of lease-- hold interests, the term of the leasehold generally will exceed the scheduled maturity of the Mortgage Loan by at least five years. Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs.

Multifamily Loans

     Multifamily Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as specified in the related Prospectus Supplement. Multifamily Loans generally will have original terms to stated maturity of not more than 40 years.

     Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. The Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Contracts

     The Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Each Contract generally will be fully amortizing and will bear interest at its APR. Contracts will have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related Prospectus Supplement.

     The "Manufactured Homes" securing the Contracts generally will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     The related Prospectus Supplement will specify for the Contracts contained in the related Trust Fund among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust Fund, and the original maturities of the Contracts and the last maturity date of any Contract.


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





Agency Securities

     Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

     If specified in a related Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

     The GNMA Certificates included a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. If specified in the related Prospectus Supplement, Fannie Mae Certificates may be backed by adjustable rate mortgages.

     Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass- through rate provided for by such Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae Certificates, distributions thereon will be made by check.

     The Fannie Mae Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Freddie Mac. Freddie Mac is a publicly-held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

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     Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "Freddie Mac Certificate Group"). Freddie Mac Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac Certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Mortgage loans underlying the Freddie Mac Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years or such other period as provided in the related Prospectus Supplement. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A Freddie Mac Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate group. Under the Guarantor Program, any such Freddie Mac Certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate group represented by such Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified


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





percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac Certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage- backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Secur-ity will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency Certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency generally will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security.

     Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such related Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

Private Mortgage-Backed Securities

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of Mortgage Loans, or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement (a "PMBS Agreement"). The Private Mortgage-Backed Securities in a Trust Fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee, or such other servicer as specified in the related Prospectus Supplement.

     Such securities will (i) either (a) have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (ii) will be acquired


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





in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS Issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Seller. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust or the assignment by it of the representations and warranties of another entity from which it acquired the assets. The PMBS Issuer generally will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, Manufactured Homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. In general, (i) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Single Family Loan secured by a Mortgaged Property having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy until the principal balance is reduced to 80%, (iii) each Mortgage Loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no Mortgage Loan that was more than 30 days delinquent more than once in the past 12 months and will not be delinquent as of the Cut-off Date as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Mortgage Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Mortgage Loan (other than a Cooperative Loan or a Contract secured by a Manufactured Home) will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

     Additional Information. The related Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify
(i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including to the extent available (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination and (E) delinquency experience with respect to the Mortgage Loans, (iii) the pass-through or certificate rate of the Private Mortgage-Backed Securities and the method of determination thereof, (iv) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (v) certain characteristics of credit support, if any, such as


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





subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (vi) the terms on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities, or such Private Mortgage-Backed Securities themselves, may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (vii) the terms on which Mortgage Loans or Private Mortgage-Backed Securities may be substituted for those originally deposited with the PMBS Trustee or the Trustee.

U.S. Government Securities

     If specified in the related Prospectus Supplement, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. Government Securities") may be included in the Trust Assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related Prospectus Supplement.

FASITs

     Assets may be added to the Trust Fund if it has elected to be treated as a FASIT for federal income tax purposes under the Code, subject to the provisions of the Code restricting such additional assets to "permitted assets", as defined in the Code, and so long as the FASIT does not engage in a "prohibited transaction" under the Code. See "Federal Income Tax Consequences--Qualification as a FASIT" and "--FASIT Ownership Certificate--Income from Prohibited Transactions". Subject to the foregoing, it is intended that, in connection with a particular Trust Fund, assets will be chosen for a FASIT on the basis of similarity of certain characteristics such as coupon and market price, as provided in the related Prospectus Supplement. Assets would be added to a FASIT upon the occurrence of certain events such as prepayment of existing assets or removal of assets for credit or other reasons, as provided in the related Prospectus Supplement. Any such addition or removal would be subject to confirmation from the applicable rating agency or agencies that such actions would not affect the ratings then assigned to the related Securities.

Substitution of Mortgage Assets

     If so provided in the related Prospectus Supplement, substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee or other party identified in the related Prospectus Supplement to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.

                                 USE OF PROCEEDS

     The Seller intends to use the net proceeds to be received from the sale of the Securities of each Series to repay short-term loans incurred to finance the purchase of the Trust Assets related to such Securities, to acquire certain of the Trust Assets to be deposited in the related Trust Fund, and/or to pay other expenses connected with pooling Trust Assets and issuing Securities. Any amounts remaining after such payments may be used for general corporate purposes. The Seller expects to sell Securities in Series from time to time.


                                   THE SELLER

     Structured Asset Mortgage Investments Inc. (formerly, Bear Stearns Mortgage Securities Inc.), the Seller, is a Delaware corporation organized on October 17, 1991. The Seller is engaged in the business of acquiring Mortgage Assets and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of Bear Stearns Mortgage Capital Corporation, a Delaware corporation, and an affiliate of Bear, Stearns & Co. Inc. The Seller maintains its principal office at 245 Park Avenue, New York, New York 10167. Its telephone number is
(212) 272-2000.

     The Seller does not have, nor is it expected in the future to have, any significant assets.

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





                               THE MORTGAGE LOANS

     The Mortgage Loans will have been purchased by the Seller, either directly or through affiliates, from Lenders. The Mortgage Loans so acquired by the Seller will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or such other underwriting criteria as is specified in the related Prospectus Supplement.

Underwriting Standards

     In general, each Lender will represent and warrant that all Mortgage Loans originated and/or sold by it to the Seller or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a Lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Single Family Loan or a Cooperative Loan or for financing secured by a Manufactured Home is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related Prospectus Supplement.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to Single Family Loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to Cooperative Loans, the appraisal is based on the market value of comparable units. With respect to Contracts, the appraisal is based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable Manufactured Home. With respect to a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     In the case of Single Family Loans, Cooperative Loans and Contracts, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.


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





     A Lender may originate Mortgage Loans under a reduced documentation program with balances that exceed in size or other respects general agency criteria. A reduced documentation program is designed to facilitate the loan approval process and thereby improve the Lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

     In the case of a Single Family or Multifamily Loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the Lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the Mortgage Loan.

     Certain of the types of Mortgage Loans which may be included in the Mortgage Pools are more recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

     Re-Underwriting. The Seller will acquire Mortgage Loans utilizing re-underwriting criteria it believes are appropriate depending to some extent on the Seller's or its affiliates' prior experience with the Lender and the servicer, as well as the Seller's prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to the Seller on a tape with respect to a percentage of the Mortgage Loans deemed appropriate by the Seller in the circumstances. No independent investigation of the creditworthiness of particular obligors will be undertaken by the Seller.

Qualifications of Lenders

     Each Lender will be required to satisfy the qualifications set forth herein or as otherwise set forth in the related Prospectus Supplement. Each Lender must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those Mortgage Loans. In general, each Lender must be a seller/servicer approved by either Fannie Mae or Freddie Mac, and each Lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

Representations by Lenders; Repurchases

     Each Lender generally will have made representations and warranties in respect of the Mortgage Loans sold by such Lender and included in the assets of the Trust Fund. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of Single Family Loans and Multifamily Loans and any required hazard insurance policy was in effect on the date of purchase of the Mortgage Loan from the Lender by or on behalf of the Seller; (ii) that the Lender had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims; (iii) that each Mortgage Loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property, (v) that no required payment on a Mortgage Loan was more than a specified number of days delinquent; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

     All of the representations and warranties of a Lender in respect of a Mortgage Loan will have been made as of the date on which such Lender sold the Mortgage Loan to the Seller or one of its affiliates or as of such other date as is specified in the related Prospectus Supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in, or secured by, such Mortgage Loan. Since the representations and warranties of a Lender do not address events that may occur following the sale of a Mortgage Loan by such Lender, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Lender to the Seller or its affiliates. If the Master Servicer is also a Lender with respect to a particular Series, such representations will be in addition to the representations and warranties, if any, made by the Master Servicer in its capacity as a Master Servicer.

     In general, the Master Servicer or the Trustee, if the Master Servicer is the Lender, will be required to promptly notify the relevant Lender of any breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Securityholders with respect to such Mortgage Loan. If such Lender cannot cure such breach generally within 60 days after notice from the Master Servicer or the Trustee, as the case may be, then such Lender generally will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Mortgage Rate (less any amount payable as related servicing compensation if the Lender is the Master Servicer) or such other price as may be described in the related Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Lender. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

     Neither the Seller nor the Master Servicer (unless the Master Servicer is the Lender) will be obligated to purchase a Mortgage Loan if a Lender defaults on its obligation to do so, and no assurance can be given that Lenders will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation and warranty of a Lender may also constitute a breach of a representation made by the Seller or the Master Servicer, the Master Servicer may have a repurchase obligation as described below under "Administration--Assignment of Mortgage Assets."

     If specified in the related Prospectus Supplement, the Lender may have acquired the Mortgage Loans from a third party which made certain representations and warranties to the Lender as of the time of the sale to the Lender. In lieu of representations and warranties made by the Lender as of the time of the sale to the Seller, the Lender may assign the representations and warranties from the third party to the Seller, which will assign them to the Trustee on behalf of the Securityholders. In such cases, the third party will be obligated to purchase a Mortgage Loan upon a breach of such representations and warranties, and the Lender will not be obligated to purchase a Mortgage Loan if the third party defaults on its obligation to do so.

     The Lender and any third party which conveyed the Mortgage Loans to the Lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the Lender or such third party may be unable to perform its repurchase obligations with respect to the Mortgage Loans. Any arrangements for the assignment of representations and the repurchase of Mortgage Loans must be acceptable to the Rating Agency rating the related Securities.

Optional Purchase of Defaulted Loans

     If specified in the related Prospectus Supplement, the Master Servicer or another entity identified in such Prospectus Supplement may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at such price as may be described in the related Prospectus Supplement.

                          DESCRIPTION OF THE SECURITIES

     The Notes of a Series will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Notes. The Certificates will also be issued in Series pursuant to separate agreements (each a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Seller, one or more Master Servicers, if applicable, and the Trustee. The provisions of each such Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. A form of Pooling and Servicing Agreement, a form of a Trust Agreement and a form of Indenture are exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each such Agreement. The Prospectus Supplement for a Series of Securities will provide additional information regarding each such Agreement relating to such Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Agreement or Agreements for each Series of Securities and the applicable Prospectus Supplement. The Seller will provide a copy of the applicable Agreement or Agreements (without exhibits) relating to any Series without charge upon written request of a Securityholder of such Series addressed to Structured Asset Mortgage Investments Inc., 245 Park Avenue, New York, New York 10167; Attention: Mortgage Department.

General

     The Securities of each Series will be issued in fully registered form, in the denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related Trust Fund and will not be entitled to distributions in respect of the Trust Assets included in any other Trust Fund established by the Seller. The Securities will not represent obligations of the Seller or any affiliate of the Seller. The Mortgage Loans generally will not be insured or guaranteed by any governmental entity or other person unless the Prospectus Supplement provides that loans are included that have the benefit of FHA insurance ("FHA Insurance"), VA guarantees ("VA Guarantees"), primary mortgage insurance, pool insurance or another form of insurance or guarantees. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Mortgage Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), (ii) such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "Accounts"); (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure, (iv) U.S. Government Securities; and
(v) any Primary Insurance Policies, FHA Insurance, VA Guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may include one or more of the following: reinvestment income on payments received on the Trust Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a financial guaranty insurance policy, third party guarantees or similar instruments, U.S. Government Securities designed to assure payment of the Securities or other agreements. If provided in the related Agreement, a securities administrator may be obligated to perform certain duties in connection with the administration of the Securities. It is not intended to list any class of Securities on any securities exchange or to quote the Securities in the automated quotation system of a regulated securities association. However, if such listing or such quotation is intended in a Series, relevant information will be included in the related Prospectus Supplement.

     Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the assets in the related Trust Fund or will evidence the obligations of the related Trust Fund to make payments from amounts received on the such assets in the related Trust Fund. A Series of Securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of Securities of such Series. Certain Series or classes of Securities may he covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related Trust Fund or on a different basis, in each case, as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the Securityholder of a class (a "Call Class") of securities of a Series may have the right to direct the Trustee to redeem a related Callable Class or Classes (as defined herein). A "Callable Class" is a class of Securities of a Series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related Prospectus Supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will not be called unless the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related Prospectus Supplement, after the issuance of the Callable Class, there may be a specified "lock-out period" during which such Securities could not be called. It is anticipated that Call Classes generally will be offered only on a private basis. It is anticipated that Call Classes generally will be offered only on a private basis.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement) in the proportions specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Securities Register") or, if specified in the related Prospectus Supplement, in the case of Securities that are of a certain minimum denomination, upon written request by the Securityholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

     Except with respect to REMIC Residual Securities and FASIT Ownership Securities, the Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC Residual Securities and FASIT Ownership Securities, as provided in the related Prospectus Supplement.

Distributions on Securities

     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any Reserve Account and funds received as a result of credit enhancement or from other specified sources. As between Securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Distributions to any class of Securities will be made pro rata to all Securityholders of that class or as specified in the related Prospectus Supplement.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds in accordance with the terms described in the related Prospectus Supplement and as specified in the Agreement. "Available Funds" for each Distribution Date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related Prospectus Supplement, net of related fees and expenses payable by the related Trust Fund and other amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest. Interest generally will accrue on the aggregate Current Principal Amount (defined herein) (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of Securities entitled to interest from the date, at the interest rate (the "Interest Rate") and for the periods specified in the related Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereinafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Current Principal Amount of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Current Principal Amount of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Security or on such other basis as is specified in the related Prospectus Supplement. The notional principal balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Current Principal Amount of such class of Securities on that Distribution Date. Distributions of interest on each class of Accrual Securities will commence only after the occurrence of the events specified in the related Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Securities in the Trust Fund, as reflected in the aggregate Current Principal Amount of such class of Accrual Securities, generally will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Current Principal Amount as so adjusted.

     Distributions of Principal. The aggregate "Current Principal Amount" of any class of Securities entitled to distributions of principal generally will be the aggregate original Current Principal Amount of such class of Securities specified in the related Prospectus Supplement, reduced by all distributions and losses reported to the holders of such Securities as allocable to principal, and, in the case of Accrual Securities, generally will be increased by all interest accrued but not then distributable on such Accrual Securities. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal.

     If so provided in the related Prospectus Supplement, one or more classes of Senior Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the related Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securities will have the effect of accelerating the amortization of such Senior Securities while increasing the interests evidenced by the Subordinated Securities in the Trust Fund. Increasing the interests of the Subordinated Securities relative to that of the Senior Securities is intended to preserve the availability of the subordination provided by the Subordinated Securities. See "Credit Enhancement-

     Unscheduled Distributions. If specified in the related Prospectus Supplement, the Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, low rates then available for reinvestment of such payments or both, the Trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next Distribution Date, together with, if applicable, any amounts available to be withdrawn from any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. All unscheduled distributions generally will include interest at the applicable Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related Prospectus Supplement.

     All distributions allocable to principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the Securities would have been made on the next Distribution Date, and with respect to Securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

Advances

     The Master Servicer or other person designated in the Prospectus Supplement will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in any of the Accounts for future distributions to the holders of such Securities), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, with respect to any of the Mortgage Loans.

     In making advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Loans with respect to which such advances were made (e.g., late payments made by the related Mortgagor, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by a Lender under the circumstances described herein). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) at such time as the Master Servicer determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, at such time as a loss is realized with respect to a specific Mortgage Loan. The Master Servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

Reports to Securityholders

     Prior to or concurrently with each distribution on a Distribution Date or at such other time as is specified in the related Prospectus Supplement or Agreement, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable or material to such Series of Securities, among other things:

       (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

       (ii) the amount of such distribution allocable to interest;

       (iii) the amount of any advance by the Master Servicer;

       (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Securityholders;

       (v) the outstanding Current Principal Amount or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

       (vi) the percentage of principal payments on the Mortgage Loans, if any, which such class will be entitled to receive on the following Distribution Date;

       (vii) the percentage of Principal Prepayments on the Mortgage Loans, if any, which such class will be entitled to receive on the following Distribution Date;

       (viii) unless the Interest Rate is a fixed rate, the Interest Rate applicable to the distribution on the Distribution Date;

       (ix) the number and aggregate principal balances of Mortgage Loans in the related Mortgage Pool delinquent (a) one month, (b) two months or (c) three or more months, and the number and aggregate principal balances of Mortgage Loans in foreclosure;

       (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a Multifamily Loan, such additional information as may be specified in the related Prospectus Supplement; and

       (xi) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution on the Distribution Date.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having a denomination or interest specified in the related Prospectus Supplement or in the report to Securityholders. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.


Book-Entry Registration

     If specified in the related Prospectus Supplement, one or more classes of Securities of any Series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry Securities ("Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, soci[0082]t[0082] anonyme, ("Cedel") or the Euroclear System ("Euroclear") (in Europe) if they are participants of any of such systems ("Participants"), or indirectly through organizations which are Participants. The book-entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Cedel and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a book-entry Security will be entitled to receive a physical certificate or note representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The Owner's ownership of a book-entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry Security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate).

     Owners will receive all distributions allocable to principal and interest with respect to the book-entry Securities from the Trustee through DTC and DTC Participants. While the book-entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions allocable to principal and interest with respect to the Securities. Participants and Financial Intermediaries with whom Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Owners. Accordingly, although Owners will not possess physical certificates or notes, the Rules provide a mechanism by which Owners will receive distributions and will be able to transfer their beneficial ownership interests in the Securities.

     Owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Owners who are not Participants may transfer ownership of Securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the Securities by book-entry transfer through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Owners.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry Securities will be subject to the Rules as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its Participants and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for movement of physical securities. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the book-entry Securities will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Owners that it represents.


     Under a book-entry format, Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry Securities, may be limited due to the lack of physical certificates or notes for such book-entry Securities. In addition, issuance of the book-entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates or notes.

     Monthly and annual reports on the applicable Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry Securities of such Owners are credited directly or are credited indirectly through Financial Intermediares.

     DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry Securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry Securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry Securities. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Definitive Securities will be issued to Owners only upon the events specified in the related Agreement. Such events may include the following: (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (defined herein), Securityholders representing not less than 50% of the aggregate Current Principal Amount of the applicable Securities advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Securityholders. Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the certificates or notes representing the Securities and instruction for re-registration, the Trustee will issue the Securities in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Security (whether Definitive Securities or Securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such Securities on the final Distribution Date at such office or agency as is specified in the notice of final payment to Securityholders.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Seller, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                             EXCHANGEABLE SECURITIES


General

     Certain Series will provide for the issuance of one or more classes of Exchangeable Securities, as set forth in the relevant Prospectus Supplement. In any such Series, the holders of one or more of the specified classes of Exchangeable Securities will be entitled, upon notice and payment to the Trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of Exchangeable Securities. The classes of Exchangeable Securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of Exchangeable Securities will be referred to as "Combinations". The Combinations for the Exchangeable Securities in a Series, if any, will be set forth in the Prospectus Supplement for the Series.

     In each Series that includes Exchangeable Securities, all of the classes of Securities that are shown on the cover page of the related Prospectus Supplement will be issued, and those classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund (an "Exchangeable Security Trust Fund") established pursuant to a trust agreement between the Seller and a trustee. The Trustee may serve as such trustee. The Exchangeable Security Trust Fund initially will issue classes of Exchangeable Securities that are identical in all respects to the classes of Securities deposited in such trust fund. At any time after their issuance, including immediately after such issuance, these classes of Exchangeable Securities may be exchanged, in whole or in part, for other related classes of Exchangeable Securities that are part of the same Combination, as specified in the related Prospectus Supplement. When an exchange is effected, the Exchangeable Security Trust Fund will cancel the relevant portion or portions of the class or classes of Exchangeable Securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related Exchangeable Securities into which such class or classes of securities are exchangeable. Exchangeable Securities received in an exchange may subsequently be exchanged for other Exchangeable Securities that are part of the same Combination. This process may be repeated again and again. Each Exchangeable Security issued by an Exchangeable Security Trust Fund will represent a beneficial ownership interest in the class or classes of Securities deposited in such trust fund.

     In general, the descriptions in this Prospectus of classes of Securities of a Series also apply to the ES Classes of that Series, except where the context requires otherwise. For example, the ES Classes of a Series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as Definitive Securities to Securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the classes of Securities of such Series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment" apply to Exchangeable Securities as well as Securities.


Exchanges


     The ability of a holder of a class or classes of Exchangeable Securities to exchange such class or classes for another related class or classes of Exchangeable Securities within the same Combination will be subject to three basic constraints, as follows:

   oThe aggregate principal amount (rounded to whole dollars) of the Exchangeable Securities received in the exchange, immediately after the exchange, must equal that of the Exchangeable Securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

   oThe aggregate amount of annual interest (rounded to whole dollars) (the
    "Annual Interest Amount") payable with respect to the Exchangeable Securities received in the exchange must equal that of the Exchangeable Securities surrendered for exchange.

   oSuch classes must be exchanged in the applicable exchange proportions, if any, shown in the related Prospectus Supplement, which, as described below, are based at all times on the original principal amounts (or original notional principal amounts, if applicable) of such classes.

     Within any particular Series, one or more types of Combinations may exist. For example, a class of Exchangeable Securities with an Interest Rate that varies directly with changes in an index (a "Floating Rate Class") and a class of Exchangeable Securities with an Interest Rate that varies inversely with changes in an index (an "Inverse Floating Rate Class") may be exchangeable for a class of Exchangeable Securities with a fixed Interest Rate. Under another Combination, a class of Exchangeable Securities that is a principal only class and a class of Exchangeable Securities that is an interest only class may be exchangeable for a class of Exchangeable Securities that pays both principal and interest. Further, a class of Exchangeable Securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) (an "Accrual Class") and a class of Exchangeable Securities that receives principal payments from such accretions on the Accrual Class may be exchangeable for a class of Exchangeable Securities that receives payments of principal continuously from the first Distribution Date on which it receives principal until it is retired. Under another Combination, a class of Exchangeable Securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying Mortgage Loans ( a "Planned Amortization Class") and a class of Exchangeable Securities that receives principal payments on any Distribution Date only if scheduled payments have been made on the Planned Amortization Class may be exchangeable for a class of Exchangeable Securities that receives payments of principal continuously from the first Distribution Date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of Combinations that are possible.

     Set forth below are additional examples that illustrate in simple mathematical terms how certain possible Combinations might operate. The first example shows a Combination in which Exchangeable Securities of a principal only class and Exchangeable Securities of an interest bearing class are exchangeable for Exchangeable Securities of a class that has the aggregate characteristics of the two original classes of Exchangeable Securities:

                                                      Maximum
             Original                                Original
             Principal      Interest                 Principal      Interest
 Class        Amount          Rates      Class        Amount          Rate
 -----        ------          -----      -----        ------          ----
 ES-1      $20,000,000         10%       ES-2      $40,000,000        5%
 ES-P*      20,000,000          0%

------------
* Class ES-P is a principal only class and will receive no interest.

     The following example illustrates a Combination of a Floating Rate Exchangeable Security and an Inverse Floating Rate Exchangeable Security which are exchangeable for a single class of Exchangeable Securities with a fixed interest rate:

                                                         Maximum
             Original                                   Original
            Principal        Interest                   Principal      Interest
 Class        Amount           Rates        Class        Amount         Rate
 -----        ------           -----        -----        ------         ----
 ES-3      $9,333,330     LIBOR+ 0.75%      ES-5       $11,333,330       7%
 ES-4       2,000,000      36.16666 -
                          (LIBOR x
                          4.666667)

     In the following Combination, a Exchangeable Security that pays both principal and interest is exchangeable for two Exchangeable Securities, one of which pays only interest and the other pays only principal:

                                                       Maximum Original
             Original                                    Principal or
             Principal      Interest                  Notional Principal   Interest
 Class        Amount          Rate         Class            Amount          Rates
 -----        ------          ----         -----            ------          -----
 ES-5     $20,000,000         10%          ES-P*        $ 20,000,000          0%
                                           ES-X**         20,000,000         10%
                                                        (notional)***

------------
*   Class ES-P is a principal only class and will receive no interest.
**  Class ES-X is an interest only class and will receive no principal.
*** Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

     In some Series, a Combination may include a number of classes of Exchangeable Securities that are exchangeable for one another and that will enable a holder of one of the classes of Exchangeable Securities to exchange it for another class of Exchangeable Securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of Exchangeable Securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:

             Original                                  Maximum Original
             Principal      Interest                Principal or Notional  Interest
 Class        Amount          Rate        Class        Principal Amount     Rates
 -----        ------          ----        -----        ----------------     -----
 ES-6      $20,000,000        7.00%       ES-X*          $20,000,000        7.00%
                                                         (notional)
                                          ES-7            20,000,000        6.00
                                          ES-8            20,000,000        6.25
                                          ES-9            20,000,000        6.50
                                          ES-10           20,000,000        6.75
                                          ES-11           19,310,344        7.25
                                          ES-12           18,666,666        7.50
                                          ES-13           18,064,516        7.75
                                          ES-14           17,500,000        8.00
                                          ES-P**          20,000,000        0.00

------------
* Class ES-X is an interest only class and will receive no principal. ** Class ES-P is a principal only class and will receive no interest.

     The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 Exchangeable Security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related Exchangeable Security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the Annual Interest Amount applicable to the Exchangeable Security to be exchanged, and divide such interest amount by the coupon of the desired Exchangeable Security. The resulting principal amount can in no case be greater than the principal amount of Exchangeable Securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 Exchangeable Securities that could be created would be $18,666,666, an amount arrived at by dividing the Annual Interest Amount of the Class ES-6 Securities ($1,400,000) by the Interest Rate of the Class ES-12 Exchangeable Securities (7.50%). Since all of the available Annual Interest Amount with respect to the Class ES-6 Exchangeable Securities would be used to create the Class ES-12 Exchangeable Securities, principal only Class ES-P Exchangeable Securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 Exchangeable Securities original principal amount from the Class ES-6 Exchangeable Securities original principal amount).

     Similarly, if Class ES-9 Exchangeable Securities are desired, dividing the Annual Interest Amount of the Class ES-6 Exchangeable Securities ($1,400,000) by the Interest Rate of the Class ES-9 Exchangeable Securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 Exchangeable Securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 Exchangeable Securities could be created. The Annual Interest Amount applicable to the Class ES-9 Exchangeable Securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the Annual Interest Amount of the Class ES-6 Exchangeable Securities is $1,400,000, the interest only Class ES-X Exchangeable Securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the Annual Interest Amount ($100,000) by the Interest Rate applicable to Class ES-X Exchangeable Securities (7.00%) to determine the notional amount ($1,428,571).

     Under the terms of this Combination, the Class ES-9 Exchangeable Securities described in the preceding paragraph might also be exchangeable for the Class ES-14 Exchangeable Securities. If the Annual Interest Amount of the Class ES-9 Exchangeable Securities ($1,300,000) is divided by the Interest Rate on the Class ES-14 Exchangeable Securities (8.00%), the maximum original principal amount of the Class ES-14 Exchangeable Securities that can be created is $16,250,000. Since all of the available Annual Interest Amount with respect to the Class ES-9 Exchangeable Securities would be used to create the Class ES-14 Exchangeable Securities, principal only Class ES-P Exchangeable Securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 Exchangeable Securities original principal amount from the Class ES-9 Exchangeable Securities original principal amount).

     The foregoing examples set forth various combinations of Exchangeable Securities which differ in interest characteristics (i.e., interest only classes, principal only classes and classes which have principal amounts and bear interest). In certain Series, a Securityholder may also be able to exchange its Exchangeable Securities for other Exchangeable Securities that have different principal payment characteristics. For example, an exchange of two or more classes of Exchangeable Securities for a single class of Exchangeable Securities may result in an Exchangeable Security with the aggregate principal payment characteristics of the multiple classes of Exchangeable Securities for which it was exchanged. In addition, in certain Series, Exchangeable Securities may be exchangeable for other Exchangeable Securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

     At any given time, a Securityholder's ability to exchange Exchangeable Securities for other Exchangeable Securities will be limited by a number of factors. A Securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary in order to effect the desired exchange. A Securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of Exchangeable Securities. The Securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA or other transfer restrictions may apply to certain of the Exchangeable Securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

Procedures and Exchange Proportions

     A Securityholder proposing to effectuate an exchange must notify the Trustee or follow other procedures as described in the related Prospectus Supplement. Such notice must be given in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the Trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related Prospectus Supplement. The notice must include the outstanding principal (or notional principal) amount of both the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the Securityholder has given the required notice, the Trustee will provide instructions for delivering the securities and the payment of the administrative fee to the Trustee by wire transfer. A Securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related Prospectus Supplement.

     An administrative fee will be payable to the Trustee in connection with each exchange as specified in the related Prospectus Supplement. Any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities, in the case of ES Classes issued in book-entry form.

     Where exchange proportions are shown in the related Prospectus Supplement for classes of Exchangeable Securities, the Issuer will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (i) multiplying the exchange proportion shown in the related Prospectus Supplement for each such class by its current Class Factor (as defined below) and (ii) dividing each resulting percentage by the sum of such percentages. The Trustee will include the Class Factor for each class of outstanding Exchangeable Securities having a principal amount in the statements it furnishes to Securityholders in connection with each Distribution Date. The current Class Factor also will be available to Securityholders upon request from the Trustee or the Seller as specified in the related Prospectus Supplement. The "Class Factor" for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the Distribution Date in the following month. A Class Factor for each interest only class having a notional principal amount will be included in the statements the Trustee furnishes to Securityholders in connection with each Distribution Date and also will be available to Securityholders upon request from the Trustee or the Seller as specified in the related Prospectus Supplement. Such a Class Factor will reflect the remaining notional principal amount of the interest only class in an analogous manner.

     The first payment on an Exchangeable Security received in an exchange transaction will be made on the Distribution Date in the month following the month of the exchange or as specified in the related Prospectus Supplement. Such payment will be made to the Securityholder of record as of the applicable record date.


                               CREDIT ENHANCEMENT


General

     Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the assets in the related Trust Fund. Credit enhancement may be in the form of (i) the subordination of one or more classes of the Securities of such Series, (ii) the use of a Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, FHA Insurance, VA Guarantees, Reserve Accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. In general, any credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of Securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of Securities, and if principal payments equal to the Current Principal Amounts of certain classes will be distributed prior to such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Coverage under any credit enhancement generally may be canceled or reduced by the Master Servicer or the Seller if such cancellation or reduction would not adversely affect the rating or ratings of the related Securities.


Subordination

     If so specified in the related Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Subordinated Securities of a Series will instead be payable to holders of one or more classes of Senior Securities under the circumstances and to the extent specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Securities or, if applicable, were to exceed the specified maximum amount, holders of Senior Securities would experience losses on such Securities.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee. If so specified in the related Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the class of Securities specified in the related Prospectus Supplement at the times and under the circumstances specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, the same class of Securities may be Senior Securities with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Securities with respect to other types of payment or types of losses or delinquencies. If specified in the related Prospectus Supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross support mechanism or otherwise.

     As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement.



Pool Insurance Policies

     If specified in the Prospectus Supplement related to a Mortgage Pool of Single Family Loans or Cooperative Loans, a separate Pool Insurance Policy will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such related Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Single Family Loans or Cooperative Loans in the Mortgage Pool in an amount specified in such Prospectus Supplement. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. A Pool Insurance Policy generally will not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy.

     In general, each Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Insurance Policy. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Mortgaged Property unless it determines that (i) such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Pool Insurance Policy or any related Primary Insurance Policy.

     A Pool Insurance Policy generally will not insure (and many Primary Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the Prospectus supplement, an endorsement to the Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause
(i) or (ii) above might result in a breach of the related Lender's representations described above and, in such event, might give rise to an obligation on the part of such Lender to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Lender. No Pool Insurance Policy will cover (and many Primary Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each Pool Insurance Policy generally will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts realized by the Pool Insurer upon disposition of all foreclosed properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

     The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.


Special Hazard Insurance Policies

     If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Administration-Hazard Insurance." Special Hazard Insurance Policies will not cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or
(ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy.

     Collection of insurance proceeds under a Pool Insurance Policy is generally not possible if the underlying property has been damaged and not restored. A Special Hazard Insurance Policy permits full recovery under a Pool Insurance Policy relating to the Mortgage Loans backing the Series of Securities by providing insurance to restore damaged property. Each Agreement will provide that, if the related Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

     To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any such rating agency.

     The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.


Bankruptcy Bonds

     If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Securities of the related Series in the Trust Fund to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

     To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any such rating agency.

     The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.


FHA Insurance; VA Guarantees

     Single Family Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will


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





be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Mortgage Loan relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Mortgage Loans insured by the FHA are collected by lenders approved by HUD or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Mortgage Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub- Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Mortgage Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Mortgage Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Mortgage Loan.


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





     The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of April, 1998, the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,750. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA-guaranteed Single Family Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.


FHA Insurance on Multifamily Loans

     There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.


Reserve and other Accounts


     If specified in the related Prospectus Supplement, cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement will be deposited by the Master Servicer or Seller on the date specified in the related Prospectus Supplement with the Trustee or in one or more Reserve Accounts established with the Trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related Prospectus Supplement, to provide additional protection against losses in respect of, the assets of the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the related Prospectus Supplement. Whether or not the Master Servicer or Seller has any obligation to make such a deposit, certain amounts to which the Subordinated Securityholders, if any, will otherwise be entitled may instead be deposited into a Reserve Account from time to time and in the amounts as


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





specified in the related Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Instruments held by the Trustee and/or deposited in the Reserve Account generally will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and generally will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of Securities for the purposes, in the manner and at the times specified in the related Prospectus Supplement.


Other Insurance, Guarantees and Similar Instruments or Agreements

     If specified in the related Prospectus Supplement, a Trust Fund may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing for or maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, paying administrative expenses, or accomplishing such other purpose as may be described in the related Prospectus Supplement. The Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Securities has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust Fund may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.


Cross Support

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Fund. If applicable, the related Prospectus Supplement will identify the Trust Fund to which such credit support relates and the manner of determining the amount of the coverage provided hereby and of the application of such coverage to the identified Trust Fund.


                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity of the Securities will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trust Funds, the allocation of available funds to various Classes of Securities, the Interest Rate for various Classes of Securities and the purchase price paid for the Securities.

     The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Single Family Loans, Cooperative Loans and Contracts generally may be prepaid without penalty in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

     Conventional Single Family Loans, Cooperative Loans and Contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the Mortgage Loan


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





or Contract upon sale or certain transfers by the mortgagor or obligor of the underlying Mortgaged Property. As described in the related Prospectus Supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage Loans insured by the FHA, and Single Family Loans and Contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Administration--Collection Procedures" and "Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     When a full prepayment is made on a Single Family Loan or Cooperative Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a Mortgage Loan, interest accrues on the principal amount of the Mortgage Loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. The effect of prepayments in full and liquidations generally will be to reduce the amount of interest passed through in the following month to holders of Securities because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment or liquidation. In connection with certain Series, as described in the related Prospectus Supplement, the Master Servicer or a Lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Solders' and Sailors' Civil Relief Act of 1940, as amended, as described under "Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" herein. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to Multifamily Loans will be distributed to the holders of Securities, or to other persons entitled thereto, as described in the related Prospectus Supplement.

     Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or a FASIT or another person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund, thereby effecting earlier retirement of the related Series of Securities. See "Administration--Termination; Optional Termination." The yield to investors in a Callable Class will depend on whether and, if so, when a redemption of such Securities occurs.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

     Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayment on Single Family Loans, Cooperative Loans and Contracts may be affected by changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgage properties, the enforcement of due-on-sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on Multifamily Loans may be affected by other factors, including Mortgage Loan terms (e.g.,


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the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the Mortgaged Properties are located, the quality of management of the Mortgaged Properties and the relative tax benefits associated with the ownership of income-producing real property.

     The timing of payments on the Mortgage Assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Securities will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

     The effective yield to Securityholders generally will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest generally will accrue on each Mortgage Loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     In the case of any Securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any Securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a Security will yield its Interest Rate, after giving effect to any payment delay.

     Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Securities.

     The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Securities (including, but not limited to, any Exchangeable Securities in such Series).


                                 ADMINISTRATION

     Set forth below is a summary of the material provisions of each Agreement which are not described elsewhere in this Prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. Concurrently with the assignment of the Trust Assets to the related Trust Fund, the Trustee will execute and deliver the Securities.


Assignment of Mortgage Assets

     Assignment of the Mortgage Loans. At the time of issuance of the Securities of a Series, the Seller will cause the Mortgage Loans comprising the Trust Fund to be sold and assigned to the Trustee, together with all principal and interest received by or on behalf of the Seller on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. If Notes are issued in a Series, such assets will be pledged to the Trustee pursuant to the terms of the Indenture. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

     In addition, the Seller generally will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note or Contract endorsed without recourse in blank or to the order of the Trustee, (ii) in the case of Single Family Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Seller will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original


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of such Mortgage was or will be delivered to such recording office), (iii) an assignment of the Mortgage or Contract to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents as may be specified in the related Prospectus Supplement. In the case of Single Family Loans or Multifamily Loans, the Seller or Master Servicer generally will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in the discretion of the Seller in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Seller or the originator of such loans. In the case of Contracts, the Seller or Master Servicer generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

     With respect to any Mortgage Loans which are Cooperative Loans, the Seller will cause to be delivered to the Trustee (or to the custodian hereinafter referred to), the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Securityholders. In general, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will be required to notify the Master Servicer and the Seller or in certain circumstances the related Lender, or the Master Servicer will notify the related Lender. If the Lender or an entity which sold the Mortgage Loan to the Lender cannot cure the omission or defect within 60 days after receipt of such notice (or such other period as is specified in the related Prospectus Supplement), the Lender or such entity generally will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price. There can be no assurance that a Lender or such entity will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "The Mortgage Loans--Representations by Lenders; Repurchases," neither the Master Servicer nor the Seller will be obligated to purchase such Mortgage Loan if the Lender or such entity defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Seller, as the case may be. This purchase obligation generally will constitute the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     Assignment of Agency Securities. The Seller will cause Agency Securities to be registered in the name of the Trustee or its nominee. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The Seller will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee on behalf of the Trust Fund. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. The Trustee generally will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund--Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.


Payments on Mortgage Loans; Deposits to Accounts

     In general, each Master Servicer and Sub-Servicer servicing the Mortgage Loans will be required to establish and maintain for one or more Series of Securities a separate account or accounts for the collection of payments on the related Mortgage Loans (the "Protected Account"), which must be either (i) maintained with a


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depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each Rating Agency rating the Series of Securities, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are invested in Permitted Investments held in the name of the Trustee, or (iv) an account or accounts otherwise acceptable to each Rating Agency. A Protected Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. The related Master Servicer or Sub-Servicer or its designee or another person specified in the Prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or Sub-Servicer or with a depository institution that is an affiliate of the Master Servicer or Sub-Servicer, provided it meets the standards set forth above.

     Each Master Servicer and Sub-Servicer generally will be required to deposit or cause to be deposited in the Protected Account for each Trust Fund on a daily basis the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

     (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

     (iii) to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) of the title insurance policies, the hazard insurance policies and any Primary Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

     (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased as described under "The Mortgage Loans-Representations by Lenders; Repurchases" or "--Assignment of Mortgage Assets" above;

     (v) all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below; (vi) any amount required to be deposited by the Master Servicer or Sub-Servicer in connection with losses realized on investments for the benefit of the Master Servicer or Sub-Servicer of funds held in any Accounts; and

     (vii) all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

     If acceptable to each Rating Agency rating the Series of Securities, a Protected Account maintained by a Master Servicer or Sub-Servicer may commingle funds from the Mortgage Loans deposited in the Trust Fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or Sub-Servicer. The Agreement may require that certain payments related to the Mortgage Assets be transferred from a Protected Account maintained by a Master Servicer or Sub-Servicer into another account maintained under conditions acceptable to each Rating Agency.

     The Trustee will be required to establish in its name as Trustee for one or more Series of Securities a trust account or another account acceptable to each Rating Agency (the "Securities Account"). The Securities Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. If there is more than one Master Servicer for the rated Series


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of Securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related Prospectus Supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The Trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the Trustee will be required to make withdrawals from the Securities Account to make distributions to Securityholders. If the Series includes one Trust Fund which contains a beneficial ownership interest in another Trust Fund, funds from the Trust Assets may be withdrawn from the Securities Account included in the latter Trust Fund and deposited into another Account included in the former Trust Fund prior to transmittal to Securityholders with a beneficial ownership interest in the former Trust Fund. If specified in the related Prospectus Supplement, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a Series backed by Agency Securities and/or Private Mortgage-Backed Securities there would only be one or more Securities Accounts.

Sub-Servicing by Lenders

     Each Lender with respect to a Mortgage Loan or any other servicing entity may act as the Master Servicer or the Sub-Servicer for such Mortgage Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While in general each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers. Such Sub-Servicer will remain obligated, or will be released from its obligations, under the related Sub-Servicing Agreement, as provided in the related Prospectus Supplement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in the related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Mortgage Loan; processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; maintaining accounting records relating to the Mortgage Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, as described more fully above under "--Payments on Mortgage Loans; Deposits to Accounts," and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

     As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Mortgage Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer will generally be entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Mortgage Loans if the Sub-Servicer elects to release the servicing of such Mortgage Loans to the Master Servicer. See "--Servicing and Other Compensation and Payment of Expenses."


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     Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer generally may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer.

     The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into new Sub-Servicing Agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Lender or meet the standards for becoming a Lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Seller. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.


Collection Procedures

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment or such other period as is specified in the Agreement. Both the Sub-Servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

     In any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Insurance Policy. If these conditions are not met or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon; provided, however, that the Master Servicer will not enter into such an agreement if it would jeopardize the tax status of the Trust Fund. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of Multifamily Loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related Mortgaged Property effected in violation of any due-on-encumbrance clause applicable thereto. See "Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.


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





     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant- stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.


Hazard Insurance

     The Master Servicer will require the mortgagor or obligor on each Single Family Loan, Multifamily Loan or Contract to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements or Manufactured Home securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited therein but for such clause. Any additional insurance coverage for Mortgaged Properties in a Mortgage Pool of Multifamily Loans will be specified in the related Prospectus Supplement.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or Manufactured Home securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.


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





     The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies."

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.


Realization Upon Defaulted Mortgage Loans

     Primary Insurance Policies. The Master Servicer will be required to maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Insurance Policy with regard to each Single Family Loan for which such coverage is required. The Master Servicer will be required not to cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Insurance Policy for such canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Insurance Policy covering a Mortgage Loan generally will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (d) the related Master Servicer not being approved as a servicer by the Primary Insurer.

     Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Insurance Policy covering a Mortgage Loan, the insured generally will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by


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the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such Primary Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees;
(ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

     In those cases in which a Single Family Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Securityholders, will present claims to the Primary Insurer, and all collections thereunder will be deposited in the Protected Account maintained by the Sub-Servicer. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the Primary Insurer under each Primary Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account, subject to withdrawal as heretofore described.

     If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related Primary Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. See "Credit Enhancement."

     Recoveries Under FHA Insurance and VA Guarantees. The Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims under any FHA Insurance or VA Guarantees with respect to the Mortgage Loans. See "Credit Enhancement--FHA Insurance; VA Guarantees."


Servicing and Other Compensation and Payment of Expenses

     A Master Servicer's primary servicing compensation with respect to a Series of Securities will come from the monthly payment to it, out of each interest payment on a Mortgage Loan, of an amount equal to the percentage per annum described in the related Prospectus Supplement of the outstanding principal balance thereof or from such other source as is specified in the related Prospectus Supplement. If the Master Servicer's primary


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compensation is a percentage of the outstanding principal balance of each
Mortgage Loan, such amounts will decrease as the Mortgage Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from Mortgagors, and any prepayment penalties and, to the extent provided in the related Prospectus Supplement, any interest or other income which may be earned on funds held in any Accounts. Sub-Servicers generally will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, to the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Lenders under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted Mortgage Loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Evidence as to Compliance

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform single Audit Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer to the effect that such Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of each Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.


Certain Matters Regarding the Master Servicer and the Seller


     One or more Master Servicers under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Master Servicer may have normal business relationships with the Seller or the Seller's affiliates.

     The Agreement will provide that a Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or as otherwise specified in the related Prospectus Supplement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.


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     Each Agreement will further provide that neither the Master Servicer, in certain instances, the Seller nor any director, officer, employee, or agent of the Master Servicer or the Seller will be under any liability to the Trustee, the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Seller nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, in certain instances, the Seller and any director, officer, employee or agent of the Master Servicer or the Seller will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor, in certain instances, the Seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Seller may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Seller, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Securities of such Series that have been rated.


Events of Default; Rights Upon Event of Default


     Pooling and Servicing Agreement; Trust Agreement; Master Servicing Agreement, "Events of Default" under a Pooling and Servicing Agreement, a Trust Agreement or a Master Servicing Agreement generally will include (i) any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two business days or such other time period as is specified in the Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate principal amount or interests ("Percentage Interests") evidenced by such class; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Pooling and Servicing Agreement, the Trust Agreement or Master Servicing Agreement will permit the Trustee to sell the assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

     In general, so long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Securities evidencing Percentage Interests aggregating not less than 25% of the principal of the related Trust Fund and under such circumstances as may be specified in such Agreement, the


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Trustee shall, terminate all of the rights and obligations of the Master
Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon the Trustee generally will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     In general, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interest constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

     Indenture. "Events of Default" under the Indenture for each Series of Notes will include: In general, (i) a default for 30 days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Trust Fund in the Indenture which continues for a period of 60 days or such other time period as is specified in the Indenture after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Seller or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are entitled to payment of principal only, such portion of the principal amount as may be specified in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Securityholders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for 30 days or more, unless
(a) the Securityholders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of Securityholders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for 30 days or more in the payment of principal of or interest on the Notes of a Series, the Indenture


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provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Securityholders of Notes may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Securityholders of Notes after the occurrence of such an Event of Default.

     In the event the principal of the Notes of a Series is declared due and payable, as described above, the Securityholder of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Securityholders of Notes of such Series, unless such Securityholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.


The Trustee

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Seller and its affiliates. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the applicable Agreement will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a Series includes both Notes and Certificates, a separate Trustee identified in the related Prospectus Supplement will serve as Trustee for the Certificates and for the Notes.


Duties of the Trustee

     The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any assets or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Securityholders or the Master Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Securityholders following an Event


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of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.


Resignation of Trustee

     The Trustee may, upon written notice to the Seller, resign at any time, in which event the Seller will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Securityholders evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Seller. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


Amendment

     In general, each Agreement may be amended by the parties thereto, without the consent of any of the Securityholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In general, each Agreement may also be amended by the parties thereto with consent of holders of Securities of such Series evidencing not less than 51% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Trust Assets which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.


Termination; Optional Termination

     The obligations created by each Agreement for a Series of Securities generally will terminate upon the payment to the related Securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Trust Assets subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Seller, the Master Servicer or other entity specified in the related Prospectus Supplement including, if REMIC or FASIT treatment has been elected, by the holder of the residual interest in the REMIC or FASIT (see "Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Trust Assets and all property acquired in respect of Mortgage Assets remaining in the Trust Fund.


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     Any such purchase of Trust Assets and property acquired in respect of
Mortgage Assets evidenced by a Series of Securities will be made at the option of the Seller or other entity identified in the related Prospectus Supplement, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the Securities that are outstanding at the time of the optional termination due to the fact that any component of the purchase price based on existing REO property (i.e. real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued unpaid interest on Securities of such Series outstanding. The exercise of such right will effect early retirement of the Securities, but the right of the Seller or such other entity to so purchase will generally be subject to the principal balance of the related Trust Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC or FASIT election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC or the FASIT within the meaning of Section 860F(g)(4) of the Code.


                       LEGAL ASPECTS OF THE MORTGAGE LOANS


     The following discussion contains summaries, which are general in nature, of material legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans is situated.


General


     Single Family Loans and Multifamily Loans. The Single Family Loans and Multifamily Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The priority of the lien of the mortgage in a Single Family Loan or Multifamily Loan will be specified in the related Prospectus Supplement.


     Condominiums. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.


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     Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The
Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

     Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, the Seller generally will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition the Seller will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required


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documents and payment of a fee to such office, depending on state law. The
Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Seller.

     The Seller will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. In general, neither the Seller, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Seller or the Lender will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Seller's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Seller or Lender.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Seller and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of


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relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.


     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Seller will obtain the representation of the Lender that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.


Foreclosure/Repossession


     Single Family Loans and Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non- judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non- judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property. In California, the entire process from recording a notice of default to recording a non-judicial sale usually takes four to five months.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest


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and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant- stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

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     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws and existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

     Contracts. The Master Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.


Rights of Redemption

     Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.


Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.


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     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security;
however, in some of these states the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans, Cooperative Loans and Contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Lender to repurchase the Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.


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Due-on-Sale Clauses

     Each conventional Mortgage Loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgagor or secured party. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on- sale clauses. As to loans secured by an owner-occupied residence (which would include a Manufactured Home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a Mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loan.


Prepayment Charges

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of Single Family Loans, Cooperative Loans or Contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner- occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Single Family Loans, Cooperative Loans and Contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate Single Family Loans, Cooperative Loans or Contracts having higher Mortgage Rates or APR's, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.


Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any Trust Fund.


Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the


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mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In general, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.


Product Liability and Related Litigation

     Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials utilized in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

     Under the FTC Rule described above, the holder of any Contract secured by a Manufactured Home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In general, the successful assertion of such claim constitutes a breach of a representation or warranty of the Lender, and the Securityholders would suffer a loss only to the extent that (i) the Lender breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Lender, the Seller or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

     To the extent described in the related Prospectus Supplement, the Mortgage Loans may include installment sales contracts entered into with the builders of the homes located on the Mortgaged Properties. The Mortgagors in some instances may have claims and defenses against the builders which could be asserted against the Trust Fund.


Environmental Considerations

     Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the Mortgage Assets. For example, under the Federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a priority lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). In such states, even prior recorded liens are subordinated to such Superliens. In these states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.


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                         FEDERAL INCOME TAX CONSEQUENCES


General

     This section sets forth (i) the federal income tax opinions of Stroock & Stroock & Lavan LLP, special counsel to the Seller ("Federal Tax Counsel"), described below regarding the federal income tax status of the entity issuing the Secuirites and the federal income tax characterization of such Securities, and (ii) a summary, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes and the individual circumstances or special treatment under the income tax laws of the owner of a Security, prospective investors are urged to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the "holder" means the beneficial owner of a Security.

     The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The federal income tax consequences with respect to a Series of Securities to holders will vary depending on whether: (i) an election is made to treat the Trust Fund (or certain assets of the Trust Fund) relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Code; (ii) an election is made to treat the Trust Fund (or certain assets of the Trust Fund) as a financial asset securitization investment trust ("FASIT") under the Code; (iii) for federal income tax purposes the Trust Fund is classified as a grantor trust; (iv) for federal income tax purposes the Trust Fund is classified as a partnership or is disregarded as an entity separate from its owner; (v) the Securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the Trust Fund for a Series and/or (vi) the Securities of a Series are classified as indebtedness for federal income tax purposes. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC or FASIT election, if any, will be made with respect to such Series.


REMIC and FASIT Elections

     Under the Code, an election may be made with respect to each Trust Fund related to a Series of Securities to treat such Trust Fund or certain assets of such Trust Fund as a REMIC or a FASIT. The Prospectus Supplement for each Series of Securities will indicate whether a REMIC or a FASIT election will be made with respect to the related Trust Fund. To the extent provided in the Prospectus Supplement for a Series, holders may also have the benefit of a Reserve Account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Account or under the Yield Supplement Agreement in the event that interest accrued on the Mortgage Loans at their Mortgage Rates is insufficient to pay interest on the Securities of such Series (a "Basis Risk Shortfall").


REMIC Securities

     General. The term "REMIC Securities" denotes Securities (or the interests composing Securities) of a Series with respect to which a REMIC election will be made. If a REMIC election with respect to a Trust Fund is to be made, the Prospectus Supplement will designate the Securities of such Series or the interests composing such Securities as "regular interests" ("REMIC Regular Securities"), which where the context so requires includes a reference to each interest composing a Security where such interest has been designated as a regular interest, in lieu of such Securities, in the REMIC (within the meaning of Section 860G(a)(l) of the Code) or as the REMIC Residual Certificates in the REMIC (within the meaning of Section 860G(a)(2) of the Code). With


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respect to each Series of REMIC Securities, the Trustee will agree in the
Agreement to elect to treat the related Trust Fund or certain assets of such Trust Fund as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, with respect to each Series of REMIC Securities for which a REMIC election is to be made, under then existing law, and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related Trust Fund or certain assets of such Trust Fund will be a REMIC and the REMIC Securities will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

     Allocation of Purchase Price. To the extent provided in the Prospectus Supplement for a Series, holders of REMIC Regular Securities who are entitled to payments from the Reserve Account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC Regular Security. However, a portion of the purchase price of a REMIC Regular Security should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Securities or at any time thereafter. Holders of REMIC Regular Securities are advised to consult their own tax advisors concerning the determination of such fair market values. Under the applicable Agreement, holders of applicable REMIC Regular Securities will agree that, for federal income tax purposes, they will be treated as owners of the respective regular interests and of the corresponding Yield Supplement Agreement.

     Status of REMIC Securities. REMIC Securities will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Securities will be qualifying assets. Similarly, income on the REMIC Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to the Mortgage Assets, the REMIC's assets will include payments on the Mortgage Assets held pending distribution to holders of REMIC Securities, amounts in Reserve Accounts (if any), other credit enhancements (if any), and possibly buydown funds ("Buydown Funds"). The Prospectus Supplement will indicate whether the Mortgage Assets will be qualifying assets under the foregoing sections of the Code. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgages or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on the Mortgage Assets and held pending distribution to holders of REMIC Securities ("cash flow investments") will be treated as qualifying assets. Treasury regulations do not address whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets. The Prospectus Supplement for each Series will indicate (if applicable) that it has Buydown Funds. The REMIC Securities will not be "residential loans" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.


Tiered REMIC Structures


     For certain Series of Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Securities issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.


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     Solely for purposes of determining whether the REMIC Securities will be
"real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.


REMIC Regular Securities

     Current Income on REMIC Regular Securities--General. Except as otherwise indicated herein, the REMIC Regular Securities will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Securities and not as beneficial interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Securities who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Securities under an accrual method.

     Payments of interest on REMIC Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "--Current Income on REMIC Regular Securities--Original Issue Discount" and "--Variable Rate REMIC Regular Securities" below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "--Current Income on REMIC Regular Securities--Original Issue Discount" and "--Variable Rate REMIC Regular Securities" below for discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

     Original Issue Discount. REMIC Regular Securities of certain Series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Securities issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Security be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Securities.

     Each Trust Fund will report original issue discount, if any, to the holders of REMIC Regular Securities based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Securities.


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     The OID Regulations provide that, in the case of debt instruments such as
REMIC Regular Securities, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Securities will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each Series of REMIC Regular Securities will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Securities will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

     In general, a REMIC Regular Security will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "--Payment Lag REMIC Regular Securities; Initial Period Considerations," and "--Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Securities (as defined below) and accrual Securities, the stated redemption price at maturity of a REMIC Regular Security is its principal amount. The issue price of a REMIC Regular Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Securities is sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Security on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Security apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Security, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Security's stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the REMIC Regular Securities.

     The holder of a REMIC Regular Security issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Security. In the case of an original holder of a REMIC Regular Security, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

     The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Security, if any, in future periods and (B) the distributions made on the REMIC Regular Security during the accrual period that are included in such REMIC Regular Security's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Securities will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Securities. For these purposes, the original yield to maturity of the REMIC Regular Securities will be calculated based on their issue price and assuming that the REMIC Regular Securities will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Security at the beginning of any accrual period will equal the issue price of such REMIC Regular Security, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Security in prior accrual periods that were included in such REMIC Regular Security's stated redemption price at maturity.


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     The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Security in future accrual periods. Such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. However, Treasury regulations do not address this issue.

     A subsequent holder that purchases a REMIC Regular Security issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Security, the daily portions of original issue discount with respect to the REMIC Regular Security, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Security, then such daily portions will be reduced proportionately in determining the income of such holder.

     Qualified Stated Interest. Interest payable on a REMIC Regular Security which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the REMIC Regular Security. Accordingly, if the interest on a REMIC Regular Security does not constitute "qualified stated interest," the REMIC Regular Security will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. Treasury regulations do not address whether the terms and conditions of the Mortgage Assets underlying the REMIC Regular Securities or the terms and conditions of the REMIC Regular Securities are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

     Premium. A purchaser of a REMIC Regular Security that purchases such REMIC Regular Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Security at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Security. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Security for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Security.

     Payment Lag REMIC Regular Securities; Initial Period Considerations. Certain REMIC Regular Securities will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Securities or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     Variable Rate REMIC Regular Securities. Under the OID Regulations, REMIC Regular Securities paying interest at a variable rate (a "Variable Rate REMIC Regular Security") are subject to special rules. A Variable Rate REMIC Regular Security will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Security by more than a specified de minimis amount;
(ii) it provides for stated interest, paid or compounded at least annually, at
(a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates,


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(c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Securities should not be considered contingent for this purpose.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than
0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Security will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Security or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate REMIC Regular Security.

     An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Security that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Security will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Security's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate REMIC Regular Securities that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Security"), original issue discount is computed as described above in "--Current Income on REMIC Regular Securities--Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate REMIC Regular Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Security is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Security with a qualified floating rate or a qualified inverse floating rate, the value,


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as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Security; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

     In general, any Variable Rate REMIC Regular Security other than a Single Variable Rate REMIC Regular Security(a "Multiple Variable Rate REMIC Regular Security") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Security. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Security be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Security. (A Multiple Variable Rate REMIC Regular Security may not bear more than one objective rate.) In the case of a Multiple Variable Rate REMIC Regular Security that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Security as of the Multiple Variable Rate REMIC Regular Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Security is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate REMIC Regular Security is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above in "--Current Income on REMIC Regular Securities--Original Issue Discount." A holder of the Multiple Variable Rate REMIC Regular Security will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Security during the accrual period.

     If a Variable Rate REMIC Regular Security does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Security would be treated as a contingent payment debt obligation. The manner in which a Variable Rate REMIC Regular Security would be taxed if such REMIC Regular Security were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to REMIC regular interests and Treasury regulations do not otherwise address this point.

     Interest-Only REMIC Regular Securities. The Trust Fund intends to report income from interest-only REMIC Regular Securities to the Internal Revenue Service and to holders of interest-only REMIC Regular Securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Securities will be treated as having original issue discount.


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     Market Discount. A holder that acquires a REMIC Regular Security at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the holder of a REMIC Regular Security will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Security that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a REMIC Regular Security may be treated, at the election of the holder of the REMIC Regular Security, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the Interest Rate).

     In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Security purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Security that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Security. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Securities.

     Notwithstanding the above rules, market discount on a REMIC Regular Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Security multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "--Current Income on REMIC Regular Securities--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Security by the subsequent purchaser. If market discount on a REMIC Regular Security is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such REMIC Regular Security in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

     Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders of REMIC Regular Securities should consult their own tax advisors regarding the availability or advisability of such an election.

     Single-Class REMICs. In the case of "single-class REMICs," certain expenses of the REMIC will be allocated to the holders of the REMIC Regular Securities. The deductibility of such expenses may be subject to certain limitations. See "--Deductibility of Trust Fund Expenses" below.

     Sales of REMIC Regular Securities. If a REMIC Regular Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Security. A holder's adjusted basis in a REMIC Regular Security generally equals the cost of the REMIC Regular Security to the holder, increased by income reported by the holder with respect to the REMIC Regular Security and reduced (but not below zero) by distributions on the REMIC Regular Security received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Security is held as a capital asset.

     Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includable in the seller's income with respect to the REMIC Regular Security had income accrued thereon at a rate equal to 110% of "the applicable federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Security, over (ii) the amount actually includable in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Security


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by a seller who purchased the REMIC Regular Security at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Security was held by such seller, reduced by any market discount includable in income under the rules described above under "--Current Income on REMIC Regular Securities--Market Discount."

     REMIC Regular Securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Security by a bank or other financial institution to which such section applies would be ordinary income or loss.

     Termination. The REMIC will terminate, if not earlier, shortly following the REMIC's receipt of the final payment in respect of the underlying qualified mortgages. The last distribution on a REMIC Regular Security should be treated as a payment in full retirement of a debt instrument.


Tax Treatment of Yield Supplement Agreements


     Whether a holder of a REMIC Regular Security of a Series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.


REMIC Residual Certificates


     Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a holder of a REMIC Residual Certificate must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

     The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

     A REMIC Regular Security will be considered indebtedness of the REMIC. Market discount on any of the Mortgage Assets held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Mortgage Assets or as principal on the Mortgage Assets is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "--Prohibited Transactions."

     As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Security is uncertain. As a result, the timing of recognition of the related REMIC taxable income is also uncertain. The related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Security would exceed the maximum amount of future payments with respect to such REMIC Regular Security. However, Treasury regulations do not address this issue.


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     A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

     If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

     The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

     There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce its share of the REMIC's taxable income.

     Mismatching of Income and Deductions. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to qualified mortgages, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Securities, on the other. In the case of multiple classes of REMIC Regular Secur-ities issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, will increase over time as the shorter term, lower yielding classes of REMIC Regular Secur-ities are paid, whereas interest income from the Mortgage Assets may not increase over time as a percentage of the outstanding principal amount of the Mortgage Assets.

     In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Mortgage Assets (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust Fund will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Section 1274(d)(1) and (B) of the Code the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Securities plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Securities prior to the beginning of such quarterly period.

     The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

     Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of


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





excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

     If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Section 511 of the Code. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

     The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

     Prohibited Transactions. A REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the qualified mortgages pending distribution on the REMIC Securities. In addition, a tax is imposed on a REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect a REMIC's ability in accordance with the Agreement to accept substitute Mortgage Assets or to sell defective Mortgage Assets.

     A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

     The related Prospectus Supplement will indicate whether any tax described in the two preceding paragraphs that may be imposed on a Trust Fund initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Securities.

     Dealers' Ability to Mark to Market REMIC Residual Certificates. Treasury regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995 are not securities and cannot be marked to market pursuant to
Section 475 of the Code.


Transfers of REMIC Residual Certificates

     Tax on Disposition of REMIC Residual Certificates. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

     If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Section 582(c) of the Code, the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although the tax treatment with respect to a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust Fund have been distributed is not addressed in Treasury regulations, under general tax principles, the holder would be entitled to claim a loss in the amount of the unrecovered basis.


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     The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

     A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

     The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions for periods after such transfer with respect to the interest transferred multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

     Treatment of Payments to a Transferee in Consideration of Transfer of a REMIC Residual Certificate. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the appropriate federal income tax consequences of any considertaion paid to a transferee on a transfer of an interest in a REMIC Residual Certificate and has requested comments on this issue from tax practitioners. A transferee of such an interest should consult its own tax advisors.

     Restrictions on Transfer; Holding by Pass-Through Entities. An entity or segregated pool of assets cannot qualify as a REMIC absent reasonable arrangements designed to ensure that (1) residual interests in such entity or segregated pool are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust Fund will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

     A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

     The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.


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     For taxable years beginning after December 31, 1997, all partners of certain "electing large partnerships" having 100 or more number of partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. In addition, 70 percent of an electing large partnership's miscellaneous itemized deductions will be disallowed, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions will not be subject to the 2 percent floor applicable to individual partners. See "--Deductibility of Trust Fund Expenses" below.

     The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. Any transferee of a REMIC Residual Certificate must execute and deliver to the transferor an affidavit containing the representations described in (ii) above. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "--Foreign Investors in REMIC Securities" below.

Deductibility of Trust Fund Expenses

     A holder of REMIC Securities that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Section 67 of the Code, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or
(ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the Master Servicer of the Mortgage Assets. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trust Funds with multiple classes of REMIC Regular Securities that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Securities and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a REMIC Regular Security who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including REITs), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Securities to


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such a holder. In general terms, a single-class REMIC is one that either (i)
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules.


Foreign Investors in REMIC Securities


     REMIC Regular Securities. Except as discussed below, a holder of a REMIC Regular Security who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Security, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Security under penalties of perjury, certifying that the holder of the REMIC Regular Security is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to apply to a holder of a REMIC Regular Security who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Security. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax years ending after August 20, 1996. Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

     REMIC Residual Certificates. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "--Foreign Investors in REMIC Securities--REMIC Regular Securities") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on the Mortgage Assets held by a Trust Fund will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust Fund may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

     The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least


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30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Mortgage Assets from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.


Backup Withholding on REMIC Securities

     Distributions made on the REMIC Securities and proceeds from the sale of REMIC Securities to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Securities complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Securities would be refunded by the Internal Revenue Service or allowable as a credit against the holder's federal income tax.


REMIC Administrative Matters

     The federal information returns for a Trust Fund (Form 1066 and Schedules Q thereto) must be filed as if the Trust Fund were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust Fund's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust Fund. The Trust Fund also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC. Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.

     The Prospectus Supplement will indicate whether the Trustee, its designee or some other party will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Trustee or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.


FASIT Securities

     If a FASIT election with respect to a Trust Fund is to be made, the Prospectus Supplement will designate the Securities of such Series or the interests composing such Securities as "regular interests" ("FASIT Regular Securities") which, where the context so requires, includes a reference to each interest composing a Security where such interest has been designated as a regular interest, in lieu of such Securities, in the FASIT (within the meaning of Section 860L(b)(1)(A) of the Code) or an "ownership interest" ("FASIT Ownership Certificate") in the FASIT (within the meaning of Section 860L(b)(2) of the Code). Each class of FASIT Regular Securities which are "high-yield interests" within the meaning of Section 860L(b)(1)(B) of the Code ("High-Yield Interests") will be identified as such in the Prospectus Supplement. The term "FASIT Securities" denotes Securities (or the interests composing Securities) of a Series with respect to which a FASIT election will be made.

     With respect to each Series of FASIT Securities, the Trustee will agree in the Agreement to elect to treat the related Trust Fund or certain assets of such Trust Fund as a FASIT. Qualification as a FASIT requires ongoing compliance with certain conditions which are generally described below. Upon the issuance of each Series


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of FASIT Securities, Federal Tax Counsel will deliver its opinion that, with respect to each Series of FASIT Securities for which a FASIT election is to be made, under then existing law, and assuming a proper and timely FASIT election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, if any, the related Trust Fund or certain assets of such Trust Fund will be a FASIT and the FASIT Securities will be considered to evidence ownership of "regular interests" or an "ownership interest" within the meaning of the FASIT provisions of the Code.



Qualification as a FASIT


     The following is a general description of the requirements under the applicable provisions of Sections 860H through 860L of the Code for the Trust Fund or certain assets of each Trust Fund to qualify as a FASIT. Treasury regulations have not yet been proposed or issued with respect to FASITs. A FASIT must fulfill an assets test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the Startup Day and at all times thereafter, must consist of cash or cash equivalents, certain permitted debt instruments (other than debt instruments issued by the holder of the FASIT Ownership Certificate or a related party) and hedges (including contracts to acquire hedges), foreclosure property and regular interests in another FASIT or in a REMIC. By analogy to the REMIC provisions, it appears that the "substantially all" requirements should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT Ownership Certificate and "High-Yield Interests" (described below) may be held only by certain fully taxable, domestic corporations ("eligible corporations" described below). The Agreement for each Trust Fund will provide that no legal or beneficial interests in the FASIT Ownership Certificate or in any Class of FASIT Regular Securities which the Seller determines to be a High-Yield Interest may be transferred or registered unless certain conditions, designed to prevent violation of this requirement, are met.

     For purposes of the assets test, permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments as provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the Seller had no knowledge or reason to know as of the date such asset was acquired by the FASIT that such a default had occurred or would occur. Foreclosure property may generally not be held beyond the close of the third taxable year after the taxable year in which the FASIT acquired such property, with one extension available from the Internal Revenue Service.

     In addition to the foregoing requirements, the various interests in a FASIT also must meet the following requirements. All of the interests in a FASIT must be: (i) one or more classes of FASIT regular interests or (ii) a single FASIT ownership interest. A FASIT regular interest is an interest that is issued on or after the Startup Day with fixed terms, is designated as a FASIT regular interest, and (i) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (ii) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or on a qualified variable rate that would be permitted under the REMIC Regulations, (iii) has a stated maturity of generally not longer than 30 years, (iv) has an issue price not greater than 125% of its stated principal amount, and (v) has a yield to maturity not greater than 5 percentage points higher that the related applicable federal rate (as defined in Section 1274(d) of the Code). A FASIT regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements (i),
(ii) (iv) or (v) is a "High-Yield Interest." In order for a FASIT to issue a High-Yield Interest that fails requirement (ii), such High-Yield Interest must consist of a specified, nonvarying portion of the interest payments on the permitted assets (as provided in the REMIC rules). A FASIT ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated a FASIT ownership interest and is held by an "eligible corporation". An "eligible corporation" is a taxable C corporation which is not a RIC, REIT, REMIC or cooperative and, therefore, would not include tax-exempt entities (including pension funds).


     If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the entity or applicable portion thereof will not be treated as a FASIT thereafter. In this


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event, any entity that holds Mortgage Assets and is the obligor with respect to debt obligations with two or more maturities may be treated as a separate taxable mortgage pool (i.e, as an association taxable as a corporation; see "--Tax Characterization of the Trust as a Partnership--Taxable Mortgage Pools."), and the FASIT Regular Securities may be treated as equity interests therein. The legislative history of the FASIT provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury regulations are met. Loss of FASIT status results in retirement of all FASIT regular interests and their reissuance. If the resulting interests would be treated as equity under general tax principles, cancellation of debt income may result.


Tiered FASIT Structures

     For certain Series of Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as FASITs ("Tiered FASITs") for federal income tax purposes. Upon the issuance of any such Series of Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered FASITs will each qualify under then existing law as a FASIT and the FASIT Securities issued by the Tiered FASITs, respectively, will be considered to evidence ownership of "regular interests" or "ownership interests" in the related FASIT within the meaning of the FASIT provisions of the Code.

     Solely for purposes of determining whether the FASIT Regular Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered FASITs will be treated as one FASIT.


FASIT Regular Securities

     Current Income on FASIT Regular Securities-General. Except as otherwise indicated herein, the FASIT Regular Securities will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the FASIT on the date of issuance of the FASIT Regular Securities and not as beneficial interests in the FASIT or the FASIT's assets. Holders of FASIT Regular Securities who would otherwise report income under a cash method of accounting will be required to report income with respect to FASIT Regular Securities under an accrual method.

     As FASIT Regular Securities will be treated as debt instruments, they are subject to the same original issue discount, premium and market discount provisions that apply to REMIC regular interests and which are described above in "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Original Issue Discount," "--Premium" and "--Market Discount," except that those FASIT Regular Securities which are High- Yield Interests are subject to additional provisions set forth below.

     High-Yield Interests. The taxable income of the holder of any High-Yield Interest for any tax year will in no event be less than the sum of that holder's taxable income determined solely with respect to that interest (including gains and losses from sales and exchanges of those interests) and the "excess inclusions," if any, as defined under the REMIC rules relating to REMIC Residual Certificates for such tax year (see "REMIC Residual Certificates--Excess Inclusions"). Therefore, holders of High-Yield Interests may not use net operating losses to offset any FASIT income derived from the High-Yield Interest. This rule is coordinated with the rule that limits a taxpayer's ability to offset REMIC excess inclusion income against net operating losses. Any net operating loss carryover is computed by disregarding any income from the disallowed loss. For purposes of the alternative minimum tax, the taxable income of the holder of any High-Yield Interest is determined without regard to the above rules with respect to net operating losses. However, the alternative minimum taxable income of the holder of any High-Yield Interest may not be less than the holder's taxable income from the FASIT. In addition, the alternative tax net operating loss deduction is computed without regard to any increase in taxable income to the holder referred to above. For purposes of these rules, all members of an affiliated group filing a consolidated return will be treated as one taxpayer.

     A transfer of a High-Yield Interest to a "disqualified holder" is not recognized for income tax purposes. A "disqualified holder" is any holder other than a FASIT or an "eligible corporation" (described above). The transferor will continue to be taxed on the income from the High-Yield Interest, and the disqualified holder will not


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include in its income earnings (other than gain) from the High-Yield Interest, unless the transferee provides the transferor with an affidavit that the transferee is not a disqualified holder or the Internal Revenue Service determines that the High-Yield Interest is no longer held by a disqualified holder and a corporate tax has been paid on the income from the High-Yield Interest while it was held by a disqualified holder. Under this rule, no High-Yield Interests will be treated as issued where the FASIT directly issues these interests to a disqualified holder other than certain securities dealers.

     An excise tax computed at the highest corporate income tax rate is imposed on a securities dealer (in addition to other taxes) if it ceases to be a dealer in securities or subsequently holds the High-Yield Interest for investment. A securities dealer will not be treated as having changed his intent for holding High-Yield Interests to investment for the first 31 days after it acquires the interests unless the holding is a part of a plan to avoid the restriction on the holding of High-Yield Interests by disqualified holders.

     Where a pass-through entity, other than a FASIT, issues either debt or equity interests that are supported (i.e., secured by FASIT regular interests and those interests bear a yield to maturity greater than that held on the FASIT regular interests or the applicable federal rate plus 5 percentage points), then an excise tax is imposed on the pass-through entity at a rate equal to the highest corporate income tax rate on the income of any holder of that instrument attributable to the FASIT regular interests, unless the pass-through entity did not issue the debt or equity with the principal purpose of avoiding the rule that High-Yield Interests not be owned by disqualified holders.

     Sale of FASIT Regular Securities. If a FASIT Regular Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the FASIT Regular Security. A holder's adjusted basis in a FASIT Regular Security generally equals the cost of the FASIT Regular Security to the holder, increased by income reported by the holder with respect to the FASIT Regular Security and reduced (but not below zero) by distributions on the FASIT Regular Security received by the holder and by amortized premium. Any such gain or loss generally will be capital gain or loss, provided the FASIT Regular Security is held as a capital asset.

     FASIT Regular Securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a FASIT Regular Security by a bank or other financial institution to which such section applies would be ordinary income or loss.

     Termination. The FASIT will terminate, if not earlier, shortly following the FASIT's receipt of the final payment in respect of the underlying qualified mortgages. The last distribution on a FASIT Regular Security should be treated as a payment in full retirement of a debt instrument.


Tax Treatment of Yield Supplement Agreements

     Whether a holder of a FASIT Regular Security of a Series will have a separate contractual right to payments under a Yield Supplement Agreement (which may require an allocation of the purchase price between the FASIT Regular Securities and the Yield Supplement Agreements) and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.


FASIT Ownership Certificate

     Generally. All assets, liabilities and items of income, gain, deduction loss and credit of a FASIT are treated as assets, liabilities and items of income, gain, deduction, loss and credit of the holder of the FASIT Ownership Certificate (the "FASIT Owner") in determining the FASIT Owner's taxable income. The FASIT Owner does not take into account any item of income, gain or deduction allocable to prohibited transactions as discussed below and must treat tax-exempt interest accrued by the FASIT as ordinary income. The FASIT Owner must use the constant yield method, applied under an accrual method of accounting, in determining all interest, original issue discount, market discount and premium deductions with respect to debt instruments held by the FASIT. Like the holder of a High-Yield Interest, the FASIT Owner is not allowed to offset any net taxable income derived from its FASIT Ownership Certificate (including gains and losses from sales and exchanges of such Security) with losses, including net operating losses. See above discussion under "--FASIT Regular Securities--Income on FASIT Regular Securities--High-Yield Interests."


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     Net Income from Prohibited Transactions. The FASIT Owner is required to pay a tax equal to 100 percent of the net income derived from prohibited transactions. Prohibited transactions include (i) the receipt of income from an asset that is not a permitted asset; (ii) the disposition of a permitted asset, other than a permitted disposition as described below; (iii) the receipt of income derived from any loan originated by the FASIT; and (iv) compensation for services (other than any fee for a waiver, amendment or consent with respect to permitted assets, other than foreclosure property). A permitted disposition of a permitted asset includes a disposition pursuant to the complete liquidation of any class of regular interests, even if the FASIT itself is not liquidated. Further, a disposition of a permitted debt instrument is not a prohibited transaction if the disposition is (i) incident to the foreclosure, default or imminent default of the instrument; (ii) pursuant to the bankruptcy or insolvency of the FASIT; (iii) pursuant to a qualified liquidation; (iv) required to prevent default on a FASIT regular interest where the threatened default is attributable to a default on one or more debt instruments held by the FASIT; (v) to facilitate a clean-up call or (vi) to substitute one permitted debt instrument for another or to reduce overcollateralization of the FASIT by distributing a debt instrument contributed by the holder of the ownership interest to such holder (but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain (or the reduction of loss) as a result of an increase in the market value of the debt instrument after its acquisition by the FASIT.

     Tax on Disposition of FASIT Ownership Certificate. The sale of a FASIT Ownership Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the holder's adjusted basis in the FASIT Ownership Certificate.

     If the seller of a FASIT Ownership Certificate held the FASIT Ownership Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Section 582(c) of the Code, the sale of a FASIT Ownership Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. The tax treatment with respect to a FASIT Ownership Certificate that has unrecovered basis after all funds of the Trust Fund have been distributed has not been addressed in Treasury regulations, but the holder presumably would be entitled to claim a loss in the amount of the unrecovered basis.

     The Code provides that, except as provided in Treasury regulations (which have not been issued), if a holder sells a FASIT Ownership Certificate and acquires the same or other FASIT Ownership Certificates in another FASIT or any similar interests in a "taxable mortgage pool" (see "--Tax Characterization of the Trust as a Partnership--Taxable Mortgage Pools" below) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sales" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

     Status of FASIT Securities. The FASIT Regular Securities (but not FASIT Ownership Certificates) will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the FASIT's assets are qualifying assets, but not to the extent that the FASIT's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the FASIT's assets are qualifying assets, then 100 percent of the FASIT Securities will be qualifying assets. Similarly, income on the FASIT Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Assets, the Fasit's assets will include payments on the Mortgage Assets held pending distribution to holders of FASIT Securities, amounts in Reserve Accounts (if any), other credit enhancements (if any), and possibly buydown funds ("Buydown Funds"). The related Prospectus Supplement will indicate whether the Mortgage Assets will be qualifying assets under the foregoing sections of the Code. The REMIC regulations treat credit enhancements as part of the mortgage or pool of mortgages to which they relate and, therefore, by analogy to the REMIC Regulations, credit enhancements generally should be qualifying assets. Similarly, by analogy to the REMIC Regulations, amounts paid on the Mortgage Assets and held pending distribution to holders of FASIT Securities ("cash flow investments") should be treated as qualifying assets. Whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets has not been addressed in Treasury regulations. The Prospectus Supplement for each Series will indicate (if applicable) that it has Buydown Funds. The FASIT Securities will not be "residential loans" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.


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     Foreign Investors in FASIT Securities. FASIT Regular Securities are subject to the same United States income tax and withholding tax rules as those that apply to a REMIC Regular Security as described in "Foreign Investors in REMIC Securities" and "Backup Withholding on REMIC Securities" herein.

     FASIT Ownership Certificates and FASIT Regular Securities which are High-Yield Interests may not be sold or transferred to holders who are not U.S. persons, and such securities will be subject to transfer restrictions as described in the Agreement for the Series.


Grantor Trusts

     The discussion under this heading applies only to a Series of Securities with respect to which neither a REMIC nor a FASIT election is made ("Non-Electing Securities") and which are issued by a grantor trust.

     Tax Status of the Trust Fund. Upon the issuance of each Series of Non-Electing Securities, Federal Tax Counsel will deliver its opinion that, under then current law, assuming compliance with the Agreement, the related Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool (see "--Tax Characterization of the Trust as a Partnership- Taxable Mortgage Pools"). Accordingly, each holder of a Non-Electing Security will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Assets included in the Trust Fund. As further described below, each holder of a Non-Electing Security therefore must report on its federal income tax return the gross income from the portion of the Mortgage Assets that is allocable to such Non-Electing Security and may deduct the portion of the expenses incurred by the Trust Fund that is allocable to such Non-Electing Security, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Mortgage Assets and received directly its share of the payments on the Mortgage Assets and incurred directly its share of expenses incurred by the Trust Fund when those amounts are received or incurred by the Trust Fund.

     A holder of a Non-Electing Security that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Non-Electing Security that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Assets. As a result, individuals, estates, or trusts holding Non-Electing Securities may have taxable income in excess of the cash received.


     Status of the Non-Electing Securities. The Non-Electing Securities generally will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans. . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income on the Non-Electing Securities generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-Electing Securities may not be qualifying assets under the foregoing sections of the Code to the extent that the Trust Fund's assets include Buydown Funds, amounts in a Reserve Account, or payments on mortgages held pending distribution to holders. The Non-Electing Securities should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

     Taxation of Non-Electing Securities Under Stripped Bond Rules. The federal income tax treatment of the Non-Electing Securities will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-Electing Securities will be subject to those rules if stripped interest-only Securities are issued. In addition, whether or not stripped interest-only Securities are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Master Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Master Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Assets. In Revenue Ruling 91-46, the Internal Revenue Service concluded that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Section 1286 of the Code.


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     If interest retained for the Master Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-Electing Securities will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-Electing Securities will account for any discount on the Non-Electing Security (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-Electing Security was treated as zero under the original issue discount de minimis rule when the Non-Electing Security was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Assets. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-Electing Securities. See "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Original Issue Discount and --Market Discount" above.

     If the original issue discount rules apply, the holder of a Non-Electing Security (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-Electing Security in each taxable year equal to the income that accrues on the Non-Electing Security in that year calculated under a constant yield method based on the yield of the Non-Electing Security (or, possibly, the yield of each Mortgage Loan underlying such Non-Electing Security) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Mortgage Assets, would cause the present value of those payments to equal the price at which the holder purchased the Non-Electing Security. The Taxpayer Relief Act of 1997 amended the original issue discount provisions to provide that for "any pool of debt instruments, the yield on which may be affected by reason of prepayments," original issue discount shall be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. This might require the use of the pricing prepayment assumption instead of the prepayment assumptions used in the underlying transactions. The Prospectus Supplement for each Series of Non-Electing Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Assets will prepay at that rate or at any other rate.

     In the case of a Non-Electing Security acquired at a price equal to the principal amount of the Mortgage Assets allocable to the Non-Electing Security, the use of a reasonable prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-Electing Security acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

     If a Mortgage Loan is prepaid in full, the holder of a Non-Electing Security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-Electing Security and the portion of the adjusted basis of the Non-Electing Security (see "Sales of Non-Electing Securities" below) that is allocable to the Mortgage Loan.

     Non-Electing Securities of certain Series ("Variable Rate Non-Electing Securities") may provide for an Interest Rate based on the weighted average of the interest rates of the Mortgage Assets held by the Trust Fund, which interest rates may be fixed or variable. In the case of a Variable Rate Non-Electing Security that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated in the same manner as discussed above except the principles discussed in "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Original Issue Discount--Variable Rate REMIC Regular Securities" will be applied.

     Taxation of Non-Electing Securities If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Non-Electing Security, then the holder will be required to include in income its share of the interest payments on the Mortgage Assets in accordance with its tax accounting method. In addition, if the holder purchased the Non-Electing Security at a discount or premium, the holder will be required to account for such discount or premium in the manner described below, as if it had purchased the Mortgage Assets directly. The treatment of any discount will depend on whether the discount with respect to the Mortgage Assets is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a de minimis amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not


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anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Assets. However, original issue discount could arise with respect to a Mortgage Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principals discussed in "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Original Issue Discount" and "--Variable Rate REMIC Regular Securities."

     If discount on the Mortgage Assets other than original issue discount exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Loan, to the amount of principal on such Mortgage Loan received by the Trust Fund in that month. Because the Mortgage Assets will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower (and, under certain circumstances, faster) than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-Electing Security to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Non-Electing Security will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Assets allocable to the Non-Electing Security and (ii) the weighted average life (determined using complete years) of the Mortgage Assets remaining at the time of purchase of the Non-Electing Security. See "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Market Discount."

     If a holder purchases a Non-Electing Security at a premium, such holder may elect under Section 171 of the Code to amortize, as an offset to interest income, the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

     Treasury regulations do not address whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Assets or taking account of a reasonable prepayment assumption.

     If a Mortgage Loan is prepaid in full, the holder of a Non-Electing Security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-Electing Security and the portion of the adjusted basis of the Non-Electing Security (see "Sales of Non-Electing Securities" below) that is allocable to the Mortgage Loan.

     Sales of Non-Electing Securities. A holder that sells a Non-Electing Security will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-Electing Security. In general, such adjusted basis will equal the holder's cost for the Non-Electing Security, increased by the amount of any income previously reported with respect to the Non-Electing Security and decreased by the amount of any losses previously reported with respect to the Non-Electing Security and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-Electing Security were held as capital assets, except that, for a Non-Electing Security to which the stripped bond rules do not apply and that was acquired with more than a de minimis amount of discount other than original issue discount (see "Taxation of Non-Electing Securities if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-Electing Security and that was not previously included in income.

     Foreign Investors. A holder of a Non-Electing Security who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United


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States other than its ownership of a Non-Electing Security will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-Electing Security to the extent attributable to Mortgage Assets that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-Electing Security under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations. Interest or original issue discount on a Non-Electing Security attributable to Mortgage Assets that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996.


Tax Characterization of the Trust as a Partnership


     If a Trust Fund is intended to be a partnership for federal income tax purposes the applicable Agreement will provide that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities will be structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation, and that no action will be taken that is inconsistent with the treatment of the Trust Fund as a partnership (such as election to treat the Trust Fund as a corporation for federal income tax purposes). If, however, the Trust Fund has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the Trust Fund as a corporation for federal income tax purposes.


     Taxable Mortgage Pools. Certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC or a FASIT, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein),
(iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the IRS to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Trust Fund were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal Tax Counsel will deliver its opinion for a Trust Fund which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, that the Trust Fund will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on Federal Tax Counsel's conclusion that either the number of classes of debt obligations issued be the Trust Fund, or the nature of the assets held by the Trust Fund will exempt the Trust Fund from treatment as a taxable mortgage pool.


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Tax Consequences to Holders of Debt Securities Issued by a Partnership

     General. Certain Non-Electing Securities ("Debt Securities") may be issued with the intention to treat them, for federal income tax purposes, either as (i) nonrecourse debt of the Seller secured by the related Mortgage Assets, in which case the related Trust Fund will constitute only a security device which constitutes a collateral arrangement for the issuance of secured debt and not an entity for federal income tax purposes or (ii) debt of a partnership, in which case the related Trust Fund will constitute a partnership for federal income tax purposes, and Federal Tax Counsel will deliver its opinion that, for federal income tax purposes, assuming compliance with all the provisions of the related Indenture, (i) Debt Securities will be characterized as debt issued by, and not equity in, the related Trust Fund and (ii) the related Trust Fund will not be characterized as an association (or publicly traded partnership within the meaning of Code Section 7704) taxable as a corporation or as a taxable mortgage pool. Since different criteria are used to determine the non-tax accounting treatment of the issuance of Debt Securities, however, the Seller expects to treat such transactions, for financial accounting purposes, as a transfer of an ownership interest in the related Mortgage Assets to the related Trust Fund and not as the issuance of debt obligations. In this regard, it should be noted that the IRS has issued a notice stating that, upon examination, it will scrutinize instruments treated as debt for federal income tax purposes but as equity for regulatory, rating agency or financial accounting purposes to determine if their purported status as debt for federal income tax purposes is appropriate. Assuming, as Federal Tax Counsel advises, that Debt Securities will be treated as indebtedness for federal income tax purposes, holders of Debt Securities, using their method of tax accounting, will follow the federal income tax treatment hereinafter described.

     Original Issue Discount. If interest payments on the Debt Securities may, in the event of certain shortfalls, be deferred for periods exceeding one year, it is likely that the Debt Securities will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. As a result, interest payments may not be considered "qualified stated interest" payments.

     In general, a holder of a Debt Security having original issue discount must include original issue discount in ordinary income as it accrues in advance of receipt of the cash attributable to the discount, regardless of the method of accounting otherwise used. The amount of original issue discount on a Debt Security will be computed generally as described under "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." The Seller intends to report any information required with respect to the Debt Securities based on the OID Regulations.

     Market Discount. A purchaser of a Debt Security may be subject to the market discount rules of Code Sections 1276 through 1278. In general, "market discount" is the amount by which the stated redemption price at maturity (or, in the case of a Debt Security issued with original issue discount, the adjusted issue price) of the Debt Security exceeds the purchaser's basis in a Debt Security. The holder of a Debt Security that has market discount generally will be required to include accrued market discount in ordinary income to the extent payments includible in the stated redemption price at maturity of such Debt Security are received. The amount of market discount on a Debt Security will be computed generally as described under "--REMIC Regular Securities-- Current Income on REMIC Regular Securities--Market Discount."

     Premium. A Debt Security purchased at a cost greater than its currently outstanding stated redemption price at maturity is considered to be purchased at a premium. A holder of a Debt Security which holds a Debt Security as a "capital asset" within the meaning of Section 1221 of the Code may elect under Section 171 of the Code to amortize the premium under the constant interest method. That election will apply to all premium obligations that the holder of a Debt Security acquires on or after the first day of the taxable year for which the election is made, unless the IRS permits the revocation of the election. In addition, it appears that the same rules that apply to the accrual of market discount on installment obligations are intended to apply in amortizing premium on installment obligations such as the Debt Securities. The treatment of premium incurred upon the purchase of a Debt Security will be determined generally as described above under "--REMIC Regular Securities-- Premium."

     Sale or Exchange of Debt Securities. If a holder of a Debt Security sells or exchanges a Debt Security, the holder of a Debt Security will recognize gain or loss equal to the difference, if any, between the amount received and the holder of a Debt Security's adjusted basis in the Debt Security. The adjusted basis in the Debt Security


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generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Debt Security and reduced by the payments previously received on the Debt Security, other than payments of qualified stated interest, and by any amortized premium.

     In general, except as described above with respect to market discount, and except for certain financial institutions subject to Code Section 582(c), any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Debt Security as a capital asset (within the meaning of Code Section 1221), will be capital gain or loss and will be long-term or short-term depending on whether the Debt Security has been held for more than one year. For corporate taxpayers, there is no preferential rate afforded to long-term capital gains. For individual taxpayers, net capital gains are subject to varying tax rates depending upon the holding period of the Debt Securities.

     Backup Withholding. Holders of Debt Securities will be subject to backup withholding rules identical to those applicable to REMIC Regular Securities. See "--REMIC Regular Securities--Backup Withholding on REMIC Securities."

     Tax Treatment of Foreign Investors. Holders of Debt Securities who are foreign investors will be subject to taxation in the same manner as foreign holders of REMIC Regular Securities. See"--REMIC Regular Securities--Foreign Investors in REMIC Securities."


Tax Consequences to Holders of Notes Issued by a Partnership


     The Trust Fund will agree, and the holders of Notes will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. If the related Prospectus Supplement indicates that one or more Classes of Notes are to be treated as debt for federal income tax purposes, Federal Tax Counsel will advise the Seller that the Notes will be classified as debt for federal income tax purposes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign investors generally would be subject to U.S. federal income tax and federal income tax return filing and withholding requirements, income to certain tax-exempt entities would be "unrelated business taxable income," and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

     With respect to those Securities issued as Notes, no regulations, published rulings or judicial decisions exist that discuss the characterization for federal income tax purposes of instruments with terms substantially the same as the Notes. However, if the related Prospectus Supplement indicates that one or more Classes of Notes are to be treated as debt for federal income tax purposes, Federal Tax Counsel will deliver its opinion that, for federal income tax purposes, assuming compliance with all the provisions of the related Indenture,
(i) such Notes will be characterized as debt issued by, and not equity in, the related Trust Fund and (ii) the related Trust Fund will not be characterized as an association (or publicly traded partnership within the meaning of Section 7704 of the Code) taxable as a corporation or as a taxable mortgage pool. Assuming, as Federal Tax Counsel advises, that Notes are treated as indebtedness for federal income tax purposes, holders of Notes, using their method of tax accounting, will follow the same federal income tax treatment as Debt Securities, as described above under "--Tax Consequences for Holders of Debt Securities Issued by a Partnership."

     For federal income tax purposes, (i) Notes held by a thrift institution taxed as a domestic building and loan association will not constitute "loans .
 . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Notes held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property "within the meaning of Code Section 856(c)(3)(B); (iii) Notes held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Section 856(c)(4)(A) of the Code; and (v) Notes held by a regulated investment company will not constitute "Government securities" within the meaning of Section 851(b)(3)(A)(i) of the Code.


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Tax Consequences to Holders of Certificates Issued by a Partnership

     Treatment of the Trust Fund as a Partnership. In the case of a Trust Fund intended to qualify as a partnership for federal income tax purposes, the Trust Fund and the Seller will agree, and the holders of Certificates will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the holders of Certificates, and the Notes, if any, being debt of the partnership, or if there is a single holder of Certificates for federal income tax purposes, to disregard the Trust Fund as an entity separate from the holder of Certificates.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Generally, provided such Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Certificates as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each holder of Certificates will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Assets (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Assets. The Trust Fund's deductions will consist primarily of interest and OID accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Assets.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreement). The Agreement will provide, in general, that the holders of Certificates will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Interest Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Assets that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the holders of Certificates for such month; and (iv) any other amounts of income payable to the holders of Certificates for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on the Mortgage Assets that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of Certificates. Moreover, even under the foregoing method of allocation, holders of Certificates may be allocated income equal to the entire Interest Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and holders of Certificates may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of Certificates but holders may be purchasing Certificates at different times and at different prices, such holders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     If Notes are also issued, all of the taxable income allocated to a holder of Certificates that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.


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     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to holders of Certificates on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on such holders.

     Discount and Premium. It is believed that the Mortgage Assets will not have been issued with OID and, therefore, the Trust Fund should not have original issue discount income. However, the purchase price paid by the Trust Fund for the Mortgage Assets may be greater or less than the remaining principal balance of the Mortgage Assets at the time of purchase. If so, the Mortgage Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

     If the Trust Fund acquires the Mortgage Assets at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Assets or to offset any such premium against interest income on the Mortgage Assets. As indicated above, a portion of such market discount income or premium deduction may be allocated to holders of Certificates.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates issued by a partnership in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. The tax basis of a holder in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Assets would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a holder of Certificates is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Sellers and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of Certificates in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.


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     The legislative history relating to these provisions directs Treasury to establish a convention for such allocations, but no Treasury regulations have been issued or proposed. Accordingly, the use of such a monthly convention may not be permitted. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the holders of Certificates. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a holder sells its Certificates at a profit (loss), the purchasing holder will have a higher (lower) basis in the Certificates than the selling holder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund currently does not intend to make such election. As a result, holders of Certificates might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each holder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Seller will be designated as the tax matters partner in the related Agreement and, as such, will be responsible for representing the holders of Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Certificates, and, under certain circumstances, a holder of Certificates may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of returns of a holder of Certificates and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Holders of Certificates. There is no clear authority addressing the issue of whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign investors. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold pursuant to Section 1446 of the Code on the portion of its


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taxable income that is allocable to holders of Certificates that are foreign investors, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures.

     Each holder of Certificates that is a foreign investor might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a holder of Certificates who is a foreign investor generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered "portfolio interest." As a result, holders of Certificates will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign investor would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the holder of Certificates fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, adequately demonstrates such status.


Taxation of Classes of Exchangeable Securities

     General

     The arrangement pursuant to which the ES Classes of a Series are created, sold and administered (an "ES Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of Securities that have been exchanged for ES Classes will be the assets of the ES Pool and the ES Classes represent beneficial ownership of these interests in the classes of Securities.

     Tax Status

     The ES Classes should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code. Original issue discount and interest accruing on ES Classes should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. ES Classes will be "qualified mortgages" under Section 860G(a) (3) of the Code for a REMIC.

     Tax Accounting for Exchangeable Securities

     An ES Class represents beneficial ownership of an interest in one or more classes of Securities on deposit in an Exchangeable Security Trust Fund, as specified in the applicable Prospectus Supplement. If it represents an interest in more than one class of Securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of Securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of Securities in accordance with their relative fair market values as of the time of sale.

     The holder of an ES Class must account separately for each interest in a class of Securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of Securities, the holder of the ES Class should account for such interest as described under "--Current Income on REMIC Regular Securities" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of Securities (a "Strip"), the holder is treated as owning, pursuant to
Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of Securities. The Seller intends to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different


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position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of Securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

     A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be prior to the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. See "--Current Income on REMIC Regular Securities--Original Issue Discount" above. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of Securities. Further, if the related class of Securities is subject to redemption as described in the applicable Prospectus Supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of Securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the Series, will be calculated based on the original prepayment assumption.

     If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder is entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

     A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution or (ii) to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

     If a holder exchanges a single ES Class (an "Exchanged ES Class") for several ES Classes (each, a "Received ES Class") and then sells one of the Received ES Classes, the sale will subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

     Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of Securities that is on deposit in the related Exchangeable Security Trust Fund should be treated as owning the relevant class of Securities.



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Exchanges of Exchangeable Securities

     An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same Combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of Exchangeable Securities that it owned immediately prior to the exchange.


Tax Treatment of Foreign Investors

     A holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC Regular Securities. See "--REMIC Regular
Securities--Investors in REMIC Securities."


Backup Withholding

     A holder of an ES Class is subject to backup withholding rules to those applicable to REMIC Regular Securities. See "--REMIC Regular Securities--Backup Withholding on REMIC Securities."


Reporting and Administrative Matters

     Reports will be made to the Internal Revenue Service and to holders of record of ES Classes that are not excepted from the reporting requirements.


Callable Classes

     Any amount received in redemption of a class of Securities that is a Callable Class will be treated under the original issue discount rules and market discount rules as a distribution with respect to such class of Securities in the same manner as REMIC Regular Securities. See "--REMIC Regular Securities--Original Issue Discount" and "--Market Discount."


                             STATE TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.


                              ERISA CONSIDERATIONS

     General. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Seller, Bear, Stearns & Co. Inc., each Master Servicer or other servicer, any Pool Insurer, any Special Hazard Insurer, the Trustee, and certain of their affiliates might be considered "parties in interest" or


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"disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the Mortgage Loans and not merely an interest in the Securities, transactions occurring in the management of Mortgage Loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the Trust Fund, unless an administrative exemption applies.

     ERISA Considerations Relating to Certificates. In DOL Regulation Section2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Regulation provides that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. The Seller can give no assurance that the Securities will qualify for any of the exceptions under the Regulation. As a result, the Mortgage Loans may be considered the assets of any Plan which acquires Securities, unless some administrative exemption is available.

     The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the Mortgage Loans.

     For the exemption to apply, PTCE 83-1 requires that (i) the Seller and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Seller; and (iii) the payments made to and retained by the Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust Fund.

     In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Seller, the Special Hazard Insurer, the Pool Insurer, the Master Servicer, or other servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificate and the rights and interests evidenced by such Certificate are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the Mortgage Pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which the Seller, the Master Servicer, the Special Hazard Insurer, the Pool Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:
(i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Seller, the Trustee, the Master Servicer, and the Special Hazard Insurer or Pool Insurer.

     Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth


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in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

     In addition to PTCE 83-1, the U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-30 ("PTE 90-30"), to Bear, Stearns & Co. Inc., which is applicable to Certificates which meet its requirements whenever Bear, Stearns & Co. Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate, or is the selling or placement agent. PTE 90-30 generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that certain conditions set forth in PTE 90-30 are satisfied. The exempted transactions include certain transactions relating to the servicing and operation of investment trusts holding assets of the following general categories: single and multifamily residential or commercial mortgages, motor vehicle receivables, consumer or commercial receivables and guaranteed government mortgage pool certificates and the purchase, sale and holding of mortgage-backed or asset-backed pass-through certificates representing beneficial ownership interests in the assets of such investment trusts.

     PTE 90-30 sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by certain Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. Second, the rights and interests evidenced by the Certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. ("Nationally Recognized Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any underwriter as defined in PTE 90-30, the Seller, the Master Servicer, each servicer, the Pool Insurer, the Special Hazard Insurer and any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the obligations or receivables as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the obligations or receivables to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, (i) the investment pool consists only of assets of the type enumerated in the exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by one of the Nationally Recognized Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

     If the general conditions of PTE 90-30 are satisfied, such exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, each Plan's investment in each class of Certificates cannot exceed 25% of the outstanding Certificates in the class, and after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets


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which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates, and at least 50% of the aggregate interests in the trust, must be acquired by persons independent of the Restricted Group.

     On July 21, 1997, the DOL published in the Federal Register a final amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment generally allows a portion of the mortgages or receivables ("Loans") supporting payments to holders of Certificates and having a principal amount equal to no more than 25% of the total principal amount of the Certificates to be transferred to the Trust within a 90-day or three-month period following the Closing Date ("DOL Pre-Funding Period"), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. The relief is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

     (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

     (2) All Loans transferred after the Closing Date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agency.

     (3) The transfer of such Additional Loans to the Trust during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre- Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust.

     (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust Fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date.

     (5) Either: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Seller; or (ii) an independent accountant retained by the Seller must provide the Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date.

     (6) The DOL Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

     (7) Amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Acceptable Investments").

     (8) The Offering Documents must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the DOL Pre-Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust Fund; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the DOL Pre-Funding Period will be remitted to holders of Certificates (each a as repayments of principal.

     (9) The Agreement must describe the Acceptable Investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.


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     Before purchasing a Certificate in reliance on any of these exemptions or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

     One or more exemptions may be available, with respect to certain prohibited transactions to which neither PTCE 83-1 nor PTE 90-30 is applicable, depending in part upon the type of Plan fiduciary making the decision to acquire Certificates and the circumstances under which such decision is made, including, but not limited to PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor Based Exemptions"). However, even if the conditions specified in either of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.

     Each Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related Certificates.

     Erisa Considerations Relating to the Notes. Under the Plan Asset Regulations, the assets of the Trust Fund would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust Fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that a Series of Notes is treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Series of Notes will be eligible for purchase by Plans. However, without regard to whether a Series of Notes is treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust Fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes. However, one or more of the Investor Based Exemptions described above may apply to any potential prohibited transactions arising as a consequence of the acquisition, holding and transfer of the Notes.

     With respect to those classes of Exchangeable Securities which were eligible for exemptive relief under PTE 90-30 when purchased, PTE 90-30 would also cover the acquisition or disposition of such Exchangeable Securities when the Securityholder exercises its exchange rights. Similarly, with respect to classes of Securities which were eligible for exemptive relief under PTE 90-30 and were issued as a Callable Class, the exercise of the Call would be covered under PTE 90-30. However, with respect to classes of Exchangeable Securities and Callable Classes which were not eligible for exemptive relief under PTE 90-30 when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party-in-interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

     A governmental plan as defined in Section (32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any Similar Law.

     FASIT REGULAR CERTIFICATES WHICH ARE HIGH-YIELD INTERESTS OR FASIT OWNERSHIP CERTIFICATES ARE NOT ELIGIBLE TO BE ACQUIRED BY A PURCHASER WHICH IS ACQUIRING SUCH FASIT CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, A PLAN OR A GOVERNMENTAL PLAN.


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                                LEGAL INVESTMENT


SMMEA


     The Prospectus Supplement for each Series of Securities will specify which, if any, of the classes of Securities offered thereby will constitute "mortgage related securities" for purposes of SMMEA. Any Securities which constitute mortgage related securities, absent state legislation described below, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states adopted legislation which limits the ability of insurance companies domiciled in these states to purchase mortgage-related securities, such as the Securities.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with Securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in Securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which included guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security").


FFIEC Policy Statement


     The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.

     The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Securities by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

     The Policy Statement provides that a "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

     A depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a nonhigh-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable. Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

     In general, a high-risk mortgage security is a mortgage derivative product possessing greater price volatility than a benchmark fixed rate 30-year mortgage-backed pass-through security. Mortgage derivative products include CMOs, REMICs, CMO and REMIC residuals and stripped mortgage-backed securities. A mortgage derivative product that, at the time of purchase or at a subsequent testing date, meets any one of three tests will be considered a high-risk mortgage security. When the characteristics of a mortgage derivative product are such that the first two tests cannot be applied (such as interest-only strips), the mortgage derivative product remains subject to the third test.

     The three tests of a high-risk mortgage security are as follows: (i) the mortgage derivative product has an expected weighted average life greater than
10.0 years; (ii) the expected weighted average life of the mortgage derivative product: (a) extends by more than 4.0 years, assuming an immediate and sustained parallel shift in the yield curve of plus 300 basis points, or (b) shortens by more than 6.0 years, assuming an immediate and sustained parallel shift in the yield curve of minus 300 basis points; and (iii) the estimated change in the price of the mortgage derivative product is more than 17%, due to an immediate and sustained parallel shift in the yield curve of plus or minus 300 basis points.

     When performing the price sensitivity test, the same prepayment assumptions and same cash flows that were used to estimate average life sensitivity must be used. The discount rate assumptions should be determined by (i) assuming that the discount rate for the security equals the yield on a comparable average life U.S. Treasury security plus a constant spread, (ii) calculating the spread over Treasury rates from the bid side of the market for the mortgage derivative product, and (iii) assuming the spread remains constant when the Treasury curve shifts up or down 300 basis points. Discounting the cash flows by their respective discount rates estimates a price in the plus or minus 300 basis point environments. The initial price must be determined by the offer side of the market and used as the base price from which the 17% price sensitivity test will be measured.

     Generally, a floating-rate debt class will not be subject to the average life and average life sensitivity tests described above if it bears a rate that, at the time of purchase or at a subsequent testing date, is below the contractual cap on the instrument. An institution may purchase interest rate contracts that effectively uncap the instrument. For purposes of the Policy Statement, a CMO floating-rate debt class is a debt class whose rate adjusts at least annually on a one-for-one basis with the debt class's index. The index must be a conventional, widely-used market interest rate index such as the London Interbank Offered Rate ("LIBOR"). Inverse floating rate debt classes are not included in the definition of a floating rate debt class.

     Securities and other products, whether carried on or off balance sheet (such as CMO swaps but excluding servicing assets), having characteristics similar to those of high-risk mortgage securities, will be subject to the same supervisory treatment as high-risk mortgage securities. Long-maturity holdings of zero coupon, stripped and deep discount OID products which are disproportionately large in relation to the total investment portfolio or total capital of a depository institution are considered an imprudent investment practice. Long-maturity generally means a remaining maturity exceeding 10 years.


Generally

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities, to purchase Securities representing more than a specified percentage of the investor's assets, or to purchase certain types of Securities, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors and comply with any other applicable requirements.

                             METHOD OF DISTRIBUTION

     The Securities offered hereby and by the related Prospectus Supplements will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Bear, Stearns & Co. Inc. ("Bear, Stearns"), an affiliate of the Seller, acting as underwriter with other underwriters, if any, named therein. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Seller. In connection with the sale of the Securities, underwriters may receive compensation from the Seller or from purchasers of the Securities in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Seller.

     Alternatively, the related Prospectus Supplement may specify that the Securities will be distributed by Bear, Stearns acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If Bear, Stearns acts as agent in the sale of Securities, Bear, Stearns will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Securities sold hereunder as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Bear, Stearns elects to purchase Securities as principal, Bear, Stearns may realize losses or profits based upon the difference between its purchase price and the sales price. The related Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and purchasers of Securities of such Series.

     The Seller will indemnify Bear, Stearns and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Bear, Stearns and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Securities.

     This Prospectus and the related Prospectus Supplement may be used by Bear Stearns in connection with offers and sales related to market-making transactions in the Securities. Bear Stearns may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Seller anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                  LEGAL MATTERS

     The legality of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Seller by Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, or by Thacher Proffit & Wood, Two World Trade Center, New York, New York 10048.


                              FINANCIAL INFORMATION


     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Securities of each Series offered hereby and by the related Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

     Ratings on mortgage-backed securities address the likelihood of receipt by Securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such Securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, Securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped Securities under certain scenarios might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:




Term                                            Page
-------------------------------------------  -------
Accounts ..................................      36
Accrual Class .............................      44
Accrual Securities ........................      38
Agency Securities .........................       1
Annual Interest Amount ....................      44
APR .......................................       7
ARM .......................................      98
Available Funds ...........................      37
Bankruptcy Bond ...........................      13
Basis Risk Shortfall ......................      78
Bear, Stearns .............................     115
Buydown Funds .............................  79, 96
Buydown Loans .............................       5
Call Class ................................      11
Call Securities ...........................       1
Callable Class ............................      11
Callable Securities .......................       1
Capitalized Interest Account ..............       9
Cedel .....................................      40
Certificates ..............................       1
Charter Act ...............................      27
Class Factor ..............................      48
Cleanup Costs .............................      77
CMO .......................................       7
Code ......................................  15, 77
Collateral Value ..........................      23
Combinations ..............................      43
Commission ................................       2
Contracts .................................       1
Cooperative ...............................      42
Cooperative Loans .........................       1
Cooperatives ..............................       4
Current Principal Amount ..................      38
Cut-off Date ..............................      11
Debt Securities ...........................     100
Definitive Security .......................      40
Detailed Description ......................      22
Distribution Date .........................       2
DTC .......................................      40
Equity Interest ...........................     112
ERISA .....................................      18
ES Class ..................................      11
Euroclear .................................      40
Euroclear Operator ........................      42
European Depositaries .....................      40
Events of Default .........................  65, 66
Exchangeable Security .....................      11
Exchangeable Security Trust Fund ..........      44

Term                                                        Page
-------------------------------------------------------  -------
Exchanged ES Class ....................................     107
Fannie Mae ............................................       1
Fannie Mae Certificates ...............................       7
FASIT .................................................   2, 78
FASIT Owner ...........................................      95
FASIT Ownership Security ..............................      92
FASIT Ownership Security ..............................      16
FASIT Regular Securities ..............................  16, 92
FASIT Securities ......................................      92
FDIC ..................................................      34
Federal Tax Counsel ...................................      77
FHA ...................................................       5
FHA Insurance .........................................      36
FHA Loans .............................................      26
FHLMC Act .............................................      28
Floating Rate Class ...................................      44
Freddie Mac ...........................................       1
Freddie Mac Certificate Group .........................      28
Freddie Mac Certificates ..............................       7
FTC Rule ..............................................      75
Garn-St Germain Act ...................................      75
GNMA ..................................................       1
GNMA Certificates .....................................       7
GNMA Issuer ...........................................      26
Guaranty Agreement ....................................      26
High-Yield Interests ..................................      92
Holders of Securities .................................      17
Housing Act ...........................................      26
HUD ...................................................      30
Indenture .............................................      36
Insurance Proceeds ....................................      58
Insured Expenses ......................................      58
Interest Rate .........................................      11
Inverse Floating Rate Class ...........................      44
Investor Based Exemptions .............................     112
Lender ................................................       1
LIBOR .................................................     114
Liquidation Expenses ..................................      58
Liquidation Proceeds ..................................      58
Loan-to-Value Ratio ...................................      23
Lower Tier REMIC ......................................      87
Manufactured Homes ....................................      25
Manufacturer's Invoice Price ..........................      23
Master Servicer .......................................       1
Master Servicing Agreement ............................      24
Mortgage ..............................................      56
Mortgage Assets .......................................       1
Mortgage Loans ........................................       4
Mortgage Pool .........................................       4
Mortgage Rate .........................................       5
Mortgaged Properties ..................................      22
Multifamily Loans .....................................       1
Multiple Variable Rate REMIC Regular Security .........      83

Term                                                      Page
-------------------------------------------------  -----------
Nationally Recognized Rating Agencies ...........         110
NCUA ............................................         113
Non-Electing Securities .........................          17
Non-REMIC Certificates ..........................          17
Notes ...........................................           1
OID Regulations .................................          80
Owners ..........................................          40
Participants ....................................          40
Percentage Interests ............................          65
Permitted Investments ...........................          53
Plan ............................................         108
Plan Asset Regulations ..........................         108
Planned Amortization Class ......................          45
PMBS Agreement ..................................          30
PMBS Issuer .....................................           8
PMBS Servicer ...................................           8
PMBS Trustee ....................................           8
Policy Statement ................................         113
Pool Insurance Policy ...........................          13
Pool Insurer ....................................          49
Pooling and Servicing Agreement .................          36
Pre-Funded Amount ...............................           9
Pre-Funding Account .............................           9
Pre-Funding Period ..............................           9
Prepayment Assumption ...........................          80
Presumed Single Qualified Floating Rate .........          82
Presumed Single Variable Rate ...................          83
Primary Insurance Policy ........................          22
Primary Insurer .................................          62
Principal Prepayments ...........................          38
Private Mortgage-Backed Securities ..............           1
Protected Account ...............................          58
PTCE 83-1 .......................................         109
PTE 90-30 .......................................         109
Purchase Price ..................................          35
Rating Agency ...................................          14
Received ES Class ...............................         107
Record Date .....................................          37
Refinance Loan ..................................          23
REIT ............................................          87
Relevant Depositary .............................          40
Relief Act ......................................          76
REMIC ...........................................       2, 78
REMIC Regular Securities ........................  15, 16, 78
REMIC Regulations ...............................      79, 96
REMIC Residual Securities .......................          15
REMIC Securities ................................          78
Reserve Account .................................           2
Restricted Group ................................         110
Retained Interest ...............................          36
RICs ............................................          87
Securities ......................................           1
Securities Account ..............................          59

Term                                                    Page
-----------------------------------------------------  -----
Securities Register .................................    37
Securityholders .....................................     1
Seller ..............................................  1, 3
Senior Securities ...................................    10
Series ..............................................     1
Single Family Loans .................................     1
Single Variable Rate REMIC Regular Security .........    83
SMMEA ...............................................    15
Special Hazard Insurance Policy .....................    13
Special Hazard Insurer ..............................    50
Strip ...............................................   106
Subordinated Securities .............................    10
Sub-Servicer ........................................    14
Sub-Servicing Agreement .............................    59
Superlien ...........................................    77
Terms and Conditions ................................    42
Tiered FASITs .......................................    93
Tiered REMICs .......................................    79
Title V .............................................    76
Trust Agreement .....................................    36
Trust Assets ........................................     1
Trust Fund ..........................................     1
Trustee .............................................    36
U.S. Government Securities ..........................  1, 4
United States person ................................    90
VA ..................................................     5
VA Guarantees .......................................    36
VA Loans ............................................    26
Variable Rate Non-Electing Securities ...............    98
Variable Rate REMIC Regular Security ................    82
Yield Supplement Agreement ..........................    78

================================================================================

          INVESTORS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THE SELLER, THE ISSUER OR THE UNDERWRITER HAVE NOT AUTHORIZED ANYONE TO PROVIDE INVESTORS WITH DIFFERENT INFORMATION. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY NOR AN OFFER OF SUCH CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

          UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                TABLE OF CONTENTS
                              Prospectus Supplement
                              ---------------------
                                                                            Page
                                                                            ----
Summary of Terms............................................................S-4
Risk Factors ..............................................................S-14
Description of the Mortgage Loans..........................................S-16
The Master Servicer........................................................S-16
Description of the Certificates............................................S-19
Yield and Prepayment Considerations........................................S-31
The Pooling and Servicing Agreement........................................S-42
Federal Income Tax Considerations..........................................S-51
ERISA Considerations.......................................................S-52
Legal Investment...........................................................S-53
Restrictions on Purchase and Transfer of the Residual
   Certificates............................................................S-53
Method of Distribution.....................................................S-54
Legal Matters..............................................................S-54
Rating.....................................................................S-54
Index of Principal Definitions.............................................S-56
Schedule A - Certain Characteristics of the Mortgage Loans                  A-1
Schedule B - Planned Principal Amounts and
  Targeted Principal Amounts................................................B-1
                                   Prospectus
                                   ----------
Prospectus Supplement.........................................................2
Available Information.........................................................2
Incorporation of Certain Documents By Reference...............................3
Reports to Securityholders....................................................3
Summary of Terms..............................................................4
Risk Factors.................................................................18
The Trust Fund...............................................................20
Use of Proceeds..............................................................31
The Seller...................................................................31
The Mortgage Loans...........................................................32
Description of the Securities................................................35
Exchangeable Securities......................................................43
Credit Enhancement...........................................................47
Yield and Prepayment Considerations..........................................53
Administration...............................................................55
Legal Aspects of the Mortgage Loans..........................................68
Federal Income Tax Consequences..............................................77
State Tax Consequences......................................................107
ERISA Considerations........................................................107
Legal Investment............................................................112
Method of Distribution......................................................114
Legal Matters...............................................................114
Financial Information.......................................................114
Rating......................................................................115
Glossary....................................................................116
===============================================================================




                                  $276,408,252
                                  (APPROXIMATE)




                                STRUCTURED ASSET
                                    MORTGAGE
                                INVESTMENTS INC.



                              MORTGAGE PASS-THROUGH
                                  CERTIFICATES,
                                 SERIES 1998-12





                           _________________________
                              PROSPECTUS SUPPLEMENT
                           _________________________

                            BEAR, STEARNS & CO. INC.




                                DECEMBER 28, 1998














===============================================================================